UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material under §240.14a-12

Cleco Corporation

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Proxy Statement

and

Notice of

Annual Meeting

of Shareholders

to be held on

April 26, 2013

March 15, 2013

CLECO CORPORATION

2030 DONAHUE FERRY ROAD

PINEVILLE, LOUISIANA 71360-5226

NOTICE OF

ANNUAL MEETING

OF SHAREHOLDERS

TIME	9:00 a.m., Central time, on Friday, April 26, 2013

PLACE	Country Inn & Suites by Carlson 2727 Monroe Highway Pineville Convention Center, Ft. Randolph Room Pineville, Louisiana 71360

ITEMS OF BUSINESS	(1) To elect two directors, each of whom will serve a three-year term expiring in 2016, or until their successors are elected and qualified.

(2)    To consider and act on a proposal to ratify the Audit Committee’s appointment of the firm of Deloitte & Touche LLP as Cleco Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

(3)    To consider and act on an advisory vote to approve the compensation of Cleco Corporation’s named executive officers as described in the accompanying proxy statement.

(4)    To consider and act on a management proposal to amend the Bylaws of Cleco Corporation to eliminate cumulative voting and to eliminate the classification of the board of directors of Cleco Corporation so as to require that all directors be elected annually.

(5)    To consider and act on a management proposal to amend the Amended and Restated Articles of Incorporation of Cleco Corporation to eliminate cumulative voting.

(6)    To consider and act on a shareholder proposal to require Cleco Corporation to issue a sustainability report that includes a comprehensive discussion of Cleco Corporation’s sustainability risks and opportunities, including an analysis of material water-related risks.

(7) To transact any other business that may properly come before the annual meeting or any adjournments or postponements thereof.

RECORD DATE	You can vote if you were a shareholder of record as of the close of business on March 1, 2013.

ANNUAL REPORT	Our 2012 Annual Report and Form 10-K for the fiscal year ended December 31, 2012, neither of which is a part of the proxy soliciting material, are enclosed.

PROXY VOTING	It is important that your shares be represented and voted at the annual meeting. Please mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope, or vote through the Internet as described in the enclosed proxy card. You may revoke your proxy at any time prior to its exercise at the annual meeting.

INTERNET AVAILABILITY OF PROXY MATERIALS	Important Notice Regarding the Availability of Proxy Materials for Cleco’s Shareholder Meeting to be held on April 26, 2013. This proxy statement, the related proxy cards, the 2012 Annual Report and the 2012 Form 10-K are available on Cleco’s web site. To access the documents, please go to www.cleco.com; Investor Relations—Proxy Statements and www.cleco.com; Investor Relations—Annual Reports.

Julia E. Callis
Associate General Counsel & Corporate Secretary March 15, 2013

CLECO CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 26, 2013

PROXY STATEMENT

Cleco Corporation is furnishing you this proxy statement because you are a holder of Cleco common stock. The Cleco board of directors is soliciting proxies for use at the Cleco annual meeting of shareholders and at any adjournments or postponements of the annual meeting. The annual meeting will be held at 9:00 a.m., Central time, on Friday, April 26, 2013, at the Country Inn & Suites by Carlson, 2727 Monroe Highway, Pineville Convention Center, Ft. Randolph Room, Pineville, Louisiana 71360 (please see the map included as Appendix A). The voting stock of Cleco consists of shares of common stock, with each share of common stock entitling its owner to one vote. At the annual meeting, holders of record of Cleco common stock at the close of business on March 1, 2013 will be entitled to vote upon proposals relating to:

•	the election of two directors, each of whom will serve until the annual meeting in 2016, or until their successors are elected and qualified;

•

the ratification of the Audit Committee’s appointment of the firm of Deloitte & Touche LLP as Cleco Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2013;

•

an advisory vote to approve the compensation of Cleco Corporation’s named executive officers as described in the “Compensation Discussion and Analysis” and “Executive Officers’ Compensation” sections of this proxy statement;

•

the consideration of a management proposal to amend the Bylaws of Cleco Corporation to eliminate cumulative voting and to eliminate the classification of the board of directors of Cleco Corporation so as to require that all directors be elected annually;

•	the consideration of a management proposal to amend the Amended and Restated Articles of Incorporation of Cleco Corporation to eliminate cumulative voting;

•

the consideration of a shareholder proposal to require Cleco Corporation to issue a sustainability report that includes a comprehensive discussion of Cleco Corporation’s sustainability risks and opportunities, including an analysis of material water-related risks; and

•	the consideration of any other business that may properly come before the meeting.

The board of directors recommends that you vote “FOR” the election of the two nominees for director, “FOR” the ratification of the Audit Committee’s appointment of Deloitte & Touche LLP as Cleco Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2013, “FOR” the approval of the compensation of Cleco Corporation’s named executive officers, “FOR” the amendments to the Bylaws of Cleco Corporation to eliminate cumulative voting and to eliminate the classification of the board of directors, “FOR” the amendment to the Amended and Restated Articles of Cleco Corporation to eliminate cumulative voting and “AGAINST” the proposal to require Cleco Corporation to issue a sustainability report.

This proxy statement and the accompanying proxy card are being mailed first on or about March 15, 2013 to record shareholders of Cleco as of the close of business on March 1, 2013.

CLECO CORPORATION - Proxy Statement for 2013 Annual Meeting of Shareholders	1

PROPOSAL NUMBER 4 - CONSIDERATION OF A PROPOSAL TO AMEND THE BYLAWS OF CLECO CORPORATION TO ELIMINATE CUMULATIVE VOTING AND TO ELIMINATE THE CLASSIFICATION OF THE BOARD OF DIRECTORS OF CLECO CORPORATION	51

PROPOSAL NUMBER 5 - CONSIDERATION OF A PROPOSAL TO AMEND THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF CLECO CORPORATION TO ELIMINATE CUMULATIVE VOTING	53

PROPOSAL NUMBER 6 - CONSIDERATION OF A PROPOSAL TO REQUIRE CLECO CORPORATION TO ISSUE A SUSTAINABILITY REPORT	54

ANNUAL REPORT	56

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS WITH MULTIPLE SHAREHOLDERS	56

PROPOSALS BY SHAREHOLDERS	56

OTHER MATTERS	58

APPENDIX A - MAP OF LOCATION OF ANNUAL MEETING SITE	A-1

APPENDIX B - PROPOSED AMENDMENTS TO THE BYLAWS OF CLECO CORPORATION	B-1

APPENDIX C - PROPOSED AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF CLECO CORPORATION	C-1

INTRODUCTION

General

This is the proxy statement of Cleco Corporation. Unless the context clearly indicates otherwise or unless otherwise noted, all references in this proxy statement to “Cleco” or the “Company” mean Cleco Corporation.

Proxy Solicitation

The enclosed proxy is solicited on behalf of the Cleco board of directors to be voted at the annual meeting. The management of Cleco will solicit proxies by mail, telephone, facsimile, the Internet or overnight delivery. Proxies also may be solicited in advertisements and in person by Cleco officers and employees. Cleco has hired Morrow & Co., LLC (“Morrow”), 470 West Ave, Stamford, CT 06902, to assist in the solicitation of proxies. Morrow’s fee is approximately $10,000 plus expenses. Other than Morrow, no specially engaged solicitors will be retained to solicit proxies. Cleco is responsible for the payment of all expenses of the solicitation, including the cost of preparing and mailing this proxy statement and the reimbursement of brokerage firms and other nominees for their reasonable expenses in forwarding proxy material to beneficial owners of Cleco common stock.

All duly executed proxies will be voted in accordance with their instructions. If no instructions are in an executed proxy, the shares represented by such proxy will be voted at the annual meeting or any adjournments or postponements thereof “FOR” the election of the two nominees for director, “FOR” the ratification of the Audit Committee’s appointment of Deloitte & Touche LLP as Cleco’s independent registered public accounting firm for the fiscal year ending December 31, 2013, “FOR” the approval of the compensation of Cleco’s named executive officers, “FOR” the amendments to the Bylaws of Cleco Corporation to eliminate cumulative voting and to eliminate the classification of the board of directors, “FOR” the amendment to the Amended and Restated Articles of Cleco Corporation to eliminate cumulative voting, “AGAINST” the shareholder proposal to require Cleco to prepare a sustainability report and in the discretion of the persons named in the proxy on any other business that may properly come before the annual meeting. Management is not aware of any other matters that are likely to be brought before the annual meeting.

Cleco’s principal executive offices are located at 2030 Donahue Ferry Road, Pineville, Louisiana 71360-5226, and Cleco’s telephone number is (318) 484-7400. Cleco’s homepage on the Internet is located at www.cleco.com.

Record Date and Voting Rights

Holders of record of outstanding common stock as of the close of business on March 1, 2013 are entitled to receive notice of and to vote at the annual meeting. As of March 1, 2013, there were 60,884,792 shares of Cleco common stock outstanding. As of March 1, 2013, all officers and directors of Cleco, as a group, beneficially owned 1.4% of the outstanding shares of Cleco common stock.

This proxy provides you with the opportunity to specify your approval or disapproval of, or abstention with respect to, the following proposals:

•	Proposal 1 – the election of two directors to serve until the 2016 annual meeting of shareholders, or until their successors are elected and qualified;

•	Proposal 2 – the ratification of the Audit Committee’s appointment of Deloitte & Touche LLP as Cleco’s independent registered public accounting firm for the fiscal year ending December 31, 2013;

•

Proposal 3 – the consideration of a non-binding advisory vote to approve the compensation of Cleco’s named executive officers as described in the “Compensation Discussion and Analysis” and “Executive Officers’ Compensation” sections of this proxy statement;

•

Proposal 4 – the consideration of a management proposal to amend Cleco’s Bylaws to eliminate cumulative voting and to eliminate the classification of the board of directors so as to require that all directors be elected annually;

•	Proposal 5 – the consideration of a management proposal to amend Cleco’s Amended and Restated Articles of Incorporation to eliminate cumulative voting; and

•

Proposal 6 – the consideration of a shareholder proposal to require Cleco to issue a sustainability report that includes a comprehensive discussion of Cleco’s sustainability risks and opportunities, including an analysis of material water-related risks.

Generally, under Louisiana law and Cleco’s Amended and Restated Articles of Incorporation and Bylaws, an abstention by a shareholder who is either present in person at the annual meeting or represented by proxy is not a vote “cast” and is counted neither “for” nor “against” the matter subject to the abstention. Under Louisiana law and Cleco’s Bylaws, a quorum is based upon the number of outstanding shares of voting stock, including shares relating to abstentions. Shares registered in the names of brokers or other “street name” nominees for which proxies are voted on some but not all matters will be considered to be present at the meeting for quorum purposes, but will be considered to be voted only as to those matters actually voted and will not be considered as voting for any purpose as to the matters to which no vote is indicated (commonly referred to as “broker non-votes”). The New York Stock Exchange (“NYSE”) precludes brokers from exercising voting discretion on certain proposals, including the election of directors, executive compensation

4	CLECO CORPORATION - Proxy Statement for 2013 Annual Meeting of Shareholders

proposals and other “non-routine” proposals such as the proposed amendments to Cleco’s Bylaws and Amended and Restated Articles of Incorporation without specific instructions from the beneficial owner. The only “routine” proposal that will be voted on at the 2013 annual meeting, and for which brokers may exercise discretion, is Proposal 2.

Election of directors is by plurality of the voting stock, with each holder of Cleco common stock being able to cast as many votes as equal the number of such holder’s shares of common stock multiplied by the number of directors to be elected. Each holder of Cleco common stock may cumulate all or any part of these votes for one or more of the nominees. Abstentions and broker non-votes are treated as votes not cast and will have no effect on the election of directors. The affirmative vote of a majority of votes cast is required for adoption of the proposal to ratify the appointment of Deloitte & Touche LLP as Cleco’s independent registered public accounting firm, for approval of the compensation of Cleco’s named executive officers and for approval of the shareholder proposal to require Cleco to provide a sustainability report; accordingly, abstentions and broker non-votes will have no effect on the outcome of these proposals. The affirmative vote of at least 80% of all shares of Cleco common stock outstanding as of the close of business on the record date is required to amend Cleco’s Bylaws to eliminate cumulative voting and to eliminate the classification of Cleco’s board of directors, while the affirmative vote of at least two-thirds of Cleco common stock outstanding as of the close of business on the record date is required to amend Cleco’s Amended and Restated Articles of Incorporation to eliminate cumulative voting; accordingly, abstentions and broker non-votes will have the same effect as votes AGAINST these proposals.

One of the matters that will be presented to a vote of shareholders at the 2013 annual meeting is advisory in nature and will not be binding on

Cleco or Cleco’s board of directors: approval of the compensation of Cleco’s named executive officers as described in the “Compensation Discussion and Analysis” and “Executive Officers’ Compensation” sections of this proxy statement. Shareholders also may choose to abstain from voting on this matter; however, an abstention will have no effect on the outcome of the proposal.

The proxy enclosed for record holders of voting stock is for the number of shares registered in your name with Cleco, together with any additional full shares held in your name in Cleco’s Dividend Reinvestment Plan.

If you are an employee of Cleco and participate in the Cleco Savings and Investment Plan (“401(k) Savings Plan”), you may vote the number of shares of Cleco common stock equivalent to your interest in the Cleco common stock fund of the 401(k) Savings Plan as of the close of business on March 1, 2013, the record date for the annual meeting. Additionally, if you are an employee of Cleco and participate in the Cleco Employee Stock Purchase Plan (“Stock Purchase Plan”), you may vote the number of shares of Cleco common stock purchased with your payroll deductions as of the record date. In any case, complete and return the proxy card being mailed with this proxy statement, or follow the directions on the proxy card to vote through the Internet. The trustee under the 401(k) Savings Plan and/or the custodian under the Stock Purchase Plan will vote the shares allocated to your account(s) according to your instructions. If you do not send instructions within the time required, the share equivalents credited to your account(s) will not be voted.

Please call Cleco’s Office of Shareholder Assistance at 1-800-253-2652 with any questions relating to the proposals to be considered at the annual meeting.

Execution and Revocation of Your Proxy

Shares represented by proxies properly signed and returned will be voted at the annual meeting in accordance with the shareholder’s specifications. If a proxy is signed but no voting specification is made, then the shares represented by the proxy will be voted “FOR” the election of the two nominees for director, “FOR” the ratification of the Audit Committee’s appointment of Deloitte & Touche LLP as Cleco’s independent registered public accounting firm for the fiscal year ending December 31, 2013, “FOR” the approval of the compensation of Cleco’s named executive officers, “FOR” the amendments to the Bylaws of Cleco Corporation to eliminate cumulative voting and to eliminate the classification of the board of directors, “FOR” the amendment to the

Amended and Restated Articles of Cleco Corporation to eliminate cumulative voting, “AGAINST” the shareholder proposal to require Cleco to issue a sustainability report and in the discretion of the persons named in the proxy on any other business that may properly come before the annual meeting.

A shareholder who gives a proxy may revoke it at any time before the proxy is voted at the annual meeting. To revoke a proxy, a written instrument signed in the same manner as the proxy must be delivered to the corporate secretary of Cleco at or before the annual meeting. Also, a shareholder who attends the annual meeting in person may vote by ballot at the meeting, thereby cancelling his or her proxy.

CLECO CORPORATION - Proxy Statement for 2013 Annual Meeting of Shareholders	5

PROPOSAL NUMBER 1 – ELECTION OF TWO CLASS I DIRECTORS

PROPOSAL NUMBER 1 – ELECTION OF TWO CLASS I DIRECTORS

Cleco’s Bylaws provide for the division of Cleco’s board of directors into three classes: Class I, Class II and Class III, with each class consisting, as nearly as possible, of one-third of the number of directors constituting the entire board. Cleco’s board of directors currently has a total of eight directors: two are in Class I, three are in Class II and three are in Class III. The term of each directorship is three years. The terms of the three classes are staggered in a manner so that only one class is elected by the shareholders annually. The two Class I director positions are proposed for election this year to serve as members of Cleco’s board of directors until the annual meeting of shareholders in 2016, or until their successors are elected and qualified. Although Cleco’s board is currently divided into three classes as described above, we are proposing an amendment to declassify our board as described in “Proposal Number 4—Consideration of a Proposal to Amend the Bylaws of Cleco Corporation to Eliminate Cumulative Voting and to Eliminate the Classification of the Board of Directors of Cleco Corporation.”

The persons named in the accompanying proxy may act with discretionary authority to cumulate the votes attributable to shares of Cleco common stock represented by the proxy and to vote for other nominees upon the unavailability of a named nominee, although management is not aware of any circumstance likely to render any of the named nominees unavailable for election. Unless a shareholder specifies otherwise, the persons named in the accompanying proxy intend to vote in favor of the nominees listed below. The two persons who receive the most votes cast will be elected as directors.

All of the nominees listed below currently serve as directors of Cleco. Directors who are members of Classes II and III, who are continuing as directors at this time and whose terms of office expire in 2014 and 2015, respectively, are named below following the information concerning the two nominees for election as Class I directors.

On January 9, 2013, Mr. Robert T. Ratcliff, Sr. resigned from Cleco’s board. On January 24, the board amended Cleco’s Bylaws to reduce the number of directors from nine to eight. The Nominating/Governance Committee reached a consensus in 2010 that a board composed of 9 to 10 directors functions well for Cleco. The Nominating/Governance Committee is following the steps discussed beginning on page 13 under “Director Nomination Process” to identify an additional director to add to the board following Mr. Ratcliff’s resignation. During 2013, the Nominating/Governance Committee also will continue to assess the size of Cleco’s board of directors in light of upcoming retirements. The Nominating/Governance Committee may determine to engage an executive search firm to assist in the recruitment of new board members, and the Nominating/Governance Committee will work to identify attributes of potential new board members to determine those attributes that will be most useful in the work of the board. Depending upon the outcome of the work of the Nominating/Governance Committee, the board may determine to appoint one or more board members as recommended by the Nominating/Governance Committee. At the time of the mailing of this proxy statement, the work of the Nominating/Governance Committee is not complete and no candidates other than those listed below are being nominated for consideration at the 2013 annual meeting of shareholders.

Cleco’s board of directors unanimously has approved the nomination of the two nominees for Class I director and recommends that you vote “FOR” the election of the two nominees for Class I director.

6	CLECO CORPORATION - Proxy Statement for 2013 Annual Meeting of Shareholders

PROPOSAL NUMBER 1 – ELECTION OF TWO CLASS I DIRECTORS

About the Nominated and Continuing Directors

Our board of directors is responsible for overseeing the business and affairs of Cleco. As shareholders, you elect the board as your representatives. Our goal is to assemble a board that encourages a culture that promotes candid communication and rigorous decision-making with robust participation by directors in board discussions and that is sufficiently independent-minded and challenging of management. When reviewing the results of the annual board evaluation and assessing directors for the board, the Nominating/Governance Committee looks at the overall mix of the nominees’ and continuing directors’ balance of skills and experience, as well as qualities such as leadership in their occupations, accomplishments, diversity, integrity and a commitment to devote the time and attention needed to discharge their duties to the Company (see “—Independence and Organization of the Board of Directors” and “—Director Nomination Process” below for more information on the process for identifying and evaluating nominees for director).

Below is information concerning the two nominees for election as Class I directors at the annual meeting, as well as the continuing Class II and Class III directors, including the business experience and any public company directorships held by each during the past five years, areas of expertise and any specified legal proceedings involving each during the past ten years. The directors do not have any family relationships between any director, executive officer or director nominee to report.

Class I Directors (nominees to be elected at the 2013 annual meeting; terms of office expire in 2016)

Logan W. Kruger has served as the president and chief executive officer (“CEO”) of SUN Gold Limited, a privately-held company based in the Channel Islands, since March 2012. SUN Gold Limited is engaged as an entity for discovery, development and conversion of natural resources outside the United States. Mr. Kruger served as the president, CEO and a director of Century Aluminum Company (“Century”), a publicly held company owning primary aluminum capacity in the United States and Iceland, from December 2005 until November 2011. Prior to that time, Mr. Kruger was employed by Inco Limited, a publicly held company engaged in the mining, processing and marketing of nickel and nickel-related products, where he served as executive vice president of technical services from September 2003 until September 2005 and as president, Inco Asia Pacific from September 2005 until November 2005. Mr. Kruger is 62 years old and became a director of Cleco in 2008. He is a member of the Audit and Compensation Committees.

Mr. Kruger has spent over 30 years in the commodities business, including his early career with Anglo American’s gold, uranium and coal companies. He served in various positions of increasing responsibility over mining operations and technical services, which contributed to his deep understanding of the energy business. With his years of managerial experience, Mr. Kruger brings to the board of directors demonstrated management ability at senior levels and a strong operations-oriented perspective. In his role as CEO at Century, he gained valuable experience evaluating the results of a public corporation, which contributes to his service as a member of Cleco’s Audit Committee.

Bruce A. Williamson has served as president and CEO of Cleco Corporation since July 2011. Prior to joining Cleco, Mr. Williamson was chairman, president and CEO of Dynegy, Inc. (“Dynegy”) from 2004 until 2011, and was president and CEO of Dynegy from 2002 to 2004. Mr. Williamson is 53 years old and became a director of Cleco in July 2011.

Mr. Williamson serves as a member of the board of directors for Questar Corporation and is on the University of Houston Dean’s Advisory Board. Mr. Williamson earned his master’s degree in business administration from the University of Houston in 1995. He has held numerous positions of increasing responsibility in finance and corporate development. Mr. Williamson’s 30+ years of broad energy industry and financial experience position him well to serve as a member of the board of directors and as the Company’s president and CEO.

CLECO CORPORATION - Proxy Statement for 2013 Annual Meeting of Shareholders	7

PROPOSAL NUMBER 1 – ELECTION OF TWO CLASS I DIRECTORS

Class II Directors (terms of office expire in 2014)

William L. Marks, who is retired, was CEO and chairman of the board of directors of Whitney Holding Corporation (“Whitney”), a bank holding company engaged in commercial, retail and international banking services, as well as brokerage, investment, trust and mortgage services, and Whitney National Bank for more than five years before retiring in March 2008. Mr. Marks is 69 years old and became a director of Cleco in 2001. He is chairman of the Finance Committee and a member of the Compensation Committee. He also has served as a director of Adtran, Inc. (“Adtran”), a global provider of networking and communications equipment, since 1993. Mr. Marks is a member of Adtran’s audit committee. He also serves as a Life Trustee of Wake Forest University in North Carolina.

Mr. Marks spent over 40 years in the banking business where he held various positions of increasing responsibility, including his position as CEO and chairman of the board of directors of Whitney. Mr. Marks oversaw the implementation of Whitney’s compliance with the Sarbanes-Oxley Act of 2002. The depth and breadth of his exposure to complex financial issues during his career make him a skilled advisor as chairman of Cleco’s Finance Committee.

Peter M. Scott III, who is retired, was employed by Progress Energy, Inc., a publicly held utility company headquartered in Raleigh, North Carolina, where he served as executive vice president and chief financial officer (“CFO”) from 2000 to 2003 and 2005 to 2008. He also served as president and CEO of Progress Energy Service Company, LLC from 2004 until September 2008. Mr. Scott is 63 years old and became a director of Cleco in 2009. He is chairman of the Audit Committee and a member of the Compensation Committee.

Mr. Scott received his master’s degree in business administration from the University of North Carolina at Chapel Hill in 1977. During his career with Progress Energy, Mr. Scott’s focus was on finance, accounting, risk management, human resources and corporate governance. He also has served on the audit and finance committees of Nuclear Electric Insurance Limited, and he currently serves as vice chairman of the Board of Governors of Research Triangle Institute International and also serves as chairman of the audit committee. Mr. Scott is also a member of the board of directors of Duke Realty Corporation, where he serves on the audit and finance committees. He serves on the Board of Visitors of the Kenan-Flagler School of Business at the University of North Carolina at Chapel Hill. Mr. Scott’s financial, audit and corporate governance experience enables him to provide critical insight as the chairman of Cleco’s Audit Committee.

William H. Walker, Jr., who is retired, was the president and a director of Howard Weil, Inc. (“Howard Weil”), an investment banking firm, for more than five years before retiring in 2005. Mr. Walker is 67 years old and became a director of Cleco in 1996. He is chairman of the Compensation Committee and a member of the Finance and Nominating/Governance Committees.

Mr. Walker is a 1967 graduate of Mississippi State University. He has a variety of experience, including a background in sales and systems engineering with International Business Machines Corporation, as well as service in the United States Army, where he was an officer in the Adjutant General’s Corps and a teacher at the Army War College. Mr. Walker began his career in the securities business in New York in 1972. He has since been involved in many aspects of the securities business, including sales, trading, research and investment banking with respect to both debt- and equity-related instruments. Mr. Walker joined Howard Weil in 1976 and was named president in 1990. This experience enables Mr. Walker to be a valuable contributor to the board of directors, especially in his role as chairman of the Compensation Committee and as a member of the Finance and Nominating/Governance Committees.

Class III Directors (terms of office expire in 2015)

J. Patrick Garrett, who is retired, was employed by Windsor Food Company Ltd. (“Windsor Food”), a privately held company engaged in the food processing business, where he served as president and CEO from 1995 until 1999. He is 69 years old and became a director of Cleco in 1981. Mr. Garrett is chairman of the board of directors and chairman of the Nominating/Governance Committee. He also presides over executive sessions of non-management directors.

Mr. Garrett received his law degree from Columbia University School of Law in 1968. He practiced law with the firm of Baker Botts L.L.P. for over 25 years, specializing in corporate law. Mr. Garrett had a special interest in corporate governance as a member of the Corporate Laws committee which has responsibility for promulgation of and revisions to the Model Business Corporation Act, and he served as chairman of the State Bar of Texas committee which recommends legislative revisions to Texas business organization statutes. Mr. Garrett’s business experience as president and CEO of Windsor Food together with his experience in corporate legal and governance matters positions him well as a skilled advisor and Cleco’s chairman of the board.

8	CLECO CORPORATION - Proxy Statement for 2013 Annual Meeting of Shareholders

PROPOSAL NUMBER 1 – ELECTION OF TWO CLASS I DIRECTORS

Elton R. King, who is retired, was employed as president and CEO of Visual Networks, Inc., a company engaged in providing application performance and network management solutions, from June 2001 until August 2002 and also served as a member of its board of directors during that time. Mr. King retired from BellSouth Telecommunications, Inc. (“BellSouth”) in 1999, serving most recently as the president of its network and carrier services group. He also served as a director of Hibernia Corporation and Hibernia National Bank until November 2005. Mr. King is 66 years old and became a director of Cleco in 1999. He is a member of the Finance and Nominating/Governance Committees.

Mr. King joined BellSouth in 1968 after graduating from Mississippi State University with a degree in electrical engineering. He worked his way up through the organization to the leadership of the 35,000-employee network and carrier services group. During his 31-year career with BellSouth, Mr. King served in various leadership positions in company operations in Alabama, Louisiana and Mississippi. While serving as BellSouth’s Louisiana state president, Mr. King played a major role in the economic development of the New Orleans area. He led the effort to create the MetroVision Economic Development Partnership, which promotes economic growth in nine southeastern Louisiana parishes. Mr. King’s business acumen and drive for innovation and growth make him a valuable member of Cleco’s board of directors.

Shelley Stewart, Jr. has served as vice president – sourcing & logistics and chief procurement officer for E.I. du Pont de Nemours & Company since June 2012. From 2003 to 2012, he was senior vice president, operational excellence & chief procurement officer of Tyco International Limited (“Tyco”), a publicly held company headquartered in Princeton, New Jersey. Mr. Stewart also served as vice president of Tyco’s supply chain management from 2003 until 2006. Prior to joining Tyco, he was senior vice president of supply chain for Invensys PLC, a global technology group, from 2001 until 2003. Mr. Stewart is 59 years old and became a director of Cleco in April 2010. He is a member of the Audit and Nominating/Governance Committees.

Mr. Stewart received his master’s degree in business administration from the University of New Haven in 1990. Throughout his career, Mr. Stewart has held numerous positions of increasing responsibility, including senior-level supply chain and operational duties with leading industrial companies. He formerly served as the chairman of the board of directors of the Institute for Supply Management, the world’s largest supply management association. Mr. Stewart’s global experience in developing and managing highly effective, cross-functional teams, as well as his extensive supply chain and operational experience, position him well to serve on the board of directors and as a member of the Audit and Nominating/Governance Committees.

CLECO CORPORATION - Proxy Statement for 2013 Annual Meeting of Shareholders	9

PROPOSAL NUMBER 1 – ELECTION OF TWO CLASS I DIRECTORS

Independence and Organization of the Board of Directors

Cleco’s board of directors has delegated some of its authority to four committees. These are the Audit Committee, the Compensation Committee, the Finance Committee and the Nominating/Governance Committee. The members of those committees are identified, as appropriate, under “—Class I Directors,” “—Class II Directors” and “—Class III Directors” above. In accordance with current listing standards of the NYSE, Cleco’s board of directors has adopted categorical standards to assist it in making determinations of director independence that are required by the NYSE. These categorical standards are posted on Cleco’s web site at www.cleco.com; Investor Relations—Governance Guidelines—Independence. A copy of the standards is also available free of charge by request sent to: Shareholder Services, Cleco, P.O. Box 5000, Pineville, LA 71361-5000. The board of directors has determined that all of its directors, except Mr. Williamson, who is the president and CEO of Cleco, meet the categorical standards and are independent within the meaning of the current listing standards of the NYSE.

The Audit Committee selects Cleco’s independent registered public accounting firm, reviews the scope of audits, reviews and recommends to Cleco’s board of directors financial reporting and accounting practices, and reviews Cleco’s procedures for internal auditing and the adequacy of its system of internal accounting controls. On a quarterly basis, the Audit Committee reviews activity reported through Cleco’s Ethics Helpline, which provides a means for employees to anonymously seek guidance or report allegations of misconduct. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. During 2012, the Audit Committee held seven meetings, two of which were formal telephone meetings.

The Compensation Committee approves, or in some cases recommends to Cleco’s board of directors, remuneration arrangements and compensation plans involving Cleco’s officers and employees and administers the annual incentive compensation program and the granting of stock options, restricted stock and other awards to eligible employees under Cleco’s Long-Term Incentive Compensation Plan (“LTIP”), which references the 2010 Long-Term Incentive Compensation Plan which became effective January 1, 2010. In 2012, the Compensation Committee held six meetings, two of which were formal telephone meetings.

The Finance Committee reviews and recommends to the board of directors actions related to Cleco’s dividend and investment policies, corporate financing plans and major financial undertakings. During 2012, the Finance Committee held five meetings.

The Nominating/Governance Committee considers and makes recommendations to the board of directors with respect to the size and composition of the board, potential candidates for membership on the board, compensation of directors, the effectiveness, structure and operation of the board, nominees for officers of Cleco and its affiliates, and changes to Cleco’s Corporate Governance Guidelines. In 2012, the Nominating/Governance Committee held four meetings.

Each of the Audit Committee, Compensation Committee, Finance Committee and Nominating/Governance Committee operate under respective written charters adopted by the board of directors, copies of which are posted on Cleco’s web site at www.cleco.com; Investor Relations—Board Committees. A copy of each charter is also available free of charge by request sent to: Shareholder Services, Cleco, P.O. Box 5000, Pineville, LA 71361-5000.

Cleco’s board of directors held five regular meetings and six special meetings, four of which were formal telephone meetings, during 2012. In months when a formal meeting is not held, members of Cleco’s board of directors may be provided with written reports regarding the operations of Cleco, may hold informal telephone conference meetings if business needs dictate, and also are consulted informally from time to time with respect to pending business. When necessary, special meetings, including formal telephone meetings, are called as official board meetings to deal with specific action items. Cleco’s Corporate Governance Guidelines provide that executive sessions of non-management directors will be scheduled at the conclusion of all official in-person meetings of the board and its committees, although non-management directors may meet in executive session at any time. During 2012, all directors attended at least 79% of the total number of formal meetings of Cleco’s board of directors and of the committees of Cleco’s board of directors on which such directors served. Directors also are expected to attend each annual meeting of shareholders. The 2012 annual meeting of shareholders was attended by all directors serving at that time.

Cleco’s Board Leadership Structure

In July 2003, the board of directors voted to separate the CEO and board chairperson positions in response to the Nominating/Governance Committee’s assessment of “good corporate governance measures.” The Nominating/Governance Committee determined that the primary objectives of having a non-management chairperson would be to have the chairperson serve as an advisor to the CEO and to provide increased informal communication between management and the board of directors. Upon recommendation from the Nominating/Governance Committee and approval by the board of directors, Cleco’s Corporate Governance Guidelines were amended to allow for the election of a non-management chairperson. Mr. Garrett has served as the non-

management chairman of Cleco’s board of directors since October 1, 2003.

The board of directors believes that separation of the CEO and board chairperson positions provides greater opportunities for communication between management and the board of directors, enhances the board’s independent and objective assessment of risk and improves the overall effectiveness of the board. The board of directors also believes that separation of the positions provides a stronger corporate governance structure. In his role as chairman of the Nominating/Governance Committee, Mr. Garrett is responsible for providing leadership for all

10	CLECO CORPORATION - Proxy Statement for 2013 Annual Meeting of Shareholders

PROPOSAL NUMBER 1 – ELECTION OF TWO CLASS I DIRECTORS

issues of corporate governance which should come to the attention of the board of directors. He serves as an advisor to the CEO and to other senior executives when requested by the CEO. In collaboration with the CEO, Mr. Garrett works to establish agendas for each board meeting and reviews pre-meeting materials provided to the board of directors and its committees. Mr. Garrett participates in on-site visits to the Company each year and facilitates and encourages constructive and useful communication between management and the board of directors.

Mr. Garrett works with management to ensure that the board of directors is provided with full information on the Company and its businesses and the environment in which they operate. He also provides leadership to the board of directors regarding those matters which should come before Cleco’s annual meeting of shareholders.

Cleco’s Corporate Governance Guidelines state that the CEO of the Company will fulfill the duties of the board chairperson, if there is no elected non-management chairperson.

Cleco’s Corporate Governance Guidelines

Cleco’s Corporate Governance Guidelines were adopted by the board of directors in January 2002. These guidelines are intended to complement Cleco’s Amended and Restated Articles of Incorporation and Bylaws and address, among other things, the mission, the structure and the operation of the board of directors. The guidelines may change from time to time as the board of directors may determine such change to be in the best interest of Cleco and its shareholders. The Corporate Governance Guidelines were last revised in January 2013 and are posted on Cleco’s web site at www.cleco.com; Investor Relations—Governance Guidelines. The Corporate Governance Guidelines are also available free of charge by request sent to: Shareholder Services, Cleco, P.O. Box 5000, Pineville, LA 71361-5000.

Cleco’s Code of Business Conduct & Ethics and Related Party Transactions

Cleco has adopted a Code of Conduct that applies to its principal executive officer, principal financial officer, principal accounting officer and treasurer. Cleco also has adopted Ethics & Business Standards applicable to all employees and the board of directors. In addition, the board of directors has adopted Conflicts of Interest and Related Policies to prohibit certain conduct and to reflect the expectation of the board of directors that its members engage in and promote honest and ethical conduct in carrying out their duties and responsibilities, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships and corporate opportunities. Under the Conflicts of Interest and Related Policies, which were last revised in April 2007, Cleco considers transactions that are reportable under the Securities and Exchange Commission’s (“SEC”) rules for transactions with related parties to be conflicts of interest and prohibits them. Any request, waiver, interpretation or other administration of the policy shall be referred to the Nominating/Governance Committee. Any recommendations by the Nominating/Governance Committee to implement a waiver shall be referred to the full board of directors for a final determination. The Code of Conduct, Ethics & Business Standards, and Conflicts of Interest and Related Policies are posted on Cleco’s web site at www.cleco.com; Investor Relations—Codes of Conduct. Each of these documents is also available free of charge by request sent to: Shareholder Services, Cleco, P.O. Box 5000, Pineville, LA 71361-5000.

As previously disclosed in a Current Report on Form 8-K filed by the Company on January 10, 2013, Mr. Robert T. Ratcliff, Sr. resigned from the board on January 9, 2013. Mr. Ratcliff resigned to enable The Ratcliff Construction Company (“Ratcliff Construction”) to compete for work with the Company to renovate certain facilities owned by the Company. Mr. Ratcliff is the chairman and CEO of Ratcliff Construction, a company in Alexandria, Louisiana that is primarily engaged in the design and construction of industrial, commercial and governmental facilities. His son, Robert T. Ratcliff, Jr. is the president of Ratcliff Construction. Cleco and Mr. Ratcliff agreed that Mr. Ratcliff should resign from the board before Ratcliff Construction would be allowed to compete for this business with Cleco.

In March, Cleco and Ratcliff Construction executed agreements for Ratcliff Construction to serve as the construction manager acting as contractor for the renovation of certain Cleco facilities located in Pineville, Louisiana (collectively, the “Pineville Agreement”). The Company is also in negotiations for Ratcliff Construction to serve in the same capacity for certain additional facilities owned by Cleco. The Pineville Agreement is a guaranteed maximum price contract, but the guaranteed maximum price is still being negotiated. The Pineville Agreement provides that Ratcliff Construction will be reimbursed for the actual cost of the work and will be paid a contractor’s fee of nine percent of the cost of the work. The cost of the work plus the contractor’s fee cannot exceed the guaranteed maximum price. It is contemplated that the terms and conditions (including the compensation matters) of the agreements for the other facilities owned by Cleco will be similar to those of the Pineville Agreement.

Because Mr. Ratcliff was a director during the prior fiscal year, the Company is disclosing the Pineville Agreement and the additional anticipated agreements described above with Ratcliff Construction as a related party transaction as required by Regulation S-K. Because the Company’s Conflicts of Interest and Related Policies provides that a transaction that must be disclosed under Item 404 of Regulation S-K constitutes a conflict of interest, the board of directors was required to consider a waiver of the Conflicts of Interest and Related Policies. Upon consideration, the board has waived the Conflicts of Interest and Related Policies in connection with the Company’s entry into the Pineville Agreement as well as the other contemplated transactions with Ratcliff Construction described above. In considering this matter, the board noted that Mr. Ratcliff had resigned as a director in order to avoid even the appearance of a conflict. Further, it concluded that Ratcliff Construction was the most qualified local company to perform these services, that the terms of the Pineville Agreement are consistent with industry practice and were negotiated by the Company with assistance from third parties with industry experience, and that entry into the Pineville Agreement and the additional contemplated agreements is in the best interests of the Company. Finally, the board concluded that the Pineville Agreement was negotiated at arms-length and that Ratcliff Construction did not receive any preference from the Company as a result of Mr. Ratcliff’s prior service on the board of directors.

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PROPOSAL NUMBER 1 – ELECTION OF TWO CLASS I DIRECTORS

The Board of Directors’ Role in Risk Oversight

Risk can take many forms, such as operating risk, financial risk, regulatory risk, environmental risk and reputational risk. See Cleco Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (“2012 Form 10-K”), Item 1A, “Risk Factors” and Part II, Item 7, “Management Discussions and Analysis of Financial Condition and Results of Operations—Cleco Power—Significant Factors Affecting Cleco Power” and “—Midstream—Significant Factors Affecting Midstream,” for additional information on the different forms of risk relevant to the Company.

The board of directors has ultimate responsibility for the Company’s risk oversight process, which is designed to support the achievement of organizational objectives and set forth strategic initiatives to improve Cleco’s long-term performance and enhance shareholder value. The Audit Committee and the Finance Committee have been delegated primary responsibility for general business risks by the board of directors. The Compensation Committee has been delegated primary responsibility for compensation risk management. These committees are responsible for evaluating the risks outlined in their respective charters and for reporting their findings, any required actions and recommendations to the full board of directors on a quarterly basis or more frequently, as necessary. Relevant excerpts from the charters are as follows:

Audit Committee – “Discuss policies with respect to risk assessment and risk management as those policies relate to financial reporting and fraud, and receive reports from management, the internal auditors or the independent auditors on suspected fraudulent activities.”

Finance Committee – “Review corporate risk exposure and risk management policies and practice, including a review of compliance with all debt covenants and regulatory orders pertaining to financing.”

Compensation Committee – “Monitor the executive officer compensation and benefit programs to determine if they are . . . creating proper incentives in light of the Company’s risk factors.”

Management has reported to the board of directors that it believes that the processes and information that support the Audit and Finance Committees’ ability to meet their oversight responsibilities are comprehensive and adequate. The following is a summary of the procedures that form the basis of that assessment.

Audit Committee

The Audit Committee directly receives various written and verbal reports from members of management, the Company’s internal auditors and the Company’s independent registered public accounting firm. Members of management who make regular reports to the Audit Committee are the CFO, the Chief Accounting Officer (“CAO”), the General Manager of Internal Audit (“GMIA”) and the General Counsel.

•	The CFO reports on risks surrounding significant tax issues, taxing authority audits and reserves for tax positions.

•	The CAO regularly reports on risks surrounding significant accounting issues such as deficiencies in internal controls over financial reporting, implementation of new accounting standards and key issues in the quarterly and annual financial statements and reports filed with the SEC.

•

The GMIA prepares an annual risk-based audit plan which is reviewed and approved by the Audit Committee. Revisions to the plan also are approved by the Audit Committee as needed. The GMIA provides quarterly reports to the Audit Committee on the status of completion of the audit plan and issues reports to the Audit Committee on significant risks identified in each audit, along with the steps planned by management to mitigate those risks. The GMIA also reports quarterly regarding significant ethics complaints.

•	The General Counsel reports quarterly on risks and issues surrounding material legal matters and significant regulatory compliance issues.

•

The Company’s independent registered public accounting firm annually outlines plans for its risk-based audit of Cleco’s financial statements. The Company’s independent registered public accounting firm also provides quarterly updates on the progress of its audit, along with any significant risks it has identified.

Management, the Company’s internal auditors and the Company’s independent registered public accounting firm have access to the Audit Committee through its chairman at any time as deemed necessary to report significant risks or issues identified between the regular quarterly face-to-face meetings with the Audit Committee. The Audit Committee provides guidance to management, as it deems appropriate, on methods for mitigating significant risks and requests feedback from management on the status and effectiveness of mitigation efforts.

Finance Committee

The Finance Committee receives written and verbal reports from members of management regarding the commercial and financial risks of the business. Specifically, the board of directors receives regular written reports on the following topics in conjunction with each quarterly meeting:

•

Financial Results – Detailed financial reports on a consolidated basis and for each of the Company’s key segments. Reports are accompanied by a variance analysis for performance compared against both the operating budget and prior year results.

•	Treasury Activities – Summary of financing activities that have been completed and projected for the coming year.

•	Covenant Compliance – Status of compliance with debt covenants and regulatory financing orders.

•	Capital Projects – Status updates regarding individual projects that require a cumulative capital investment greater than $10 million.

•

Commodity Risk Management – Review of risk management activities, including value-at-risk calculations, hedging positions, activities of the Company’s fuel adjustment clause and updates on the Company’s counterparties and the general credit environment.

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PROPOSAL NUMBER 1 – ELECTION OF TWO CLASS I DIRECTORS

•	Retirement Plans – Report on the investment plan performance, any changes in the asset allocation or fund managers and plan funding status.

•	Investor Relations – Review of investor relations activities, including stock performance, analyst reports and other market activities.

•

Cleco Power LLC (“Cleco Power”) Business and Commercial Activities – Management of this operating business subsidiary of the Company provides an update on key activities, noting risks identified and mitigating actions.

On an annual basis and generally at its December meeting, the Finance Committee reviews and approves the operating plan and the capital expenditure plan for the upcoming year. The board of directors is presented with the key assumptions supporting the operating and capital plan along with key financial metrics at both the October and December meetings. In addition, management prepares a five-year financial plan and reviews it with the Finance Committee at least annually, including the review completed with the full board of directors at the Company’s annual strategy meeting. Also, on an annual basis, the Finance Committee is provided an update on the Company’s insurance program and the outlook for the insurance market.

Compensation Committee

The reports, analyses and decisions made by the Compensation Committee with regard to executive compensation and compensation risk assessment can be found in our CD&A beginning on page 17 of this proxy statement. As outlined in the CD&A, the Company believes it has a balanced approach to compensation design and risk that is consistent with the long-term interests of Cleco and its shareholders.

Director Nomination Process

Cleco’s Corporate Governance Guidelines set forth Cleco’s method of selecting director nominees and provide for annual evaluations of the board and the board committees as a whole. In connection with these evaluations, which were completed for the first time in 2004, Cleco’s board of directors identified, and the Nominating/Governance Committee compiled, attributes of the board’s incumbent members believed to contribute to the work of the board and its committees, including leadership, accomplishments, skills, diversity, integrity and commitment to board duties. The Nominating/Governance Committee does not have a formal policy with respect to diversity, but its charter defines diversity to include gender, race, national origin, education, professional experience and differences in viewpoint and skills. The board of directors and the Nominating/Governance Committee believe that it is essential that board members represent diverse viewpoints to function most effectively.

The Nominating/Governance Committee is responsible for developing and continuing to update the list of attributes, subject to approval by the full board of directors, for use in identifying, evaluating and selecting qualified candidates to serve on the board of directors. The Nominating/Governance Committee, in accordance with Cleco’s Corporate Governance Guidelines, seeks to create a board of directors that is strong in its collective knowledge and has a diversity of skills and experience. Out of over 30 board member skill sets listed in the annual evaluation completed for 2012, the following were rated by a majority of the board of directors as “very important” in considering future members of the board of directors: (1) current or prior operating and profit-and-loss experience; (2) leadership and managerial skills; (3) planning skills and a good business background; (4) practical, mature and sound business judgment; (5) knowledge of the Corporation’s business; (6) initiative; (7) high moral and ethical standards; (8) high performance standards; (9) inquisitive and objective perspective; instinctive curiosity; and (10) a skeptical/inquiring mind with a willingness to ask tough questions.

When a position on the board of directors becomes vacant, or if the number of members on the board of directors is being increased, the Nominating/Governance Committee will review the attributes of the incumbent board members and determine the attributes that, if possessed by the new board member, would likely result in the most significant contribution to the board of directors. The Nominating/Governance Committee also will consider the skills and experience of those directors approaching retirement to ensure Cleco maintains a diverse, strong and effective board of directors. The Nominating/Governance Committee may recommend hiring a search firm to assist in identifying qualified candidates with the desired attributes. In connection with recent searches for new directors, the Nominating/Governance Committee and the board of directors updated the list of desired qualifications for candidates to include: (1) experience as a CEO of a public company; (2) experience with electric utilities, energy companies, regulated industries and/or capital intensive industries; (3) experience with major strategic initiatives; (4) diversity, including race or gender; and (5) financial/audit committee experience. Persons recommended to the Nominating/Governance Committee for consideration as nominees for a vacant or new board position will then be evaluated with respect to the attributes determined by the Nominating/Governance Committee to be optimal for the vacant or new position. Following the evaluation, which may involve interviews or other procedures the Nominating/Governance Committee deems appropriate, the Nominating/Governance Committee will make a recommendation to the board of directors regarding a candidate either to be nominated at the next annual meeting of shareholders or elected by the board between such meetings. The last four directors elected were identified by a search firm which helped to match their experiences and backgrounds with the list of attributes and qualifications compiled by the Nominating/Governance Committee. Each of Messrs. W. L. Westbrook (who retired effective as of the date of the 2011 annual meeting of shareholders), Kruger, Scott and Stewart were elected through this process by the board of directors.

Recommendations for potential nominees may come from any source, including members of the board of directors, shareholders, self-recommendations, members of the communities Cleco serves or search firms. All persons recommended for a vacant or new board position will be given equal consideration regardless of the source of the

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PROPOSAL NUMBER 1 – ELECTION OF TWO CLASS I DIRECTORS

recommendation. Cleco’s Nominating/Governance Committee did not receive from any shareholder any nominees for election as director at the 2013 annual meeting of shareholders.

Any person wishing to make a recommendation for a person to be considered by the Nominating/Governance Committee pursuant to the process described above as a potential nominee to the board of directors should direct the recommendation to the chairman of the Nominating/Governance Committee in care of Cleco’s corporate secretary. However, Cleco is not obligated to nominate any nominee that is recommended to the Nominating/Governance Committee following these processes. Separately, Cleco’s Bylaws contain certain provisions concerning nomination of a director by a shareholder, which are described below under the caption “Proposals by Shareholders” beginning on page 56.

In 2012, Cleco’s board approved an amendment to Cleco’s Corporate Governance Guidelines to require any director who receives a greater number of votes “withheld” from his or her election than votes “for” the election in an uncontested election to tender his or her resignation to the Nominating/Governance Committee for consideration. The Nominating/Governance Committee will consider the tendered resignation and make a recommendation to the board of directors concerning whether to accept or reject the resignation. The board is required to take formal action on the Nominating/Governance Committee’s recommendation no later than the next board meeting following such meeting of the Nominating/Governance Committee. The Corporate Governance Guidelines provide that no director who is required to tender his or her resignation in accordance with this policy is allowed to participate in the Nominating/Governance Committee’s deliberations or recommendation, or in the board’s deliberations or determination, with respect to accepting or rejecting his or her resignation as a director. The board implemented this policy as a matter of good corporate governance.

Communications with the Board of Directors

The Corporate Governance Guidelines provide for communications with the board of directors by shareholders and other interested persons. In order for shareholders, employees and other interested persons to make their concerns known to the board, Cleco has established a procedure for communications with the board through the non-management chairman of the board. The procedure is intended to provide a method for confidential communication, while at the same time protecting the privacy of the members of the board. Any shareholder or other interested person wishing to communicate with the board of directors, or the non-management members of the board, may do so by addressing such communication as follows:

Chairman of the Board of Directors

c/o Corporate Secretary

Cleco Corporation

P. O. Box 5000

Pineville, LA 71361-5000

Upon receipt, Cleco’s corporate secretary will forward the communication, unopened, directly to the non-management chairman of the board. The chairman of the board will, upon review of the communication, make a determination as to whether it should be brought to the attention of the other non-management members and/or the management member of the board of directors and whether any response should be made to the person sending the communication, unless the communication was made anonymously.

14	CLECO CORPORATION - Proxy Statement for 2013 Annual Meeting of Shareholders

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

Security Ownership of Directors and Management

The following table describes the Cleco common stock beneficially owned by Cleco directors and nominees, the executive officers named in the Summary Compensation Table below, and the directors and executive officers as a group. Shares of stock are “beneficially owned” by a person if the person directly or indirectly has or shares the power to vote or dispose of the shares, regardless of whether the person has any economic interest in the shares. A person also beneficially owns shares as to which the person has the right to acquire beneficial ownership within

60 days, as in the case of the stock options set forth under the “Options Exercisable Within 60 Days” column in the following table.

All information in the table is as of February 1, 2013, and is based upon information supplied by the directors and officers. Unless otherwise indicated in the footnotes and subject to community property laws where applicable, each of the shareholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned.

	Amount and Nature of Beneficial Ownership of Common Stock
	Direct (1)	Options Exercisable Within 60 Days (2)	Other (3)	Percent of Class
Directors and Nominees
J. Patrick Garrett	50,733	-	60,006 (4)		*
Elton R. King	52,539	-	-		*
Logan W. Kruger	9,904	-	-		*
William L. Marks	45,677	-	1,450		*
Peter M. Scott III	9,360	-	1,800		*
Shelley Stewart, Jr.	5,211	-	-		*
William H. Walker, Jr.	83,544	-	44,205 (4)		*
Named Executive Officers
Bruce A. Williamson(5)	181,950	-	-		*
Darren J. Olagues	47,107	-	-		*
Wade A. Hoefling	41,889	-	-		*
Judy P. Miller	34,053	-	-		*
Keith D. Crump	41,617	-	-		*
All directors, nominees and executive officers as a group (18 persons, including those listed above)	751,537		111,866	1.4%

*	Less than 1% of the outstanding stock of the class.
(1)	“Direct” represents shares as to which each named individual has sole voting or dispositive power, including shares of Cleco common stock allocated under the 401(k) Savings Plan and shares of common stock granted as restricted stock awards under Cleco’s LTIP. Shares of common stock under the 401(k) Savings Plan were held by the persons in the table above as follows: Mr. Williamson, 1,293; Mr. Olagues, 5,641; Mr. Hoefling, 325; Ms. Miller, 4,216; and Mr. Crump, 6,203. The other executive officers included in the amount shown for all directors, nominees and executive officers as a group held 22,564 shares of common stock under the 401(k) Savings Plan. Shares of common stock awarded under the LTIP that were restricted as of February 1, 2013 were held by the persons in the table above as follows: Mr. Williamson, 117,547; Mr. Olagues, 22,323; Mr. Hoefling, 17,007; Ms. Miller, 12,876; Mr. Crump, 15,239; and the other executive officers included in the amount shown for all directors, nominees and executive officers as a group, 56,470.
(2)	“Options Exercisable Within 60 Days” reflects the number of shares of Cleco common stock that could be purchased by exercise of options at February 1, 2013 or within 60 days thereafter under Cleco’s LTIP.
(3)	“Other” represents the number of shares of Cleco common stock as to which the named individuals share voting and dispositive power with another person and shares of phantom stock related to shares of restricted stock granted under Cleco’s LTIP.
(4)	Represents shares of phantom stock related to shares of restricted stock granted under Cleco’s LTIP. Mr. Garrett and Mr. Walker have elected to defer receipt of these shares of restricted stock granted to them under the LTIP. Each share of phantom stock is the economic equivalent of one share of Cleco common stock.
(5)	Mr. Williamson is also a director of Cleco.

CLECO CORPORATION - Proxy Statement for 2013 Annual Meeting of Shareholders	15

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of December 31, 2012, each person known to Cleco to be the beneficial owner of more than 5% of the outstanding shares of any class of Cleco’s voting securities.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	BlackRock, Inc. (“BlackRock”) 40 East 52nd Street New York, NY 10022	6,780,690	(1)	11.17%
Common Stock	Systematic Financial Management, L.P. 300 Frank W. Burr Blvd. Glenpointe East, 7th Floor Teaneck, NJ 07666	3,389,532	(2)	5.58%
Common Stock	The Vanguard Group 100 Vanguard Blvd. Malvem, PA 19355	3,406,235	(3)	5.60%
(1)	As of December 31, 2012, based solely on a Schedule 13G filed with the SEC. BlackRock is a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G). For purposes of the reporting requirements of the Securities Exchange Act of 1934, BlackRock Fund Advisors, a subsidiary of BlackRock, beneficially owns 5% or greater of the outstanding shares of Cleco common stock.
(2)	As of December 31, 2012, based solely on a Schedule 13G filed with the SEC.
(3)	As of December 31, 2012, based solely on a Schedule 13G filed with the SEC.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Cleco’s executive officers and directors, and persons who beneficially own more than 10% of a registered class of Cleco’s equity securities, to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of Cleco’s equity securities. To

Cleco’s knowledge, based solely on review of the copies of such reports furnished to Cleco, for the fiscal year ended December 31, 2012, all Section 16(a) filing requirements applicable to its executive officers, directors and greater-than-10% shareholders were satisfied.

16	CLECO CORPORATION - Proxy Statement for 2013 Annual Meeting of Shareholders

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

Executive Summary

Cleco’s executive compensation and benefits philosophy is to provide market-based programs that pay or award our executive officers at levels approximating the competitive market. We believe in paying above the market for superior performance and below the market for underperformance unless extraordinary circumstances compel us otherwise. Our overall executive compensation design philosophy reflects our Compensation Committee’s desire to align management’s actions with the interests of our shareholders. Our executive benefits philosophy is to offer plans and programs that allow us to consistently attract and retain executive talent.

2012 Results and Our Compensation Philosophy

Cleco had a successful 2012. We met or exceeded all of our financial goals and completed or made significant progress toward completion of several strategic initiatives. Highlights for 2012 include:

•	A total shareholder return (“TSR”) of 8% for the year ended December 31, 2012, and 62% for the three-year period ended December 31, 2012.

•	An effective cost-reduction program that significantly contributed to the achievement of operational earnings per share (“EPS”) of $2.46, despite less than favorable weather.
•	An 8% increase in the quarterly dividend to shareholders from $0.3125 to $0.3375.

•	A new 10-year regulated wholesale power contract that will increase Cleco Power’s load by approximately 20% beginning in April 2014.

•	Selection of Cleco Midstream’s Coughlin Power Station as the winning bid in the Cleco Power request for proposals/integrated resource planning process.

•	An investment of $16 million to improve the environmental performance of Cleco Power’s generating fleet and to meet stricter environmental regulations.

•	Prompt restoration of over 95,000 customers following the landfall of Hurricane Isaac.

•	Completion of a major transmission construction project and significant progress on our advanced metering infrastructure project.

•	Significant improvement in the Company’s safety statistics compared to 2011 results.

As a direct result of our success in 2012, performance on most of our incentive measures exceeded our targets. Performance related to each of these measures is explained further in this CD&A on pages 22 through 24. Due to strong annual EPS and three-year TSR performance (the primary performance metrics in our annual and long-term incentive plans), actual incentive compensation for our named executive officers – 2012 cash incentive and long-term incentive award for the 2010 to 2012 performance cycle –  exceeded each plan’s target by 20.0%

and 45.6%, respectively. Our Compensation Committee, in reviewing and approving the 2012 award levels, concluded that this attained compensation level was consistent with our performance results shown above, as well as with progress made on our major strategic initiatives. Overall, we believe the Company’s executive compensation program is working as intended, remains consistent with practices within our Comparator Group, as defined on page 20 under “Market Data and Comparator Group,” and is aligned with shareholder outcomes.

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COMPENSATION DISCUSSION AND ANALYSIS

Our 2012 Compensation Objectives

To align our compensation practices with our philosophy of providing competitive market-based programs that allow for pay opportunities above the market for superior performance and below the market for underperformance, we seek to provide our executive officers with total compensation opportunities that:

1.	are competitive with those of comparable electric utilities and energy service companies where we compete for talent;

2.	deliver a majority of compensation that is contingent on performance;

3.	ensure there is a direct link between compensation and our financial and operational performance; and

4.	align our officers’ long-term compensation opportunities with shareholder outcomes.

Pay for Performance

We define performance-based pay as pay that is dependent upon our performance against pre-established measures and/or our performance compared to the performance of companies in our Proxy Peer Group, as defined under “Market Data and Comparator Group” on page 20. The pie charts below demonstrate our commitment to the delivery of a pay for performance compensation program, as the only fixed element of our ongoing compensation program is base salary. Our annual and long-term incentive plans are fully performance-based. Time-based restricted stock is occasionally awarded in special circumstances to address retention concerns, attract external new hires or reward outstanding individual performance.

Compensation Governance

•

The formal recoupment policy, applicable to officer incentive compensation awards, authorizes our Compensation Committee to recover officer incentive payouts if those payouts are based on financial performance results that are subsequently revised or restated to levels that would have produced lower incentive plan payouts. The recoupment policy is intended to reduce potential risks associated with our incentive plans, and thus more closely align the long-term interests of our named executive officers and our shareholders.

•

Our officer stock ownership requirements strengthen the alignment of the financial interests of our executive officers with those of shareholders and provide an additional basis for sharing in the Company’s success or failure as measured by overall shareholder returns. For 2012, 82% of the officers had met and achieved their established ownership levels based on the requirements, and the other officers are on track to meet the required ownership levels.

•

The Company’s total compensation program does not provide for guaranteed bonuses and has multiple performance measures. Annual cash incentive components focus on both the actual results and the quality of those results. The annual incentive plan for employees and executives contains both economic and qualitative components. The plan also focuses on customer satisfaction levels, safety results and individual performance through the Company’s Pay for Performance Plan (the “PFP Plan”).

•	The “anti-hedging” policy in the Company’s insider trading policy states that all directors, officers and employees are prohibited from hedging the economic interest in the Company shares they hold.

•	There are no change in control arrangements that exceed three times base salary and bonus; no arrangement includes a tax gross-up provision.

•	The Company has only one executive employment agreement in place.

•

The Compensation Committee has a formalized process to ensure the independence of the executive compensation consultant plus other advisors and reviews and affirms the independence of advisors annually.

•

The Compensation Committee revised the 2013 equity awards to provide for the vesting of restricted stock and dividend equivalent units at the target level if a change in control occurs, with delivery and settlement to occur at the scheduled end of the performance cycle. Vested shares may be forfeited in the event of termination for cause or voluntary separation from employment.

18	CLECO CORPORATION - Proxy Statement for 2013 Annual Meeting of Shareholders

COMPENSATION DISCUSSION AND ANALYSIS

Pay Elements

Our Compensation Committee targets total compensation (made up of the elements described below) to be competitive with the median of our Comparator Group as defined on page 20, but individual positioning may vary above or below median depending on each executive’s experience, performance and internal value to the Company. For 2012, we believe that we accomplished our philosophy through the following compensation and benefit components:

2012 Pay Element	Description
Base Salary	• Fixed pay element • Delivered in cash
Annual Cash Incentive (PFP Plan)

• Performance-based annual incentive plan that pays out in cash

• EPS is primary measure for our named executive officers

• Additional metrics include safety and customer service

• Quality Performance Factor allows for payout to be adjusted up or down by 10% of the target award based on quality of earnings or other performance

Long-Term Incentives

• Annual equity grant is delivered in the form of performance shares

• Payout of performance shares is contingent on TSR relative to a group of peers, measured during a three-year performance cycle

• Time-based restricted stock is occasionally awarded in special circumstances to address retention concerns, attract external new hires or reward outstanding individual performance

Benefits

• Broad based benefits such as group medical, dental, vision and prescription drug coverage; basic life insurance; supplemental life insurance; dependent life insurance; accidental death and dismemberment insurance; a defined benefit pension plan (for those employees hired prior to August 1, 2007); and a 401(k) Savings Plan with a Company match for those employees hired before August 1, 2007, as well as a 401(k) Savings Plan with an enhanced benefit for those employees hired after August 1, 2007; same as those provided to all employees

Executive Benefits	• Supplemental Executive Retirement Plan • Nonqualified Deferred Compensation Plan
Perquisites	• Limited to executive physicals, spousal/companion travel and relocation assistance

The Executive Compensation Process

Our Compensation Committee

Our Compensation Committee met six times during 2012, including two formal telephone meetings. Our Compensation Committee’s meetings in January, July, October and December are devoted to issues analysis, market analysis and performance tracking of our compensation and benefit programs. Our CEO and senior vice president, corporate services & internal audit attend our Compensation Committee’s meetings on behalf of management, but do not participate in the Compensation Committee’s executive sessions.

Our Compensation Committee’s responsibilities, which are more fully described in our Compensation Committee’s charter, include:

•	establishing and overseeing the Company’s executive compensation and benefit programs;

•

determining if the Company’s executive compensation and benefit programs are achieving their intended purpose, being properly administered and creating proper incentives in light of the Company’s risk factors;

•

analyzing the executive compensation and benefits practices of peer companies and annually reporting to the board of directors or recommending for approval by the board of directors the overall design of the Company’s executive compensation and benefit programs;

•	annually evaluating the performance of the CEO and recommending to the board of directors adjustments in the CEO’s compensation and benefits;

•	annually reporting and recommending to the board of directors pay adjustments for the non-CEO executive officers (including new hires), which includes base salary and incentive plan targets; and

•	reviewing the Compensation Committee’s charter and revising as necessary.

The Compensation Consultant

In 2010, our Compensation Committee engaged Frederic W. Cook & Co., Inc. (“Cook & Co.”) to consult on matters concerning executive officers’ compensation and benefits. All executive compensation adjustments and award calculations for 2012 were reviewed by Cook & Co. on behalf of our Compensation Committee. Cook & Co. acted at the direction of our Compensation Committee and was independent of management. Our Compensation Committee determined Cook & Co.’s ongoing engagement activities, and Cook & Co. endeavored to keep our Compensation Committee informed of executive officers’ compensation trends and regulatory/compliance developments throughout 2012. Cook & Co. was responsible for providing market data and analysis of 2012 compensation and benefits for our executive officers.

Our Compensation Committee has assessed the independence of Cook & Co. pursuant to SEC rules and concluded that its work did not raise any conflict of interest that would prevent Cook & Co. from independently representing our Compensation Committee.

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COMPENSATION DISCUSSION AND ANALYSIS

The Role of the Chief Executive Officer

Our CEO annually reviews the performance of our named executives (other than himself) and makes recommendations to our Compensation Committee regarding base salary adjustments, cash incentives and long-term incentive awards. Our CEO participates in meetings of our Compensation Committee to discuss executive compensation, including measures and performance targets, but is subsequently excused to allow the independent members of our Compensation Committee to meet in executive session. For 2012, the measures and performance targets also were reviewed by Cook & Co. prior to adoption by our Compensation Committee.

Our Compensation Committee also has delegated limited authority to our CEO to extend employment offers to executive officers at the level of vice president or lower. The CEO may make such offers without prior approval of the board of directors provided no compensation component falls outside our Compensation Committee’s approved policy limits as described on pages 21 through 27. Our Compensation Committee still approves any grant of Cleco common stock or other equity award made pursuant to this delegation of authority prior to issuance of the grant.

One employment offer was made under this delegation of authority during 2012. Our Compensation Committee ratified the offer and approved the executive’s participation in the LTIP and the Supplemental Executive Retirement Plan (“SERP”) at its meeting held July 26, 2012.

Shareholder Advisory Vote

We provide an annual shareholder advisory vote on the compensation of Cleco’s named executive officers as described in this proxy statement. In 2012, shareholders strongly supported (approximately 95% of voting stock represented at the 2012 annual meeting voted for) our “say-on-pay” proposal. This “say-on-pay” vote is not binding on Cleco, our Compensation Committee or our board of directors; however, our board of directors and our Compensation Committee review the voting results and consider them, along with any specific insight gained from the shareholders of Cleco and other information relating to the shareholder vote on this proposal, when making decisions regarding executive compensation. For more information, see “Proposal Number 3—Advisory Vote to Approve the Compensation of Cleco’s Named Executive Officers” on page 50.

Evaluation and Design of Our Compensation and Benefit Programs

Market Data and Comparator Group

Our Compensation Committee believes that compensation and benefits for our executive officers who successfully enhance shareholder value should be competitive with the compensation and benefits offered by similar publicly held companies in our industry to attract and retain the high quality executive talent required by the Company. Our Compensation Committee examines our executive officers’ compensation against comparable positions using publicly available proxy data for a group of 19 industry peers (the “Proxy Peer Group”) and Energy Industry Survey data to help design and benchmark our executive officer compensation. This evaluation includes base salary, annual and long-term incentive plan targets, other potential equity awards and target total compensation. The Proxy Peer Group, approved by the Compensation Committee in late 2010, is also used to track comparable performance of our long-term incentive plan. The combination of the Proxy Peer Group and the Energy Industry Survey data is referred to as “our Comparator Group.”

The Compensation Committee periodically examines the Proxy Peer Group to ensure that peer companies continue to meet the criteria of our model portfolio. The general criteria examined in developing our Proxy Peer Group include:

•

Operational fit: companies in the same industry with similar business operations and energy portfolio (e.g., companies that derive a majority of their revenues from a state regulated utility and have no large scale nuclear operations);

•

Financial scope: companies of similar size and scale. Size is measured on a number of criteria relevant to this industry (e.g., market capitalization, enterprise value, assets and revenues). Most of the peer companies are within one to three times the size of Cleco’s market capitalization, which is the principle measure of scale in this industry. Revenues, used most frequently in general industry, may not lend itself as the most appropriate measure of scale in the utilities industry due to significant volatility in annual revenues. In limited circumstances, the small number of direct competitors in our industry may require the inclusion of one or more companies that are outside of this range if they are a direct competitor for business or talent. Cleco’s market capitalization is positioned at or near the median against the Proxy Peer Group;

•	Competitors for talent: companies with whom Cleco competes for executive talent or those that employ similar labor or talent pools; and

•	Competitors for investor capital.

The Proxy Peer Group Companies
AGL Resources Inc.	Energen Corporation	Pinnacle West Capital Corporation
ALLETE, Inc.	Great Plains Energy Incorporated	PNM Resources, Inc.
Alliant Energy Corporation	IDACORP, Inc.	Portland General Electric Company
Avista Corporation	NorthWestern Corporation	TECO Energy, Inc.
Black Hills Corporation	NV Energy, Inc.	UNS Energy Corporation
Calpine Corporation	OGE Energy Corp.	Vectren Corporation
El Paso Electric Company

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COMPENSATION DISCUSSION AND ANALYSIS

In setting executive compensation levels in 2012, our Compensation Committee also used Energy Industry Survey data from the Towers Watson’s 2011 Energy Services Executive Compensation Database. Survey data provides a broader energy industry perspective. This survey data is used in conjunction with the Proxy Peer Group data as a competitive market reference point for the Compensation Committee to consider in determining pay levels.

Decisions Made in 2012 with Regard to Each Compensation and Benefit Component

Base Salary

We strive to set base salary levels for our executive officers as a group, including the named executive officers, at a level approximating +/-15% of our Comparator Group market median for base pay. For 2012, actual base salaries for our executive officers as a group were 93.1% of the Comparator Group median.

At the request of the CEO, other than a promotion-related increase, none of our named executive officers received a salary increase in 2012.

Typically, the amount of a base salary increase is based on an appraisal of individual performance by the named executive officer’s supervisor and, in the case of our CEO, by our board of directors, as well as position-specific market data provided by Cook & Co. to our Compensation Committee and the terms of his employment agreement.

Base salaries for our named executive officers in 2012 are shown in the table below.

Name	2012 Base Salary	2012 % Change
Mr. Williamson(1)	$700,000	-%
Mr. Olagues	$305,900	-%
Mr. Hoefling	$273,900	-%
Ms. Miller(2)	$250,000	51.7%
Mr. Crump	$225,500	-%
(1)	In January 2012, Mr. Williamson waived the minimum increase in his base compensation and the related impacts on his cash and equity incentive opportunities for 2012 as set forth in his executive employment agreement with the Company to keep his compensation aligned with other members of senior management who were not given base pay increases in 2012. This action was consistent with Mr. Williamson’s desire to shift additional compensation to performance-based pay among the senior management of the Company.

(2)	Ms. Miller was promoted to senior vice president – corporate services and internal audit in November 2011. The adjustment shown is for changes made to her base salary at the time of her promotion.

Our Compensation Committee approved Ms. Miller’s adjustment based on the following:

•

Ms. Miller – favorable overall performance in 2011 in her former position as corporate secretary and in the months immediately preceding and following her promotion as she assumed responsibility for four functions (human resources; health, safety & environmental services; internal audit; and telecommunications/facilities/information technology support) where improvement was needed to drive culture change to grow the Company.

Annual Cash Incentive

We maintain an annual, performance-based cash incentive plan called the Cleco Corporation Pay for Performance Plan or PFP Plan. The PFP Plan

became effective January 1, 2012, and it superseded the Company’s Annual Incentive Plan (“AIP”) and Employee Incentive Plan. The PFP Plan applies to all regular, full-time employees, and it includes weighting for corporate and individual performance goals. Our executive officers have more of their PFP Plan targets weighted on corporate goals, since they have more influence over corporate level results. As mentioned, the Compensation Committee targets PFP Plan award opportunities for executive officers to approximate the median of the annual cash incentive target award of our Comparator Group. Payouts are capped at 200% of target. The table below presents the target PFP Plan opportunities for the named executive officers in 2012:

Name	Target as % of Base Salary
Mr. Williamson	100%
Mr. Olagues	50%
Mr. Hoefling	50%
Ms. Miller	50%
Mr. Crump	50%

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COMPENSATION DISCUSSION AND ANALYSIS

For our CEO, the 2012 PFP Plan award was based entirely on the corporate performance measures described below. The 2012 PFP Plan award for our named executive officers, other than the CEO, was based 80% on the corporate performance measures outlined below and 20% on the achievement of individual goals established in the performance plan of each named executive officer. The 2012 PFP Plan corporate performance measures consisted of the five metrics listed below (weighting):

•	EPS (70%)

•	Customer Satisfaction (10%)

•	Safety (10%)

-	Personal Injuries (5%)

-	Vehicle Accidents (5%)

•	Quality Performance Factor (10%)

In establishing the 2012 PFP Plan corporate metrics, the Compensation Committee believed it was most important to reward senior executives for the overall financial performance of the Company, and therefore weighted EPS most heavily at 70%. In addition, to continually focus the executives and the entire organization on the importance of customer satisfaction and safety, 20% of the bonus opportunity attributable to the corporate measures was contingent on safety and service performance. Finally, in 2011, the Compensation Committee established the “Quality Performance Factor” with a 10% weighting. This factor permits the Compensation Committee to assess how performance was achieved during the year and to adjust the payout using a number of subjective factors based on its discretion and management input.

In December of each fiscal year, our CEO recommends the PFP Plan financial performance and other measures to our Compensation Committee for the upcoming year. Based on our historical performance relative to target and our relative historical performance versus our Comparator Group, our Compensation Committee reviews, revises as appropriate and approves the PFP Plan measures for the upcoming year.

Details Related to Corporate Performance Metrics Established to Determine 2012 PFP Plan Award Levels

Metric # 1:	EPS – For 2012, the following EPS matrix was developed to determine performance and payout ranges related to EPS performance. This measure represents 70% of the overall PFP Plan award for the corporate measures.

EPS MATRIX (70%)

Performance Level	Fully Diluted Earnings Per Share *		% of Financial Target Award Paid
	<$	2.239	0%
Threshold		$2.239	50%
Target		$2.420	100%
Maximum		$2.614	200%
2012 Result		$2.460	117%

*	Consolidated EPS with Cleco Power stated on a pre-customer refund basis (operational earnings)

Metric # 2:	Customer Satisfaction – Measured as the percentage of “very satisfied” Cleco Power electric service customers exceeding the Louisiana electric utility average, an independent survey. This metric represents 10% of the overall PFP Plan award for the corporate measures.

CUSTOMER SATISFACTION MATRIX (10%)

Performance Level	% of Very Satisfied Customers Over LA Utility Average	% of Customer Satisfaction Target Award Paid
Threshold	<12.0%	0%
Target	12.0% to 19.0%	100%
Maximum	>19.0%	200%
2012 Result	12% higher	100%

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COMPENSATION DISCUSSION AND ANALYSIS

Metric # 3:	Personal Injury Safety – Compares Cleco’s personal injury incident rate against the Edison Electric Institute’s (“EEI”) index for personal injuries. This metric represents 5% of the overall PFP Plan award for the corporate measures.

SAFETY – PERSONAL INJURIES MATRIX (5%)

Performance Level	Performance Relative to EEI	% of Safety – Injuries Target Award Paid
Threshold	2nd Quartile	50%
Target	Top Quartile	100%
Maximum	Top Decile *	200%
2012 Result	Top Quartile	100%

*	Top 10%

Metric # 4:	Vehicle Accident Safety – Compares Cleco’s vehicle accident rate against the EEI’s index for vehicle accidents. This metric represents 5% of the overall PFP Plan award for the corporate measures.

SAFETY – VEHICLE ACCIDENTS MATRIX (5%)

Performance Level	Performance Relative to EEI	% of Safety – Accidents Target Award Paid
Threshold	2nd Quartile	50%
Target	Top Quartile	100%
Maximum	Top Decile *	200%
2012 Result	Top Decile *	200%

*	Top 10%

Metric # 5:	Quality Performance Factor – Our Compensation Committee reviewed and considered 2012 results and determined that cost cutting measures implemented by management and the completion of several other major initiatives significantly contributed to the achievement of 2012 EPS, despite less than favorable weather. Our Compensation Committee further considered the negotiation of a new 10-year regulated wholesale power contract and the Company’s improved safety results in 2012. Based on these considerations, input from the CEO and through its use of discretion, our Compensation Committee decided that a payout of 130% related to the Quality Performance Factor was appropriate.

Total Payout:	Our Compensation Committee determined that a total PFP Plan payout at 120% of target for the corporate measures was reasonable based on the Company’s performance in 2012. The resulting total PFP Plan corporate payout for 2012 was calculated as follows:

	% of Target	x	Award Level	=	% of Payout
EPS	70%		117%		82%
Customer Satisfaction	10%		100%		10%
Safety-Personal Injuries	5%		100%		5%
Safety-Vehicle Accidents	5%		200%		10%
Quality Performance Factor	10%		130%		13%

Total	100%				120%

Our Compensation Committee may adjust the PFP Plan targets to more closely align incentive targets and awards with investor concerns.

Our Compensation Committee also has the authority to adjust the amount of any individual PFP Plan award with respect to the total award or the corporate or individual component of the award upon recommendation by our CEO. Adjustments for PFP Plan participants, except for our executives, may be made by the CEO in his discretion. Adjustments are based on our annual performance review process. For 2012, our Compensation Committee approved no such adjustments for our named executive officers.

Additional details on the 2012 PFP Plan measures and target levels regarding our named executives may be found on page 31, “Non-Equity Incentive Plan Compensation” and page 32, “Estimated Future Payments under Non-Equity Incentive Plan Awards (PFP Plan).”

Equity Incentives

Our executive officers and other key employees are eligible to receive performance-based and other grants of restricted stock, common stock equivalent units (“CEUs”), stock options and stock appreciation rights. These grants are made pursuant to our LTIP. A grant gives the recipient the right to receive or purchase shares of our common stock under specified circumstances or to receive cash awards based on the appreciation of our common stock price or the achievement of pre-established long-term performance goals.

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COMPENSATION DISCUSSION AND ANALYSIS

Performance-Based Restricted Stock

Historically, our primary equity incentive tool has been an annual award of performance-based restricted stock. We commonly refer to these awards as the “LTIP award.”

2012 LTIP Award

Each LTIP award performance cycle is three years. For 2012, the performance cycle covers January 1, 2012 to December 31, 2014. The LTIP award performance measure is TSR. The LTIP has a minimum award of 0% of target and a maximum possible award of 200%. The performance measure used for the three-year LTIP performance cycle is Cleco’s TSR relative to the Proxy Peer Group (see page 20 for details). The table below presents the TSR performance and payout range established to determine payouts for the 2012 LTIP award:

Performance Level	TSR Percent Rank	Payout
	<30th %ile	0%
Threshold	30th %ile	30%
Target	50th %ile	100%
Maximum	100th %ile	200%

Each year the Compensation Committee approves an LTIP award to eligible executives. The target number of LTIP shares is a function of the grant date value, set as a percentage of base salary, divided by the price of our stock on the date of grant calculated as the average of the high and low price of our stock on the date of grant rounded to the nearest eighth.

Example: Base Salary = $100,000; LTIP Value = $50,000 (50% of base salary); Stock Price = $50/share; Target LTIP Shares = 1,000 shares

Each executive officer’s target LTIP award level is set, so in combination with other pay elements, it will deliver a total compensation opportunity that approximates the median of our Comparator Group. The chart below details the targeted opportunity for each of the named executives expressed as a percentage of base salary:

Name	2012 LTIP Target as % of Base Salary
Mr. Williamson	200%
Mr. Olagues	75%
Mr. Hoefling	75%
Ms. Miller	75%
Mr. Crump	75%

2010 – 2012 LTIP Award

Our Compensation Committee approved an overall award level of 145.6% of target for the LTIP performance cycle that ended on December 31, 2012. This award level represents our TSR performance in the 72.8th percentile of the Incentive Peer Group as defined below under “Incentive Peer Group” for the three-year period ended December 31, 2012. Dividends accrued during the three-year period ended December 31, 2012 were paid to the extent the award was earned up to an award level of 100%. Dividends were not paid on the opportunity shares awarded for performance above 100%. The table below summarizes our recent LTIP award history.

LTIP Historical Performance	2010	2011	2012
TSR for the Three-Year Performance Period ended December 31	21%	87%	66%
Percentile Rank in the Incentive Peer Group (100% is highest; 0% is lowest)	82%	86%	73%
LTIP Award Percentage	165%	171%	146%

TSR for purposes of the 2010 – 2012 LTIP performance cycle was calculated using the quarterly return method.

Our Compensation Committee may adjust our LTIP award if it determines that circumstances warrant. Any adjustment applies to all participants equally. No such adjustment was made for the LTIP award approved in December 2012. There are no provisions in the LTIP for individual award adjustment. Details on how our LTIP grants and awards are calculated are included on page 30, “Stock Awards.”

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COMPENSATION DISCUSSION AND ANALYSIS

Incentive Peer Group

The Incentive Peer Group was used for LTIP cycles beginning prior to January 1, 2011 and includes the following companies:

Incentive Peer Group Companies
ALLETE, Inc.	IDACORP, Inc.
Alliant Energy Corporation	NSTAR
Avista Corporation	NV Energy, Inc.
Central Vermont Public Service Corporation	Northeast Utilities
CH Energy Group, Inc.	SCANA Corporation
El Paso Electric Company	UIL Holdings Corporation
Great Plains Energy Incorporated	UNS Energy Corporation
Hawaiian Electric Industries, Inc.	Westar Energy, Inc.

Time-Based Restricted Stock

Time-based restricted stock is not an element of our current annual long-term incentive award opportunity. The Compensation Committee will and has awarded grants of time-based restricted stock that are typically associated with mid-year promotions, at the time of an external executive hiring or to reward our named executive officers for extraordinary performance above that which can be rewarded through the PFP Plan. Our Compensation Committee uses such awards to increase ownership and encourage retention. For an external executive hiring, an award may be made to offset comparable awards or other value forfeited as a result of the executive leaving the former employer. The award of time-based restricted shares or unrestricted shares of our common stock is recommended by the CEO and approved by our Compensation Committee and our board of directors, or in the case of a grant to the CEO, is recommended jointly by our Compensation Committee and Nominating/Governance Committee to our board of directors. The award is conditioned upon continued employment at the time of vesting, which is typically three years after the award date. Taxes on time-based restricted stock are borne by the executive officer.

Our Compensation Committee, with the approval of the full board of directors, awarded shares of our common stock to Mr. Williamson effective April 27, 2012, subject to time-based vesting. The award was made in recognition of outstanding 2011 performance and to enhance retention, as evidenced by the longer than typical vesting schedule of seven years. The award was made in the amount of 5,000 shares. Restrictions on the shares will lapse as of January 1, 2019, provided that Mr. Williamson remains an employee of the Company through the restriction period. On January 24, 2013, our Compensation Committee and board of directors awarded 10,000 shares of our common stock to Mr. Williamson. These shares were made in recognition of outstanding 2012 performance and will vest in five years provided Mr. Williamson remains an employee of the Company through the restriction period.

On February 15, 2013, our Compensation Committee, with the approval of the full board of directors, awarded shares of our common stock to Mr. Olagues (1,500 shares); Ms. Miller (1,250 shares); and Mr. Crump (1,250 shares). The time-based restricted stock awards were made in recognition of outstanding 2012 performance and will vest in three years provided Mr. Olagues, Ms. Miller and Mr. Crump each remain an employee of the Company through the restriction period.

Stock Options

Our Compensation Committee last approved a stock option grant in July 2007. Our Compensation Committee did not approve the grant of any stock options during 2012.

Stock Appreciation Rights

We have not granted any stock appreciation rights under the terms of the LTIP since its adoption.

Nonqualified Deferred Compensation Plan

We maintain a Deferred Compensation Plan so that directors, executive officers and certain key employees may defer receipt and taxation of certain forms of compensation. Directors may defer up to 100% of their compensation; executive officers and other key employees may defer up to 50% of their base salary and up to 100% of their annual cash incentive. We find the use of deferred compensation plans prevalent within our industry and within the companies in our Proxy Peer Group. Cleco does not match deferrals or contribute to the plan. Actual participation in the plan is voluntary. The notional investment options made available to participants are selected by our CFO. The allocation of deferrals among investment options is made by individual participants. The notional investment options include money market, fixed income and equity funds; Cleco common stock is not currently an investment option under the plan, except for directors. No changes were made to the plan during 2012. Additional discussion of our deferred compensation plan is included on page 37.

Supplemental Executive Retirement Plan

We maintain a SERP for the benefit of our executive officers who are designated as participants by our Compensation Committee. The SERP is designed to attract and retain executive officers who have contributed and will continue to contribute to our overall success by ensuring that adequate compensation will be provided or “replaced” during retirement. Supplemental retirement benefits are prevalent within our industry and the companies comprising our Proxy Peer Group. Our Compensation Committee views the SERP as a key recruiting tool to attract executive talent to the central Louisiana area.

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COMPENSATION DISCUSSION AND ANALYSIS

Benefits under our SERP vest after ten years of service or upon death or disability while a participant is employed by Cleco. Our Compensation Committee may reduce the vesting period to less than ten years, which typically would occur in association with recruiting efforts. Benefits, whether or not vested, are forfeited in the event a participant is terminated for cause.

Benefits are based upon a participant’s attained age at the time of separation from service. The maximum benefit is payable at age 65 and is 65% of final compensation. Payments from the Company’s defined benefit pension plan (“Pension Plan”), certain employer contributions to our 401(k) Savings Plan and payments paid or payable from prior and subsequent employers’ defined benefit retirement or similar supplemental plans reduce or offset our SERP benefits. If a participant has not attained age 55 at the time of separation and receives SERP benefits before attaining age 65, SERP benefits are actuarially reduced to reflect early payment. The “Pension Benefits” table on page 35 lists the present value of accumulated SERP benefits for our named executives as of December 31, 2012. In 2011, our Compensation Committee amended the SERP to eliminate the business transaction benefit previously included in the SERP, as well as the requirement that a SERP participant be a party to an employment agreement to receive change in control benefits. No changes were made to the SERP during 2012. Additional discussion of the SERP design is included beginning on page 36.

Change in Employment Status and Change in Control Events

Historically, we have entered into executive employment agreements with our executive officers in an effort to attract and retain executive talent and to ensure their actions align with the interests of Cleco and its shareholders in the event of a change in control. The agreements have been structured to include payments for various separation events provided the executive officer agrees to post-employment conditions intended to protect our business and proprietary interests, including our intellectual property, human capital and confidential information and executes a release. The level of exit payments and benefits provided under the executive employment agreements generally was determined by position within the organization.

In 2010, our Compensation Committee approved management’s recommendation that all executive employment agreements should not be renewed upon expiration. All such agreements have now expired.

During 2011, in conjunction with his being hired as CEO, we entered into an employment agreement with Mr. Williamson (the “Williamson Agreement”). This agreement is further discussed on page 30. All of the executive employment agreements with our executive officers, except the Williamson Agreement, were not renewed upon expiration, and the Company has no executive employment agreements other than the Williamson Agreement.

The Company may enter into new employment agreements with its executives usually in connection with recruiting efforts. Our standard agreement provides for a non-renewing term, generally two years, and does not contain a change in control tax gross-up provision. Our Compensation Committee approved other revisions to our standard executive employment agreement based on input from Cook & Co., which we believe are consistent with current market trends while allowing us to maintain a competitive executive officer recruiting process.

See the section beginning on page 37 titled “Potential Payments at Termination or Change in Control” for a quantification and discussion of the material terms, potential payments and benefits associated with the Williamson Agreement, as well as the compensation history, annual compensation and benefit expense, status of deferred compensation, status of equity ownership, the value of vested awards and benefits and the value of accelerated compensation and benefits under various separation scenarios for our named executives who no longer have executive employment agreements.

The Cleco Corporation Executive Severance Plan

In recognition of the non-renewal of executive employment contracts, the board of directors adopted the Cleco Corporation Executive Severance Plan (the “Executive Severance Plan”) on October 28, 2011. The Executive Severance Plan provides our executive officers and other key employees with cash severance benefits in the event of a termination of employment, including involuntary termination in connection with a change in control.

Perquisites and Other Benefits

We may make available the following perquisites to our executive officers:

•	Executive officer physicals – as a condition of receiving their PFP Plan award, we require and pay for an annual physical for our executive officers and their spouses;

•

Spousal/companion travel – in connection with the various industry, governmental, civic and entertainment activities of our executive officers, we pay for spousal/companion travel associated with such events;

•

Relocation program – in addition to our standard relocation policy available to all employees, we maintain a policy whereby our executive officers and other key employees may request that we pay real estate agent and certain other closing fees should the officer or key employee sell his/her primary residence or that we purchase the executive officer’s or key employee’s primary residence at the greater of its documented cost (not to exceed 120% of the original purchase price) or average appraised value. Typically, this occurs when an executive officer or key employee relocates at the Company’s request; and

•

Purchase program – under our Executive Severance Plan, a covered executive officer may request the Company to purchase his or her primary residence in the event he or she is involuntarily terminated without cause or separates for good reason, either in connection with a change in control and further provided the executive officer relocates more than 100 miles from the residence to be purchased. Limits on the purchase amount are the same as our relocation program described above.

Our Compensation Committee approves the perquisites based on what it believes is prevailing market practice, as well as specific Company needs. Cook & Co. assists our Compensation Committee in this regard. We believe the relocation program is an important element in attracting executive talent to the central Louisiana area. Perquisite expenses related to business and spousal travel for our executive officers are reviewed by internal audit and any exceptions are reported to our Audit Committee.

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COMPENSATION DISCUSSION AND ANALYSIS

See the section beginning on page 31 titled “All Other Compensation” for details of these perquisites and their value for our named executives.

Our executive officers, including the named executives, also participate in our other benefit plans on the same terms as other employees. These plans include paid time off for vacation, sick leave and bereavement; group medical, dental, vision and prescription drug coverage; basic life insurance; supplemental life insurance; dependent life insurance; accidental death and dismemberment insurance; defined benefit pension plan (for those hired prior to August 1, 2007); and the 401(k) Savings Plan with a Company match for those employees hired before August 1, 2007, as well as a 401(k) Savings Plan with an enhanced benefit for those employees hired after August 1, 2007, including Mr. Williamson.

Other Tools and Analyses to Support Compensation Decisions

Tally Sheets

At least annually our Compensation Committee reviews tally sheets that set forth the items listed below. This review is conducted as part of the comparison of the compensation and benefit components that are prevalent within our Comparator Group. The comparison facilitates discussion with our Compensation Committee’s outside independent consultant as to the use and amount of each compensation and benefit component versus the applicable peer group.

•	Annual compensation expense for each named executive – this includes the rate of change in total cash compensation from year-to-year; the value of equity awards; the annual periodic cost of providing retirement benefits; and the annual cost of providing other benefits such as health insurance.

•	Reportable compensation – to further evaluate total compensation; to evaluate total compensation of our CEO compared to the other executive officers; and to otherwise evaluate internal equity among our named executives.

•	Company stock ownership – for each executive officer expressed as a multiple of base salary compared to industry standards provided by Cook & Co. Outstanding stock options and the in-the-money value of those options, if any, also are reviewed, as are each executive’s Cleco common stock purchases and sales history.

•	Post-employment payments – reviewed pursuant to the potential separation events discussed in “Potential Payments at Termination or Change in Control,” on pages 37 through 42.

Trends and Regulatory Updates

As needed, and at least annually, our Compensation Committee reviews reports related to industry trends, legislative and regulatory developments and compliance requirements based on management’s analysis and guidance provided by Cook & Co., as applicable. Plan revisions and compensation program design changes are implemented as needed.

Risk Assessment

Our Compensation Committee also seeks to structure compensation that will provide sufficient incentives for our executive officers to drive results while avoiding unnecessary or excessive risk taking that could harm the long-term value of the Company. Our Compensation Committee believes that the following actions and/or measures help achieve this goal:

•	at least annually our Compensation Committee reviews the design of our executive compensation program to ensure an appropriate balance between business risk and resulting compensation;

•	our Compensation Committee allocates pay mix between base salary and performance-based pay to provide a balance of incentives;

•	the design of our incentive measures, including the interrelation between our PFP Plan and LTIP, is structured to align management’s actions with the interests of our shareholders;

•	incentive payments are dependent on our performance measured against pre-established targets and goals and/or compared to the performance of companies in our Proxy and Incentive Peer Groups;

•	the range and sensitivity of potential payouts relative to target performance are reasonable;

•	our Compensation Committee imposes checks and balances on the payment of compensation discussed herein;

•	our Recovery Policy discussed in the section entitled “Recoupment of Prior Awards Paid” below;

•	detailed processes establish Cleco’s financial performance measures under our incentive plans; and

•	incentive targets are designed to be challenging, yet achievable, to mitigate the potential for excessive risk-taking behaviors.

During 2012, our Compensation Committee, with the assistance of Cook & Co., reviewed the Company’s assessment of compensation risk of the Company’s incentive plans. Our Compensation Committee concluded that our compensation policies do not create risks that are reasonably likely to have a material adverse effect on the Company.

Stock Ownership Requirements for Executive Officers

Our Compensation Committee has adopted an executive stock ownership policy requiring our CEO to own Cleco common stock in an amount equaling five times base salary; senior vice presidents in an amount equaling three times base salary; and vice presidents in an amount equaling one times base salary. The policy also contains a retention requirement as a means of achieving the specified common stock ownership multiple. Until an executive reaches his or her required ownership level, he or she must retain a minimum of 50% of the after-tax shares received from restricted stock awards made under the LTIP.

Anti-Hedging Policy

In October 2007, our board of directors approved a policy prohibiting directors, officers and employees from engaging in privately-negotiated or other structured hedging transactions or any other forms of hedging or monetization transactions related to Cleco common stock. The board believes this policy aligns the interests of the Company’s directors, officers and employees with those of its long-term shareholders.

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COMPENSATION DISCUSSION AND ANALYSIS

Recoupment of Prior Awards Paid

Our Compensation Committee and board of directors approved a Recovery Policy in 2007. If the Company is required to restate its financial statements or other financial results, our Compensation Committee is authorized to adjust or otherwise recover an executive officer’s award, provided that the amount of the award is based on financial performance and our Compensation Committee determines the executive officer engaged in intentional misconduct or in an intentional act or omission related to the cause for the restatement. Awards subject to the policy include any payment, accrual or other benefit paid or earned on or after January 1, 2008. Each of our executive officers has signed a notice acknowledging application of this policy, and we have conditioned their annual cash incentive agreements and restricted stock grants on the policy.

Board of Directors Compensation

Our Nominating/Governance Committee also engages our Compensation Committee’s independent consultants to consult on matters concerning director compensation. In its analysis of director compensation, our Nominating/Governance Committee reviews competitive market information from our Proxy Peer Group, including information related to the payment of annual retainer fees for directors, annual retainer fees for committee chairs, per meeting fees and equity award levels. Our Compensation Committee conducts a similar review with respect to the compensation of the chairman of the board. Details of director compensation are shown in the “Director Compensation” table on page 43.

U.S. Federal Income Tax Considerations

Restricted Stock

A participant who receives an award of restricted stock or CEUs under our LTIP generally does not recognize taxable income at the time the award is granted. Instead, the participant recognizes income when:

•

Performance-based shares vest, which occurs at the end of a performance cycle when our Compensation Committee determines whether the designated performance goals have been attained and to what degree; or

•	Forfeiture and transfer restrictions on time-based restricted stock lapse, upon the completion of a specified service period.

The amount of income recognized by a participant is equal to the fair market value of our common stock on the vesting or lapse date, less the cash, if any, paid for the shares, and the cash received on the settlement of CEUs. A participant may elect to accelerate the recognition of income with respect to restricted stock by making an Internal Revenue Code (“IRC”) Section 83(b) election, which causes income to be recognized at the time of the award in an amount equal to the current fair market value of the stock on the award date, less the cash, if any, paid for the shares.

Income recognized by a participant is treated as compensation and is subject to applicable withholding for income and employment taxes. Cleco receives a corresponding compensation deduction for tax purposes when a participant recognizes income.

Stock Options

All options granted under our LTIP are nonqualified or non-statutory options. Cleco currently does not grant or have outstanding incentive stock options within the meaning of IRC Section 422. The grant of an option is not a tax event. A participant recognizes income when the option is exercised in an amount equal to the difference between the exercise price of the option and the fair market value of our common stock on the exercise date. The income is treated as compensation and is subject to applicable withholding for income and employment taxes. Cleco receives a corresponding compensation deduction for tax purposes when the option is exercised.

IRC Section 162(m)

IRC Section 162(m) limits to $1,000,000 the amount Cleco can deduct in a tax year for compensation paid to our CEO and each of the four other most highly compensated executive officers. Performance-based compensation paid under a plan approved by our shareholders that satisfies certain other conditions may be excluded from the calculation of the limit. We have taken the action we consider appropriate to preserve the deductibility of compensation paid to our executive officers, but our Compensation Committee has not adopted a formal policy that requires all compensation to be fully deductible. As a result, our Compensation Committee may pay or award compensation that it deems necessary or appropriate to achieve our business goals and to align the interests of our executives with those of our shareholders, whether or not the compensation is performance-based within the meaning of IRC Section 162(m) or otherwise fully deductible.

Our LTIP was approved by our shareholders, permitting grants and awards made under that plan to be treated as performance-based. Generally, options, performance-based restricted stock and performance-based CEUs are intended to satisfy the performance-based requirements of IRC Section 162(m) and are intended to be fully deductible. Amounts paid under the PFP Plan count toward the $1,000,000 limit.

IRC Section 409A

IRC Section 409A generally was effective as of January 1, 2005. The section substantially modified the rules governing the taxation of nonqualified deferred compensation. The consequences of a violation of IRC Section 409A, unless corrected, are the immediate taxation of amounts deferred, the imposition of an excise tax and the assessment of interest on the amount of the income inclusion, each of which is imposed upon the recipient of the compensation. Our plans, agreements and incentives subject to IRC Section 409A have been operated pursuant to and are in compliance with IRC Section 409A .

28	CLECO CORPORATION - Proxy Statement for 2013 Annual Meeting of Shareholders

EXECUTIVE OFFICERS’ COMPENSATION

EXECUTIVE OFFICERS’ COMPENSATION

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($)	Total ($)
A	B	C	D	E	F	G	H	I	J
Bruce A. Williamson, (1)	2012	$700,000	$0	$1,740,174	$0	$840,000	$6,754,398	$632,876	$10,667,448
President & CEO	2011	$333,846	$0	$2,326,411	$0	$577,500	$1,590,857	$51,310	$4,879,924

Darren J. Olagues,	2012	$305,900	$0	$251,770	$0	$205,000	$632,556	$31,191	$1,426,417
SVP-CFO	2011	$303,762	$0	$267,739	$0	$201,894	$426,505	$26,604	$1,226,504
	2010	$277,477	$0	$220,680	$0	$182,965	$252,495	$16,632	$950,249

Wade A. Hoefling,	2012	$273,900	$0	$225,421	$0	$165,000	$1,001,684	$34,759	$1,700,764
SVP-General	2011	$272,523	$0	$232,071	$0	$203,371	$703,723	$29,277	$1,440,965
Counsel & Director Regulatory Compliance	2010	$255,523	$0	$203,146	$0	$159,238	$206,648	$26,232	$850,787

Judy P. Miller,	2012	$250,000	$0	$205,764	$0	$170,000	$1,468,720	$24,448	$2,118,932
SVP-Corporate Services
& Internal Audit

Keith D. Crump,	2012	$225,500	$0	$185,607	$0	$142,000	$805,902	$26,375	$1,385,384
SVP-Commercial Operations-Cleco Power
(1)	Mr. Williamson was hired as president & CEO effective July 5, 2011.
(2)	See the 2012 Annual Report on Form 10-K, Note 7 to the financial statements for a discussion of the valuation of these stock awards.
(3)	Amounts in this column include the change in pension value year over year. For 2012, this amount includes the change in pension value from 2011 to 2012, a significant portion of which was attributable to a decrease in the discount rate, and in Mr. Williamson’s case, inclusion of a full year’s salary and annual cash incentive when calculating the value of his pension benefit. Excluding the change in pension value, total compensation for the continuing named executive officers would have changed as follows:

	Total Compensation excluding Change in Pension Value
Name	2011	2012
Mr. Williamson	$3,289,067	$3,913,050
Mr. Olagues	$799,999	$793,861
Mr. Hoefling	$737,242	$699,080

General

The Summary Compensation Table sets forth individual compensation information for the CEO, the CFO, the three other most highly compensated executive officers of Cleco and its affiliates for services rendered in all capacities to Cleco and its affiliates during the fiscal years ended December 31, 2012, December 31, 2011 and December 31, 2010 for Messrs. Olagues and Hoefling, during fiscal years ended December 31, 2012 and December 31, 2011 for Mr. Williamson as he joined Cleco in July 2011, and during the fiscal year ended December 31, 2012 for Ms. Miller and Mr. Crump who became named executive officers for the first time in 2012. Compensation components represent both payments made to the named executives during the year and other forms of compensation, as follows:

•	Column C, “Salary;” Column D, “Bonus;” Column G, “Non-Equity Incentive Plan Compensation;” and Column I, “All Other
Compensation” represent cash compensation earned by the named executive in 2012, 2011 or 2010.

•

Awards shown in Column E, “Stock Awards” and Column F, “Option Awards” represent non-cash compensation items which may or may not result in an actual award being received by the named executive, depending on the nature and timing of the grant and until certain performance objectives are achieved.

•

The amounts shown in Column H, “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” represent changes in the actuarial value of accrued benefits during 2012, 2011 and 2010 under the Pension Plan and the SERP. Actuarial value computations are based on assumptions discussed in Note 8 to the financial statements included in the Company’s 2012 Annual Report on Form 10-K. The 2012 increases shown in Column H are due to the actuarial impact from a decrease in the discount rate used to calculate future

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EXECUTIVE OFFICERS’ COMPENSATION

benefits under the Pension Plan and the SERP, and for Mr. Williamson, also is due to the inclusion of a full year’s base salary and annual cash incentive in 2012 but is not due to any age or service credit granted at the time of Mr. Williamson’s hiring. This compensation will be payable to the named executive in future years, generally as post-employment retirement payments.

Mr. Williamson’s Employment Agreement (the “Williamson Agreement”)

The compensation of Mr. Williamson, our CEO, was based largely on the terms of the employment agreement negotiated with Mr. Williamson at the time of his hiring in 2011. Because of his substantial experience as a public company CEO, his experience in the energy, utility and regulated industries, and the opportunity to recruit executive talent of his caliber to the central Louisiana area, our Compensation Committee believed it was important to document the terms of his employment in an employment agreement effective July 5, 2011. The components of his compensation are base salary, annual cash incentives, equity incentives, the SERP, change in control events and payments, perquisites and other benefits. Mr. Williamson was paid a prorated amount equivalent to an annualized base compensation of $700,000 for 2011. In January 2012, Mr. Williamson waived the minimum increase in his base compensation and the related impacts on his cash and equity incentive opportunities for 2012 as set forth in his employment agreement to keep his compensation aligned with other members of senior management who were not given base pay increases in 2012. This action was consistent with Mr. Williamson’s desire to shift additional compensation to performance-based pay among the senior management of the Company. The components of Mr. Williamson’s compensation are further discussed below.

Salary

Data in Column C includes pay for time worked, as well as pay for time not worked, such as vacation, sick leave, jury duty, bereavement and holidays. The salary level of each of the named executives is determined by a review of market data for companies comparable in size and scope to Cleco, as discussed beginning on page 21 of the CD&A under “Base Salary.” In some instances, merit lump sum payments are used to recognize positive performance when base pay has reached or exceeded the Company’s base pay policy target, and are included in the salary column. Deferral of 2012 base pay of $5,000 pursuant to the Deferred Compensation Plan made by Ms. Miller also is included in the salary column and is further detailed in the “Nonqualified Deferred Compensation” table on page 36. Adjustments to base pay are recommended to our Compensation Committee on an annual basis, and if approved, are implemented in January. Base salary changes made in

2012 for our named executives and the reasons for those changes are discussed in the CD&A beginning on page 21, “Base Salary.”

Bonus

Column D, “Bonus” includes non-plan-based, discretionary incentives earned during 2012, 2011 or 2010. No such awards were earned in 2012, 2011 or 2010 by the named executive officers.

Stock Awards

Column E reflects grants and awards of Cleco common stock made to our named executive officers. Such grants and awards include annual performance-based restricted stock and CEU grants, if applicable, as well as time-based service award grants. For 2012, Column E includes the grant date fair value calculated under United States Generally Accepted Accounting Principles (“GAAP”) for the three-year performance cycle beginning January 1, 2012 and ending December 31, 2014. For 2011, Column E includes the grant date fair value calculated under GAAP for the performance-based award covering the three-year performance cycle beginning January 1, 2011 and ending December 31, 2013. For 2010, amounts include the grant date fair value calculated under GAAP for the performance-based grant for the three-year cycle beginning January 1, 2010 and ended December 31, 2012. This amount does not represent the value to be received by each of the named executives, as that amount can only be determined at the completion of the three-year performance cycle.

The dollar value of the LTIP grants in Column E is based on the grant date fair value as required by Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”), formerly Statement of Financial Accounting Standards No. 123R, Share-based Payment, and does not represent cash compensation received by the named executives during 2012, 2011 or 2010. The FASB ASC Topic 718 value is determined by the Company’s actuary (Towers Watson) and reflects a “fair value” estimate using a Monte Carlo simulation over the requisite performance cycle based on Cleco’s historical stock price volatility and dividend yield data compared to each company in the Proxy Peer Group or the Incentive Peer Group, as applicable. For the three performance-based cycles applicable to Column E, the grant date fair value of Cleco common stock and CEUs, if applicable, was $41.56 per share for the 2012 to 2014 cycle, $34.88 per share for the 2011 to 2013 cycle and $27.92 per share for the 2010 to 2012 cycle. The grant date fair value of Mr. Williamson’s grant for the 2011 to 2013 performance cycle was $38.74. The potential award values applicable to our named executives for the three-year LTIP performance cycle that commenced in January 2012 are shown below:

	2012 LTIP
Name	Threshold Value	Target Value (Column E)	Maximum Value
Mr. Williamson	$740,475	$1,536,224	$3,072,448
Mr. Olagues	$121,355	$251,770	$503,541
Mr. Hoefling	$108,679	$225,421	$450,843
Ms. Miller	$99,204	$205,764	$411,527
Mr. Crump	$89,479	$185,607	$371,214

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EXECUTIVE OFFICERS’ COMPENSATION

The number of target shares that corresponds to the dollar value listed in Column E is listed in the “Grants of Plan-Based Awards” table on page 32. Further detail of the threshold and maximum award levels is provided in the “Grants of Plan-Based Awards” table, as well as the discussion that follows. An explanation of why we use the LTIP award and its relationship to other compensation elements can be found in the CD&A on page 24, “Performance-Based Restricted Stock.”

Option Awards

Column F, “Option Awards” reflects the grant date fair value for grants made to executive officers in 2012. Such grants provide our executive officers the opportunity to purchase shares of Cleco common stock at some future date at the fair market value of the stock on the date of the grant. No stock options were granted to our named executive officers during 2012, 2011 or 2010.

Non-Equity Incentive Plan Compensation

Column G, “Non-Equity Incentive Plan Compensation” contains cash awards earned during 2012 and paid in March 2013, earned during 2011 and paid in March 2012 and earned during 2010 and paid in March 2011 under the PFP Plan or AIP.

Change in Pension Value and Nonqualified Deferred Compensation Earnings

The values in Column H represent the aggregate increase in the actuarial present value of benefits earned by each named executive officer during 2012, 2011 and 2010 under the Pension Plan and the SERP, including the SERP’s supplemental death benefit provision. These values do not represent cash received by the named executives in 2012, 2011 or 2010; rather, these amounts represent the present value of future retirement payments we project will be made to each named executive. Changes in the present value of the Pension Plan and the SERP from December 31, 2011 to December 31, 2012; from December 31, 2010 to December 31, 2011; and from December 31, 2009 to December 31, 2010 result from an additional year of earned service, compensation changes and a decrease in the discount rate used to compute present value. (Generally, a decrease in the discount rate will increase the present value of benefits and an increase in the discount rate will decrease present value.) The increase in the present value of Mr. Williamson’s benefit further results from the inclusion of a full year of his base salary and the annual incentive payment made in 2012, but does not reflect any age or service credits.

Projected annual payments are included in the tables beginning on page 40 under “Retirement.” The present value of our accumulated benefit obligation for each named executed officer is included in the table on page 35, “Pension Benefits.” These values are reviewed by our Compensation Committee in conjunction with their annual tally sheet analysis. An explanation of why we use the SERP and its relationship to other compensation elements can be found in the CD&A beginning on page 25, “Supplemental Executive Retirement Plan.”

Column H also would include any above-market or preferential earnings on deferred compensation paid by the Company. There were no such preferential earnings paid by the Company in 2012, 2011 or 2010.

All Other Compensation

Payments made to or on behalf of our named executive officers in Column I, “All Other Compensation,” include the following:

•	Contributions by Cleco under the 401(k) Savings Plan on behalf of the named executive officers;

•	Term life insurance premiums paid for the benefit of the named executive officers;

•	Expenses incurred for spousal travel on Company business;

•	For 2012, 2011 and 2010, accumulated dividends paid for the LTIP three-year performance cycles ended December 31, 2011, December 31, 2010 and December 31, 2009, respectively;

•	The Company provided benefits in 2012 under its relocation program for Mr. Williamson in connection with arrangements made as part of his initial employment offer; and

•	Federal Insurance Contributions Act (“FICA”) tax due currently and paid by the Company on the annual increase in the named executive officers’ future SERP benefits.

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EXECUTIVE OFFICERS’ COMPENSATION

The value of the Column I items for 2012 for each of our named executive officers is as follows:

	Mr. Williamson	Mr. Olagues	Mr. Hoefling	Ms. Miller	Mr. Crump
Cleco Contributions to 401(k) Savings Plan	$15,000	$9,958	$10,000	$10,000	$8,558
Taxable Group Term Life Insurance Premiums	$350	$35	$0	$830	$350
Spousal Travel	$1,919	$0	$0	$182	$182
Accumulated Dividends Paid on LTIP	$0	$21,198	$24,759	$9,118	$16,087
Costs Associated with Relocation of Mr. Williamson	$615,607	$0	$0	$0	$0
FICA Tax on SERP	$0	$0	$0	$4,318	$1,198

Total Other Compensation	$632,876	$31,191	$34,759	$24,448	$26,375

Grants of Plan-Based Awards

	Grant Date	Estimated Future Payments Under Non-Equity Incentive Plan Awards (PFP Plan)			Estimated Future Payments Under Equity Incentive Plan Awards (LTIP)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
Name		Thresh- old ($)	Target ($)	Maxi- mum ($)	Thresh- old (#)	Target (#)	Maxi- mum (#)
A	B	C	D	E	F	G	H	I	J
Mr. Williamson	01/01/12	$0	$700,000	$1,400,000	17,817	36,964	73,928	5,000
Mr. Olagues	01/01/12	$0	$152,950	$305,900	2,920	6,058	12,116	0
Mr. Hoefling	01/01/12	$0	$136,950	$273,900	2,615	5,424	10,848	0
Ms. Miller	01/01/12	$0	$125,000	$250,000	2,387	4,951	9,902	0
Mr. Crump	01/01/12	$0	$112,750	$225,500	2,153	4,466	8,932	0

General

The target values for each of our incentive plans – PFP Plan and LTIP – are determined annually as part of our Compensation Committee’s review of executive officer compensation. The Compensation Committee’s review supported by data prepared by Cook & Co., includes comparisons of base salary and annual and long-term incentive levels of Cleco executive officers versus our Comparator Group as detailed in the CD&A on page 18, “Our 2012 Compensation Objectives.”

Targets for both the PFP Plan and the LTIP are set as a percentage of base salary and stated in their dollar/share equivalent in the table above.

Estimated Future Payments under Non-Equity Incentive Plan Awards (PFP Plan)

See page 21, “Annual Cash Incentive” for a discussion of our 2012 PFP Plan award calculations.

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EXECUTIVE OFFICERS’ COMPENSATION

Estimated Future Payments under Equity Incentive Plan Awards (LTIP)

The shares listed in Columns F, G and H in the “Grants of Plan-Based Awards” table represent the potential payouts under the LTIP for the

2012 through 2014 performance cycle. The chart below details the target payout for each of the named executives expressed as a percentage of base salary.

Name	2012 LTIP Target as % of Base Salary
Mr. Williamson	200%
Mr. Olagues	75%
Mr. Hoefling	75%
Ms. Miller	75%
Mr. Crump	75%

Outstanding Equity Awards at 2012 Fiscal Year-End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options - # Exercisable	Number of Securities Underlying Unexercised Options - # Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
A	B	C	D	E	F	G	H	I
Mr. Williamson	0	0			31,110	$1,244,711	76,964	$3,079,330
Mr. Olagues	0	0			0	$0	21,638	$865,736
Mr. Hoefling	0	0			125	$5,001	19,129	$765,351
Ms. Miller	0	0			0	$0	10,508	$420,425
Mr. Crump	0	0			666	$26,647	14,829	$593,308

(1)	Mr. Williamson’s shares will vest on June 30, 2014 (26,110 shares) and January 1, 2019 (5,000 shares); Mr. Hoefling’s shares vested on January 27, 2013; and Mr. Crump’s shares vested on December 31, 2012.
(2)	Valued at $40.01 per share, the closing price of Cleco common stock on December 31, 2012.
(3)	The shares shown in Column H represent target grants made under the LTIP for the 2012, 2011 and 2010 performance cycles ending on December 31, 2014, December 31, 2013 and December 31, 2012, respectively.

General

In addition to the restricted stock granted in 2012, the named executives each have outstanding grants issued prior to 2012. This table details the outstanding equity-related awards as of December 31, 2012.

Option Awards

No options have been granted since July 2007, and there were no options outstanding as of December 31, 2012.

Stock Awards

The shares in Column H represent target shares granted under the LTIP for the three-year performance cycles beginning January 1, 2010, January 1, 2011 and January 1, 2012. The market values for these stock awards are based on the closing price of Cleco common stock on December 31, 2012.

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EXECUTIVE OFFICERS’ COMPENSATION

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares and CEUs Acquired on Vesting (#)	Value Realized on Vesting ($)
A	B	C	D	E
Mr. Williamson	0	$0	0	$0
Mr. Olagues	3,500	$66,395	12,122	$458,818
Mr. Hoefling	0	$0	14,158	$535,880
Ms. Miller	0	$0	5,214	$197,350
Mr. Crump	0	$0	7,992	$302,497

General

The “Option Exercises and Stock Vested” table details the value received during 2012 by each of the named executives as a result of the exercising of stock options and/or vesting (i.e., the lapse of restrictions) of previously awarded restricted stock.

Option Awards

The value realized on exercise of options (Column C) is based on the closing price of Cleco common stock on the date of exercise. Mr. Olagues exercised options covering 3,500 shares of Cleco common stock on August 7, 2012 when the closing price of our stock was $42.47.

Stock Awards

The number of stock award shares vested in Column D represents shares of Cleco common stock and CEUs awarded in January 2012 for the three-year LTIP cycle ended December 31, 2011. The payout on this LTIP cycle was determined by the Company’s relative TSR over the three-year performance period January 1, 2009 through December 31, 2011. In order for an award to be made, the Company had to achieve a relative TSR over the three-year performance cycle above the 30th percentile of companies included in the S&P Small and MidCap Electric and Multi Utilities Index. After removal of the top and bottom performers, Cleco ranked third out of 15 companies in that group for the performance period. Our TSR was 87.07%. This performance resulted in a payout of 171.4% of target.

The value of the LTIP award (Column E) was determined based on the closing price of Cleco common stock on the first trading date following the approval of the award by our Compensation Committee, or January 30, 2012. Details of the LTIP shares awarded to each of the named executives and their corresponding values were:

	LTIP Performance Cycle Ended December 31, 2011
Name	Target Shares and CEUs (#)	Opportunity Shares and CEUs (#)	Total Shares and CEUs (#)	Share Value ($ per share or CEU)	Total Value
Mr. Williamson	0	0	0	$37.85	$0
Mr. Olagues	7,072	5,050	12,122	$37.85	$458,818
Mr. Hoefling	8,260	5,898	14,158	$37.85	$535,880
Ms. Miller	3,042	2,172	5,214	$37.85	$197,350
Mr. Crump	4,662	3,330	7,992	$37.85	$302,497

Beginning with the 2006 LTIP performance cycle, the tax gross-up feature used in previous performance cycles was eliminated. The addition of CEUs was approved to address the tax payment issue, and the LTIP target award levels were adjusted to reflect the change in design.

Beginning with the 2011 LTIP performance cycle, CEUs were eliminated and annual equity awards were delivered in the form of performance shares only.

34	CLECO CORPORATION - Proxy Statement for 2013 Annual Meeting of Shareholders

EXECUTIVE OFFICERS’ COMPENSATION

Pension Benefits

Name	Plan Name(s)	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Mr. Williamson	Cleco Corporation Pension Plan	1	$0	$0
	Cleco Corporation SERP	1	$8,345,255	$0
Mr. Olagues	Cleco Corporation Pension Plan	5	$133,204	$0
	Cleco Corporation SERP	5	$1,841,391	$0
Mr. Hoefling	Cleco Corporation Pension Plan	5	$286,105	$0
	Cleco Corporation SERP	5	$3,515,584	$0
Ms. Miller	Cleco Corporation Pension Plan	28	$1,255,486	$0
	Cleco Corporation SERP	28	$1,677,753	$0
Mr. Crump	Cleco Corporation Pension Plan	23	$855,873	$0
	Cleco Corporation SERP	23	$1,728,199	$0

General

The Company provides executive officers who were hired prior to August 1, 2007 and who meet certain tenure requirements benefits from the Pension Plan and the SERP. Vesting in the Pension Plan requires five years of service with the Company. With the exception of Mr. Williamson, each of the named executives is fully vested in the Pension Plan. Mr. Williamson, having been hired after August 1, 2007, is not a participant in the Pension Plan and is included in an enhanced 401(k) Savings Plan for those employees hired on or after August 1, 2007.

Vesting in the SERP requires ten years of service. As a condition of his employment, Mr. Williamson is subject to a shorter vesting period in the SERP, vesting in four years. With the exception of Messrs. Williamson, Olagues and Hoefling, each of the named executives is fully vested in the SERP.

The present value of each of the named executive’s accumulated benefit values was actuarially calculated and represents the values as of December 31, 2012. These calculations were made pursuant to the terms and conditions of the SERP using the projected unit credit method for valuation purposes and a discount rate of 4.19%. Other material assumptions relating to the SERP valuation include use of the RP-2000 mortality table (gender distinct), assumed retirement at age 65 and retirement payments in the form of joint and 100% survivor with 10 years certain payment.

The sum of the change in actuarial value of the Pension Plan during 2012 and the change in value of the SERP is included in Column H, “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” in the Summary Compensation Table. Negative changes, if any, are reported as zero.

Pension Plan

The Cleco Corporation Pension Plan, restated effective November 1, 2010, is a defined benefit plan funded entirely by employer contributions. Effective August 1, 2007, the Pension Plan was closed to new participants. Employees hired on or after August 1, 2007 are eligible to participate in an enhanced 401(k) Savings Plan. With the exception of Mr. Williamson, each of our named executives was hired prior to August 1, 2007.

Benefits under the Pension Plan are determined by years of service and the average of the highest annual earnings over five consecutive years during the last ten years of service preceding retirement. Earnings include base pay, cash incentives, merit lump sums, imputed income with respect to life insurance premiums paid by the Company, pre-tax contributions to the 401(k) Savings Plan, salary and bonus deferrals to the Deferred Compensation Plan, and any other form of payment taxable under IRC Section 3401(a). Earnings exclude reimbursement of expenses, gifts, severance pay, moving expenses, outplacement assistance, relocation allowances, welfare benefits, benefits accrued (other than salary and bonus deferrals) or paid pursuant to the Deferred Compensation Plan, the value of benefits accrued or paid (including dividends) under the LTIP, income from the exercise of stock options and income from disqualifying stock dispositions. For 2012, the amount of earnings was further limited to $250,000 as prescribed by the Internal Revenue Service (“IRS”).

The formula for calculating the defined benefit under the Pension Plan is as follows:

1.	Defined Benefit = Annual Benefit + Supplement Benefit

2.	Annual Benefit = Final Average Earnings × Years of Service × Pension Factor

3.	Supplement Benefit = (Final Average Earnings – Social Security Covered Compensation) × Years of Service × .0065

The pension factor varies with the retirement year. For 2012, the applicable factor was 1.27%. Social Security-covered income is prescribed by the IRS based on the year of birth.

Benefits from the Pension Plan are generally paid at normal, late or early retirement dates and are subject to a limit prescribed by the IRS, generally $200,000 in 2012. Normal retirement at age 65 entitles the participant to a full pension. A participant may elect to delay retirement past age 65 as long as he/she is actively employed. Years of service continue to accumulate (up to a maximum of 35) and earnings continue to count toward the final earnings calculation. If a participant chooses to retire after age 55 but before normal retirement age, the amount of the annual

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EXECUTIVE OFFICERS’ COMPENSATION

pension benefit is reduced by 3% per year between ages 55 and 62. For example, the normal pension benefit at age 55 is reduced by 21%.

SERP

The SERP is designed to provide retirement income of 65% of an executive officer’s final compensation at normal retirement, age 65. Final compensation under the SERP is based on the sum of the highest annual salary paid during the five years prior to termination of employment and the average of the three highest AIP or PFP Plan awards paid to the participant during the preceding 60 months. Final compensation also is determined without regard to the IRS limit on compensation. The SERP benefit rate at normal retirement is reduced by 2% per year for each year a participant retires prior to age 65, with a minimum benefit rate of 45% at age 55. The final benefit rate also may be reduced further if a participant separates from service prior to age 55, is vested and has elected to commence his/her SERP benefit prior to age 62. This actuarially determined reduction factor is equivalent to that used in our Pension Plan, which is 3% for each year from age 55 to 62. For example, if a SERP participant were to terminate service at age 50 and elected to start receiving his/her SERP benefit at age 55, his/her SERP benefit rate would be 35.6%. This is the product of the minimum SERP benefit of 45% reduced by another 21% for early commencement. The actual SERP benefit payments are reduced if a participant is to receive benefit payments from our Pension Plan, has received certain employer contributions related to our 401(k) Savings Plan and/or is eligible to receive retirement-type payments from former employers and subsequent employers, if applicable. Messrs. Williamson, Olagues and Hoefling will receive reduced payments from our SERP because of retirement-type payments to be received from former employers.

The SERP provides survivor benefits, which are payable to a participant’s surviving spouse or other beneficiary. The SERP also contains a supplemental death benefit that was added in 1999 to reflect market practice. If a SERP participant dies while actively employed, the amount of the supplemental death benefit is equal to the sum of two times the participant’s annual base salary as of the date of death and the participant’s target bonus payable under the PFP Plan for the year in which death occurs. If a participant dies after termination of employment, the supplemental benefit is equal to the sum of the participant’s final annual base salary and target bonus payable under the AIP or the PFP Plan for the year in which the participant retired or otherwise terminated employment. The supplemental death benefit is not dependent on years of service.

Estimated Annual Payments

The following table shows the estimated annual payments at age 55 (or actual attained age if greater than 55) to each of the named executives under the Pension Plan and the SERP as of December 31, 2012.

	Estimated Payments at Age 55 (or actual attained age if greater than 55)
	Pension	SERP	Total
Mr. Williamson (1)	$0	$0	$0
Mr. Olagues (2)	$14,795	$119,564	$134,359
Mr. Hoefling (3)	$20,388	$0	$20,388
Ms. Miller	$69,401	$81,773	$151,174
Mr. Crump	$62,608	$60,816	$123,424

(1)	Mr. Williamson is not a participant in the Pension Plan since he was hired after August 1, 2007. He was not vested in the SERP benefit as of December 31, 2012, nor will he be vested by age 55. He will be vested in the SERP at age 57. His accrued but unvested SERP benefit at December 31, 2012 was $436,174.
(2)	Mr. Olagues was not vested in the SERP benefit as of December 31, 2012. He will be vested in the SERP benefit by age 55.
(3)	Mr. Hoefling was not vested in the SERP benefit at age 55, nor was he vested in the SERP benefit as of December 31, 2012. He will be vested in the SERP benefit at his normal retirement age. His accrued but unvested SERP benefit at December 31, 2012 was $198,145.

Nonqualified Deferred Compensation

Name	Executive officer contributions in 2012 ($)(1)	Company contributions in 2012 ($)	Aggregate earnings in 2012 ($)(2)	Aggregate withdrawals/ distributions in 2012 ($)	Aggregate balance at December 31, 2012 ($)(3)
A	B	C	D	E	F
Mr. Williamson	$0	$0	$0	$0	$0
Mr. Olagues	$0	$0	$0	$0	$0
Mr. Hoefling	$199,155	$0	$48,623	$0	$502,758
Ms. Miller	$5,000	$0	$6,042	$0	$86,570
Mr. Crump	$0	$0	$0	$0	$0

(1)	The amounts in Column B represent deferrals of salary and non-equity incentive compensation payments made to the named executive officers during 2012 and are included in the amounts shown in Columns C and G, respectively, of the Summary Compensation Table shown on page 29.
(2)	The aggregate earnings shown in Column D are not included in the Summary Compensation Table. Negative returns are reflected as zero.
(3)	The aggregate balances shown in Column F include amounts reported as salary and non-equity incentive compensation payments in the Summary Compensation Table for the current fiscal year, as well as previous years and the earnings on those amounts.

36	CLECO CORPORATION - Proxy Statement for 2013 Annual Meeting of Shareholders

EXECUTIVE OFFICERS’ COMPENSATION

Deferred Compensation

Our named executives and other key employees are eligible to participate in the Company’s Deferred Compensation Plan. Participants are allowed to defer up to 50% of their base salary and up to 100% of their annual cash incentive, as reported in Columns C and G in the Summary Compensation Table. Consequently, the executive officer contributions listed in Column B above are made by the participant and not by Cleco. Mr. Hoefling and Ms. Miller elected to participate in the Deferred Compensation Plan during 2012. Deferral elections were made prior to the beginning of 2012 as required by the regulations under IRC Section 409A. There are no matching contributions made by the Company.

Deferrals become general funds for use by the Company to be repaid to the participant at a pre-specified date. Short-term deferrals may be paid out as early as five years following the end of the plan year (i.e., the year in which compensation was earned). Retirement deferrals are paid at the later of termination of service or the attainment of an age specified by the participant. A bookkeeping account is maintained for each participant that records deferred salary and/or bonus, as well as earnings on deferred amounts. Earnings are determined by the performance of notional investment alternatives, which are similar to the investments available under the 401(k) Savings Plan. Participants select which of these alternatives will be used to determine the earnings on their own accounts. The Deferred Compensation Plan is not intended to provide for the payment of above-market or preferential earnings (as these terms are defined under the SEC regulations) on compensation deferred under the plan. As such, the Deferred Compensation Plan does not provide a guaranteed rate of return.

Potential Payments at Termination or Change in Control

The tables beginning on page 40 detail the estimated value of payments and benefits provided to each of our named executive officers assuming the following separation events occurred as of December 31, 2012: termination by the executive; disability; death; retirement; constructive termination; termination by the Company for cause; and termination in connection with a change in control. We have selected these events based on long-standing provisions in our employee benefit plans such as the Pension Plan and 401(k) Savings Plan, or because we find their use common within our industry and our Comparator Group. Some of the potential severance payments are governed by the separate documents establishing the PFP Plan, the LTIP and the SERP, and some are governed by provisions included in the executive employment agreement that we have entered into with our CEO.

In 2010, our Compensation Committee began to phase out the use of executive employment agreements for executives not hired from outside the Company. All executive officers received notices beginning in 2010 that their executive employment agreements would not be renewed at the end of their then current terms. All executive employment agreements expired in 2012 with the exception of Mr. Williamson’s agreement, which was negotiated upon his hire and will have an initial term of four years.

At its October 2011 meeting, our Compensation Committee approved the Executive Severance Plan to provide severance benefits to our executive officers (see further discussion beginning on page 26 of the CD&A). At December 31, 2012, all of the named executive officers were covered by the Executive Severance Plan, with the exception of Mr. Williamson, who is party to an employment agreement. The values shown in his termination payments table are based on the provisions of that agreement. The terms of Mr. Williamson’s employment agreement are discussed in more detail on page 30 under “Mr. Williamson’s Employment Agreement (the “Williamson Agreement”).”

The following narrative describes the type and form of payments and benefits for each separation event. The tables on pages 40 through 42 provide an estimate of potential payments and benefits to each of our named executive officers under each separation event. Throughout this section, reference to our “executive officers” is inclusive of our named executive officers.

Termination by the Executive

If an executive officer resigns voluntarily, no payments are made or benefits provided other than those required by law.

Disability

Annual disability benefits are payable when a total and permanent disability occurs and are paid until the executive officer’s normal retirement age, which is age 65. This benefit is provided under our SERP and is paid regardless of whether the executive was vested in the SERP at the time of disability. At age 65, a disabled executive is eligible to receive annual retirement benefits under the Pension Plan, for those who are participants, and the SERP as outlined beginning on pages 35 and 36 under the headings “Pension Plan” and “SERP,” respectively. The executive officer also is eligible to receive a one-time, prorated share of the current year’s PFP Plan award and a prorated award for each LTIP performance cycle in which he/she participates to the extent those performance cycles award at their completion.

Death

A prorated share of the current year’s PFP Plan award and a supplemental death benefit provided from the SERP are paid to an executive officer’s designated beneficiary in the event of death in service. Both are one-time payments. The executive officer’s designated beneficiary also is eligible to receive a prorated award for each LTIP performance cycle in which the executive officer participates to the extent those performance cycles award at their completion.

Annual survivor benefits are payable to an executive officer’s surviving spouse for his/her life, or if there is no surviving spouse, to the executive officer’s designated beneficiary for a period of ten years or, if no designated beneficiary is named, to the executive officer’s estate for a

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EXECUTIVE OFFICERS’ COMPENSATION

period of ten years. Amounts are calculated under the provisions of our Pension Plan and SERP. Please see the discussion beginning on pages 35 and 36 under the headings “Pension Plan” and “SERP,” respectively, as well as the SERP provisions relating to death while in service. Survivor benefits are paid from the SERP regardless of vested status in the SERP at the time of death. The SERP supplemental death benefit is paid only to executives who were employed by the Company on or after December 17, 1999. All of our named executives are eligible for the death benefit.

Retirement

In the event of early or normal retirement, the executive officer is eligible to receive a prorated share of the current year’s PFP Plan award and a prorated award for each LTIP performance cycle in which he/she participates to the extent those performance cycles award at their completion. Retirement benefits are provided pursuant to the Pension Plan and SERP. Payments are made monthly and are calculated using the assumptions described in the discussion following the “Pension Benefits” table on page 35.

Constructive Termination

Payments made and benefits provided upon a constructive termination are ordinarily greater than payments made on account of an executive officer’s retirement, death or disability because separation effectively is initiated by the Company. Certain payments are made contingent upon the execution of a waiver and release in favor of the Company. Constructive termination also may be initiated by an executive officer if there has been (i) a material reduction in his or her base compensation, other than a reduction uniformly applicable to all executive officers; or (ii) a material reduction in his or her authority, job duties or responsibilities.

Under the terms of the Executive Severance Plan, an executive would receive constructive termination payments including up to 52 weeks of base compensation, up to $50,000 in lieu of outplacement services and reimbursement of premiums paid to maintain coverage under our medical plan for up to 18 months. The executive also would be eligible for a prorated portion of the current year’s payout under the PFP Plan and a prorated award for the LTIP performance cycles in which he/she participates to the extent those performance cycles award at their completion.

If the executive officer has vested retirement benefits and has attained eligible retirement age, he/she would receive retirement benefits as described under “Pension Benefits” on page 35.

Termination for Cause

“Cause” is defined as an executive’s (i) intentional act of fraud, embezzlement or theft in the course of employment or other intentional misconduct that is materially injurious to the Company’s financial condition or business reputation; (ii) intentional damage to Company property, including the wrongful disclosure of its confidential information; (iii) intentional refusal to perform the essential duties of his/her position; (iv) failure to fully cooperate with government or independent agency investigations; (v) conviction of a felony or crime involving moral turpitude; (vi) willful or reckless violation of the material provisions of Cleco’s Code of Conduct; or (vii) willful or reckless violation of rules related to the Sarbanes-Oxley Act or rules adopted by the SEC. No payments, other than those required by law, are made or benefits provided under the terms of an employment agreement or under the Executive Severance Plan if an executive officer is terminated for cause. If an executive officer is vested in the SERP, that benefit is forfeited. The value of that forfeiture is shown as a negative number in the separation payments tables.

Change in Control

The term “Change in Control” is defined in the LTIP. One or more of the following triggering events constitute a Change in Control:

•	An event involving the Company of a nature that the Company would be required to report in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act;

•

Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company or any “person” who is a director or officer of the Company or an employee stock ownership plan (within the meaning of Code Section 4975(e)(7)) sponsored by the Company or an affiliate, is or becomes the “beneficial owner” (as determined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities;

•

During any period of 24 consecutive months, individuals who at the beginning of such period constitute the board of directors cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period shall have been approved in advance by directors representing at least 80% of the directors then in office who were directors at the beginning of such period;

•

The Company shall be party to a merger or consolidation with another corporation and, as a result of such transaction, less than 80% of the then outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company other than “affiliates” (as such term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of any party to such transaction, as the same shall have existed immediately before such transaction;

•	The Company sells, leases or otherwise disposes of, in one transaction or in a series of related transactions, all or substantially all of its assets;

•	The shareholders of the Company approve a plan of dissolution or liquidation; or

•

All or substantially all of the assets or the issued and outstanding membership interests of Cleco Power are sold, leased or otherwise disposed of in one or a series of related transactions to a person, other than the Company or another affiliate.

Except as described below, payments are made and benefits provided only if an executive’s employment is terminated during the 60-day period preceding or the 24-month period following the Change in Control

38	CLECO CORPORATION - Proxy Statement for 2013 Annual Meeting of Shareholders

EXECUTIVE OFFICERS’ COMPENSATION

(commonly referred to as a “double-trigger” design). Termination must be involuntary by the Company without cause or initiated by the executive on account of “Good Reason.” The term “Good Reason” means that the named executive officer (i) suffers a reduction in base compensation or a significant reduction in other benefits; (ii) experiences a significant reduction in authority, job duties and responsibilities; (iii) is required to be away from his/her office significantly more in order to perform his/her job duties; or (iv) experiences a change in job location of more than 60 miles. No event or condition will constitute Good Reason unless (a) the named executive officer gives the Company written notice of his or her objection to such event or condition within 60 days after he or she first learns of it, (b) such event or condition is not promptly corrected by the Company, but in no event later than 30 days after receipt of such notice, and (c) the executive resigns his or her employment with the Company not more than 60 days following the expiration of the 30-day period described in subparagraph (b).

One-time payments under the terms of Mr. Williamson’s employment agreement include an amount equal to the sum of three times his base salary and target PFP Plan award for the current year; the purchase of his primary residence at the higher of its average appraised value or its documented cost (not to exceed 120% of the purchase price) and the reimbursement of relocation expenses. Mr. Williamson must move his primary residence more than 60 miles to qualify for the home purchase and relocation reimbursement. One-time payments also include premium payments at prevailing Consolidated Omnibus Budget Reconciliation Act (“COBRA”) rates for the same type and level of health coverage elected by Mr. Williamson or his spouse or dependents for a period of 36 months or until he secures other employment where group health insurance is provided, whichever period is shorter. Mr. Williamson’s agreement contains a “best-net” provision whereby his total payments in the event of a Change in Control would either be (a) reduced to the limit imposed under IRC Section 280G minus $1.00 to avoid an excise tax liability or (b) paid in full such that he would incur the excise tax and be in a better position financially than he would have been had the payments been reduced to the 280G limit.

Under the Executive Severance Plan, an executive would receive an amount up to two times the sum of annualized base salary and the average non-equity incentive plan bonus over the last three fiscal years and reimbursement of COBRA premiums for up to 24 months. Payments may also include the purchase of the executive officer’s primary residence and reimbursement of relocation expenses, but only if the executive relocates his/her primary residence more than 100 miles. No excise tax payments or gross-ups are made; instead, benefits may be reduced to avoid the imposition of the tax.

Subject to the “double trigger” conditions described above, upon a Change in Control, SERP benefits are: (i) fully vested; (ii) increased by adding three years to an affected executive’s age, subject to a minimum benefit of 50% of compensation; and (iii) subject to a modified actuarial reduction determined by increasing the executive’s age by three years.

For performance cycles commencing before 2013, awards of restricted stock under our LTIP vest at the maximum level and are settled when a Change in Control occurs. For the performance cycle that begins in 2013, awards of restricted stock vest at target when a Change in Control occurs and are settled at the end of the cycle, subject to forfeiture in the event of an involuntary termination for cause or a voluntary separation.

If an executive officer is vested and of eligible retirement age, he or she may become eligible to begin to receive the annual retirement benefit described above upon a Change in Control.

Potential Payments at Termination or Change in Control

The following tables set forth the value of post-employment payments and benefits that are not generally made available to all employees. Each separation event is assumed to occur on December 31, 2012. Retirement is assumed to occur at age 55 or the named executive officer’s actual attained age if greater than 55. Estimated payments under our PFP Plan and LTIP for disability, death, retirement and constructive termination are uncertain until the completion of the performance period/cycle. In the case of the PFP Plan, the performance period is the current fiscal year. In the case of the LTIP, the performance cycle is a three-year period comprised of the current and next two fiscal years. The tables reflect awards and the associated LTIP dividends assuming target performance. That value is then prorated for the portion of the performance cycle the executive officer has completed assuming separation on December 31, 2012. The estimated payment for the home purchase and relocation is a projection of the expense to sell the named executive officer’s principal residence including any loss avoided by the named executive officer by having the right to sell the residence to the Company, plus the projected cost to relocate the named executive officer.

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EXECUTIVE OFFICERS’ COMPENSATION

Mr. Williamson

Value of Payment/Benefit	Termination by Executive	Disability	Death	Retirement	Constructive Termination	Termination for Cause	Change in Control (3)
Cash Severance	$0	$0	$0	$0	$3,500,000	$0	$4,200,000
Annual Cash Incentive	$0	$700,000	$700,000	$700,000	$700,000	$0	$0
Present Value of Incremental SERP Payments (1)	$0	$10,652,983	$8,894,480	$0	$7,330,609	$0	$10,923,353
SERP Supplemental Death Benefit	$0	$0	$2,100,000	$0	$0	$0	$0
Performance-Based Restricted Stock	$0	$1,560,397	$1,560,397	$1,560,397	$1,560,397	$0	$6,158,659
Time-Based Restricted Stock	$0	$1,244,711	$1,244,711	$1,244,711	$1,244,711	$0	$1,244,711
Exercise of In-The-Money Stock Options	$0	$0	$0	$0	$0	$0	$0
Cash Dividends on Restricted Stock	$0	$80,647	$80,647	$80,647	$80,647	$0	$144,953
Purchase of Principal Residence/Relocation Expenses	$0	$0	$0	$0	$83,500	$0	$83,500
COBRA Medical Coverage (2)	$0	$30,978	$30,978	$0	$30,978	$0	$61,956
Present Value of Retiree Medical Coverage	$0	$441,814	$178,440	$441,814	$441,814	$0	$441,814

Total Incremental Value	$0	$14,711,530	$14,789,653	$4,027,569	$14,972,656	$0	$23,258,946
(1)	Under the terms of his employment agreement, Mr. Williamson would immediately vest in the SERP upon his disability, death or constructive termination. The values shown represent the present value of benefits that would be paid to him in each of those events as of December 31, 2012.
(2)	Mr. Williamson and/or his spouse will receive COBRA coverage paid by the Company in the event of his disability, death or constructive termination for a period of 18 months. Thereafter and until their deaths, the Company will reimburse Mr. Williamson and/or his spouse for the employer portion of the premium for medical coverage plus any tax incurred on such reimbursement. The present values presented for disability, death, retirement and constructive termination represent an estimate of the value of family coverage (or in the event of death, single coverage) under the Company’s current retiree medical plan including the effect of inflation at 6% and the equalization of taxes.
(3)	Mr. Williamson’s employment agreement contains a best-net provision whereby his total payments in the event of a change in control would either be (a) reduced to the limit imposed under IRC Section 280G minus $1.00 to avoid an excise tax liability or (b) paid in full such that Mr. Williamson would incur the excise tax and be in a better position financially than he would have been had the payments been reduced to the 280G limit.

Mr. Olagues

Value of Payment/Benefit	Termination by Executive	Disability	Death	Retirement	Constructive Termination	Termination for Cause	Change in Control
Cash Severance	$0	$0	$0	$0	$305,900	$0	$970,339
Annual Cash Incentive	$0	$152,950	$152,950	$152,950	$152,950	$0	$0
Cash Payment in Lieu of Outplacement Services	$0	$0	$0	$0	$25,000	$0	$0
Present Value of Incremental SERP Payments	$0	$3,935,807	$2,035,369	$0	$0	$0	$1,700,983
SERP Supplemental Death Benefit	$0	$0	$764,750	$0	$0	$0	$0
Performance-Based Restricted Stock	$0	$601,870	$601,870	$601,870	$601,870	$0	$1,731,473
Time-Based Restricted Stock	$0	$0	$0	$0	$0	$0	$0
Exercise of In-The-Money Stock Options	$0	$0	$0	$0	$0	$0	$0
Cash Dividends on Restricted Stock	$0	$41,881	$41,881	$41,881	$41,881	$0	$53,324
Purchase of Principal Residence/Relocation Expenses	$0	$0	$0	$0	$0	$0	$83,500
COBRA Medical Coverage	$0	$0	$0	$0	$28,404	$0	$56,808

Total Incremental Value	$0	$4,732,508	$3,596,820	$796,701	$1,156,005	$0	$4,596,427

40	CLECO CORPORATION - Proxy Statement for 2013 Annual Meeting of Shareholders

EXECUTIVE OFFICERS’ COMPENSATION

Mr. Hoefling

Value of Payment/Benefit	Termination by Executive	Disability	Death	Retirement	Constructive Termination	Termination for Cause	Change in Control
Cash Severance	$0	$0	$0	$0	$273,900	$0	$880,839
Annual Cash Incentive	$0	$136,950	$136,950	$136,950	$136,950	$0	$0
Cash Payment in Lieu of Outplacement Services	$0	$0	$0	$0	$25,000	$0	$0
Present Value of Incremental SERP Payments	$0	$3,245,970	$2,530,634	$0	$0	$0	$3,580,194
SERP Supplemental Death Benefit	$0	$0	$684,750	$0	$0	$0	$0
Performance-Based Restricted Stock	$0	$535,012	$535,012	$535,012	$535,012	$0	$1,530,703
Time-Based Restricted Stock	$0	$5,001	$5,001	$5,001	$5,001	$0	$5,001
Exercise of In-The-Money Stock Options	$0	$0	$0	$0	$0	$0	$0
Cash Dividends on Restricted Stock	$0	$37,458	$37,458	$37,458	$37,458	$0	$47,346
Purchase of Principal Residence/Relocation Expenses	$0	$0	$0	$0	$0	$0	$56,500
COBRA Medical Coverage	$0	$0	$0	$0	$8,802	$0	$17,604

Total Incremental Value	$0	$3,960,391	$3,929,805	$714,421	$1,022,123	$0	$6,118,187

Ms. Miller

Value of Payment/Benefit	Termination by Executive	Disability	Death	Retirement	Constructive Termination	Termination for Cause	Change in Control
Cash Severance	$0	$0	$0	$0	$250,000	$0	$716,856
Annual Cash Incentive	$0	$125,000	$125,000	$125,000	$125,000	$0	$0
Cash Payment in Lieu of Outplacement Services	$0	$0	$0	$0	$25,000	$0	$0
Present Value of Incremental SERP Payments	$0	$476,429	$983,383	$0	$0	($1,451,250)	$475,606
SERP Supplemental Death Benefit	$0	$0	$625,000	$0	$0	$0	$0
Performance-Based Restricted Stock	$0	$250,217	$250,217	$250,217	$250,217	$0	$840,850
Time-Based Restricted Stock	$0	$0	$0	$0	$0	$0	$0
Exercise of In-The-Money Stock Options	$0	$0	$0	$0	$0	$0	$0
Cash Dividends on Restricted Stock	$0	$15,924	$15,924	$15,924	$15,924	$0	$22,525
Purchase of Principal Residence/Relocation Expenses	$0	$0	$0	$0	$0	$0	$67,250
COBRA Medical Coverage	$0	$0	$0	$0	$26,568	$0	$53,136

Total Incremental Value	$0	$867,570	$1,999,524	$391,141	$692,709	($1,451,250)	$2,176,223

CLECO CORPORATION - Proxy Statement for 2013 Annual Meeting of Shareholders	41

EXECUTIVE OFFICERS’ COMPENSATION

Mr. Crump

Value of Payment/Benefit	Termination by Executive	Disability	Death	Retirement	Constructive Termination	Termination for Cause	Change in Control
Cash Severance	$0	$0	$0	$0	$225,500	$0	$716,739
Annual Cash Incentive	$0	$112,750	$112,750	$112,750	$112,750	$0	$0
Cash Payment in Lieu of Outplacement Services	$0	$0	$0	$0	$25,000	$0	$0
Present Value of Incremental SERP Payments	$0	$1,409,464	$932,546	$0	$0	($994,230)	$334,477
SERP Supplemental Death Benefit	$0	$0	$563,750	$0	$0	$0	$0
Performance-Based Restricted Stock	$0	$389,508	$389,508	$389,508	$389,508	$0	$1,186,617
Time-Based Restricted Stock	$0	$26,647	$26,647	$26,647	$26,647	$0	$26,647
Exercise of In-The-Money Stock Options	$0	$0	$0	$0	$0	$0	$0
Cash Dividends on Restricted Stock	$0	$25,820	$25,820	$25,820	$25,820	$0	$34,818
Purchase of Principal Residence/Relocation Expenses	$0	$0	$0	$0	$0	$0	$67,250
COBRA Medical Coverage	$0	$0	$0	$0	$28,404	$0	$56,808

Total Incremental Value	$0	$1,964,189	$2,051,021	$554,725	$833,629	($994,230)	$2,423,356

42	CLECO CORPORATION - Proxy Statement for 2013 Annual Meeting of Shareholders

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

2012 Director Compensation

Name(1)	Fees Earned or Paid in Cash and/ or Stock ($)	Stock Awards ($)(3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
A	B	C	D	E	F	G	H
J. Patrick Garrett, Chairman	$167,250	$80,558	$0	$0	$0	$598	$248,406
Elton R. King (2)	$71,983	$65,461	$0	$0	$0	$16,089	$153,533
Logan W. Kruger	$69,167	$65,461	$0	$0	$0	$10,800	$145,428
William L. Marks	$77,417	$65,461	$0	$0	$0	$16,506	$159,384
Robert T. Ratcliff, Sr. (2)	$75,274	$65,461	$0	$0	$0	$219	$140,954
Peter M. Scott III	$84,917	$65,461	$0	$0	$0	$7,493	$157,871
Shelley Stewart, Jr.	$73,667	$65,461	$0	$0	$0	$5,069	$144,197
William H. Walker, Jr.	$85,500	$65,461	$0	$0	$0	$3,043	$154,004
(1)	Mr. Williamson is also a named executive officer and his compensation is included in the “Executive Officers’ Compensation—Summary Compensation Table.” He does not receive any additional compensation for his service on the board of directors.
(2)	Mr. King and Mr. Ratcliff each have elected to receive all or a portion of their compensation as a member of the board of directors in the form of Cleco common stock. Mr. Ratcliff also elected to defer receipt of his compensation under the Company’s Deferred Compensation Plan. The fair market value of Cleco common stock for purposes of calculating directors’ compensation is computed by averaging the high and low stock price at the close of business on the Monday following the quarterly board meetings. This average is rounded to the nearest eighth. Shares issued to the directors are rounded up to a whole share, and the amount of actual compensation expense is the value of the rounded shares.
(3)	See the 2012 Form 10-K, Note 7 to the financial statements for a discussion of the valuation of these stock awards. Stock award values are being reported for directors in accordance with revised proxy disclosure rules (Item 402 of Regulation S-K) issued December 16, 2009. Shares of Cleco common stock awarded under the LTIP that were restricted as of December 31, 2012 were held by directors as follows: Mr. King, 12,294; Mr. Kruger, 8,308; Mr. Marks, 12,294; Mr. Ratcliff, 0 (all of Mr. Ratcliff’s remaining restricted stock awards were deferred); Mr. Scott, 5,764; Mr. Stewart, 3,615; and Mr. Walker, 1,846. Mr. Garrett, Mr. Ratcliff and Mr. Walker have elected to defer all or some of their restricted stock awards under the Company’s Deferred Compensation Plan. Shares of Cleco common stock awarded under the LTIP, credited to their deferred compensation accounts and restricted as of December 31, 2012 were as follows: Mr. Garrett, 20,271; Mr. Ratcliff, 12,294; and Mr. Walker, 14,737.
(4)	No stock options were granted to directors in 2012. There were no option awards held by directors and outstanding as of December 31, 2012.

Note:	Brigadier General Sherian G. Cadoria retired from the board of directors on April 27, 2012. Her fees were prorated based on the number of months she served as a director in 2012 prior to retirement. General Cadoria was paid $35,417 in fees in 2012 and was granted a restricted stock award valued at $65,461 on January 27, 2012, which she deferred under the Company’s Deferred Compensation Plan. The dollar value of the LTIP grants in Column C based on the grant date fair value as required by FASB ASC Topic 718 was $100,617 for General Cadoria. This amount does not represent cash received by her during 2012.

General

Column B, “Fees Earned or Paid in Cash and/or Stock;” Column E, “Non-Equity Incentive Plan Compensation;” and Column G, “All Other Compensation” represent cash and/or stock compensation earned and/or received in 2012. Amounts shown in Column C, “Stock Awards,” represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for annual restricted stock awards. The amounts shown in Column D, “Option Awards,” represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The amounts shown in Column F, “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” represent any preferential earnings on amounts deferred under the Company’s nonqualified deferred compensation plan.

A non-management director may elect to participate in the Company’s Deferred Compensation Plan and defer the receipt of all or part of his or her fees, whether payable in cash or Cleco common stock and restricted stock. Benefits are equal to the amount credited to each director’s individual account based on compensation deferred plus applicable investment returns as specified by the director upon election to participate in the plan. Investment options are similar to those provided to participants in the 401(k) Savings Plan with the additional option to invest in Cleco common stock for non-management directors. Funds may be reallocated between investments at the discretion of the director. Accounts, which may be designated separately by deferral year, are payable in the form of a single-sum payment or in the form of substantially equal annual installments, not to exceed 15, when a director ceases to serve on the board of directors or attains a specified age.

Fees Earned or Paid in Cash and/or Stock

Directors who are Cleco employees receive no additional compensation for serving as a director. In 2012, compensation for non-management directors included annual retainer and meeting fees, restricted stock awards and insurance benefits under a group accidental death and dismemberment plan.

CLECO CORPORATION - Proxy Statement for 2013 Annual Meeting of Shareholders	43

DIRECTOR COMPENSATION

During 2012, each non-management director received an annual retainer of $45,000 and an additional annual fee of $5,000 if the director was a chairman of a committee other than the Audit Committee and the Compensation Committee. The chairman of the Audit Committee received an additional annual fee of $12,500, and the chairman of the Compensation Committee received an additional annual fee of $7,500. In 2012, each non-management director also received the following meeting fees: $1,750 for each in-person board meeting attended; $1,750 for each in-person Audit Committee meeting attended; $1,500 for each in-person other committee meeting attended; and $500 for each telephone conference meeting of the board or one of its committees attended, including the informal meetings described above under “Proposal Number 1—Election of Two Class I Directors—Independence and Organization of the Board of Directors.” As chairman of the board of directors, Mr. Garrett received an additional annual retainer of $100,000 for 2012.

Annual retainer and meeting fees are paid, at the election of each director, in the form of cash, Cleco common stock, or a combination of both cash and stock. Directors also may elect to defer receipt of their fees under the Company’s Deferred Compensation Plan. Mr. Ratcliff made such an election in 2012 with respect to his fees paid in the form of Cleco common stock and cash. Dividends credited to his deferred fees account in 2012 were $10,071. Mr. Garrett and Mr. Walker made elections to defer their fees in years past, but not in 2012. Dividends credited to their deferred fees account balances in 2012, with respect to Cleco common stock held in the Company’s Deferred Compensation Plan, were $42,807 and $31,974, respectively.

Cleco reimburses directors for travel and related expenses incurred for attending meetings of Cleco’s board of directors and board committees, including travel costs for spouses/companions.

Stock Awards

During 2012, each non-management director except the chairman of the board received an annual restricted stock award of Cleco common stock valued at $65,000, not to exceed 10,000 shares of stock. The non-management chairman of the board received an annual restricted stock award of Cleco common stock valued at $80,000. The grant date of the restricted stock awards is the date of the January board meeting each year, and the valuation date of the stock is the first trading day of the year. For 2012, the number of shares to be issued was determined by dividing 100% of the stock price on the valuation date into $65,000 and $80,000, respectively. Directors are not required to provide any consideration in exchange for the restricted stock award. Restrictions on the stock applicable to the award lapse after a six-year period measured from the date of the award or at the director’s retirement if earlier, and the stock cannot be sold or transferred during this period.

The dollar value of the stock awards in Column C is based on the grant date fair value computed in accordance with FASB ASC Topic 718 and does not represent cash received by the directors during 2012, nor does it represent the expense recognized for financial statement purposes in 2012. The expense recognized for financial statement purposes may vary by director based on a director’s age and remaining years of service.

Option Awards

Column D, “Option Awards,” reflects grants made to the Company’s directors, providing them the opportunity to purchase shares of Cleco common stock at some future date at the fair market value of the stock on the date of the grant. The dollar value of stock option grants is based on the grant date fair value computed in accordance with FASB ASC Topic 718. No stock options were granted to directors in 2012. Stock option grants are designed to provide long-term (up to ten years) incentives and rewards linked directly to the price of our common stock. Stock options add value to the recipient only when shareholders benefit from stock price appreciation and, as such, further align directors’ interests with those of our shareholders.

On March 5, 2012, Mr. Ratcliff exercised options covering 7,500 shares of Cleco common stock at exercise prices ranging from $18.125 to $24.00. On October 8, 2012, Mr. Ratcliff exercised options covering 2,500 shares of Cleco common stock at an exercise price of $16.25. On March 1, 2012, Mr. Walker exercised options covering 7,500 shares of Cleco common stock at exercise prices ranging from $18.125 to $24.00. On April 2, 2012, Mr. Walker exercised options covering 2,500 shares of Cleco common stock at an exercise price of $16.25.

Non-Equity Incentive Plan Compensation

There were no non-equity incentive plan awards to the Company’s directors in 2012.

Change in Pension Value and Nonqualified Deferred Compensation Earnings

Column F would include any above-market or preferential earnings on deferred compensation paid by the Company. There were no such preferential earnings paid by the Company in 2012. Cleco does not provide its directors with a pension plan.

All Other Compensation

Column G, “All Other Compensation,” includes the following:

•

Dividends paid on any restricted stock awards granted under the LTIP and not yet vested. Dividends on restricted stock are paid quarterly and at the same rate as dividends on shares of Cleco common stock. Mr. Garrett, Mr. Ratcliff and Mr. Walker have elected to defer all or some of their restricted stock awards. Dividends on deferred restricted shares of Cleco common stock are not paid in cash, but instead are credited to the director’s deferred compensation account. Dividends credited in 2012 on deferred restricted stock balances were as follows: Mr. Garrett, $31,293; Mr. Ratcliff, $17,853; and Mr. Walker, $22,468. Effective January 1, 2006, Mr. Walker made an election to stop deferring receipt of his restricted stock award. Effective January 1, 2008, Mr. Walker made an election to once again defer receipt of his restricted stock award. The dividends credited are not included in the table below or in Column G of the table above.

•	Expenses incurred for spousal/companion travel on Company business. General Cadoria retired in April 2012; she had no expenses incurred for spousal/companion travel on Company business in 2012.

44	CLECO CORPORATION - Proxy Statement for 2013 Annual Meeting of Shareholders

DIRECTOR COMPENSATION

The values of the two “All Other Compensation” items are summarized in the chart that follows:

Name	Cash Dividends on Restricted Stock	Spousal/ Companion Travel	Total Other Compensation
Mr. Garrett	$0	$598	$598
Mr. King	$15,982	$107	$16,089
Mr. Kruger	$10,800	$0	$10,800
Mr. Marks	$15,982	$524	$16,506
Mr. Ratcliff	$0	$219	$219
Mr. Scott	$7,493	$0	$7,493
Mr. Stewart	$4,700	$369	$5,069
Mr. Walker	$2,400	$643	$3,043

Cleco also provides its non-management directors with $200,000 of life insurance and permanent total disability coverage under a group accidental death and dismemberment plan maintained by Cleco Power, a wholly owned subsidiary of Cleco. The total 2012 premium for all coverage (exempt employees, officers and directors) under this plan was $18,683.

Stock Ownership Requirements

In July 2009, the board of directors revised the stock ownership guidelines for its members. Under the guidelines, which were originally adopted by the board of directors in July 2005, Cleco recommends that its current directors beneficially own Cleco common stock having a value equal to at least five times the annual board retainer. New directors will have five years following their election to the board to meet this recommended stock ownership level, and current directors will have three years following each increase in the annual board retainer to meet this recommended stock ownership level. The intent of the guidelines is to encourage stock ownership by directors. Where the guidelines are not met within the applicable time, the matter will be reviewed by the Nominating/Governance Committee, which may determine to waive the guidelines or to make an appropriate recommendation to the board of directors. All current non-management directors meet these guidelines with the exception of Mr. Stewart, who was elected by the board of directors effective April 1, 2010.

Interests of the Board of Directors

In 2012, no non-management member of Cleco’s board performed services for or received compensation from Cleco or its affiliates except for those services relating to his or her duty as a member of Cleco’s board.

CLECO CORPORATION - Proxy Statement for 2013 Annual Meeting of Shareholders	45

REPORT OF THE COMPENSATION COMMITTEE

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the board of directors, composed entirely of independent directors (see “Proposal Number 1—Election of Two Class I Directors—Independence and Organization of the Board of Directors” above), includes four directors who also meet the additional requirements for independence as defined under the rules of the SEC and the NYSE listing standards applicable to compensation committee members. The Compensation Committee operates under a written charter adopted by the board of directors in January 2003 and last revised in January 2013, a copy of which is posted on Cleco’s web site at www.cleco.com; Investor Relations—Board Committees. A copy of this charter also is available free of charge by request sent to: Shareholder Services, Cleco, P.O. Box 5000, Pineville, LA 71361-5000.

The Compensation Committee is directly responsible for evaluating and establishing Cleco’s compensation and benefits philosophy as it relates to officers and other key employees; for establishing associated compensation and benefit plans and compensation and benefits levels of Cleco’s officers and other key employees; for retaining an independent consultant to advise the Compensation Committee on industry executive officers’ compensation and benefit practices and peer group comparisons; for annually evaluating, in conjunction with the Nominating/Governance Committee, the performance of the CEO in light of Cleco’s goals and objectives; for reviewing the CD&A with management and approving its content; for periodically reviewing the compensation practices and levels for Cleco’s board of director members and committee chairpersons; and

for annually evaluating its own performance based upon the procedures recommended by the Nominating/Governance Committee of the board.

The Compensation Committee held four regular meetings during 2012 at which each of the above listed responsibilities was addressed, including a review and discussion of the CD&A with management. During these meetings, the Compensation Committee also met with its third-party consultant independent of management. The Compensation Committee also held two formal telephone meetings during 2012.

Based on the review and discussions referred to above, the Compensation Committee recommended to Cleco’s board of directors that the CD&A and related required compensation disclosure tables be included in Cleco’s Proxy Statement and Notice of Annual Meeting of Shareholders to be held on April 26, 2013 and in the 2012 Form 10-K, and be filed with the SEC.

The Compensation Committee of the Board of Directors of Cleco Corporation

William H. Walker, Jr., Chairman

Logan W. Kruger

William L. Marks

Peter M. Scott III

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are set forth above. There are no matters relating to interlocks or insider participation of the Compensation Committee members that Cleco is required to report.

46	CLECO CORPORATION - Proxy Statement for 2013 Annual Meeting of Shareholders

REPORT OF THE AUDIT COMMITTEE

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the board of directors, composed entirely of independent directors (see “Proposal Number 1—Election of Two Class I Directors—Independence and Organization of the Board of Directors” above), includes three directors who also meet the additional requirements for independence as defined under the rules of the SEC and the NYSE listing standards applicable to audit committee members. The board of directors also has determined that Mr. Scott is an “audit committee financial expert” as defined by the rules of the SEC. The Audit Committee operates under a written charter adopted by the board of directors in April 2000 and last revised in January 2013, a copy of which is posted on Cleco’s web site at www.cleco.com; Investor Relations—Board Committees. A copy of this charter also is available free of charge by request sent to: Shareholder Services, Cleco, P.O. Box 5000, Pineville, LA 71361-5000.

Management has the responsibility for the preparation of Cleco’s financial statements, and PricewaterhouseCoopers LLP (the “Independent Registered Public Accounting Firm”) has the responsibility for the audit of those statements. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Independent Registered Public Accounting Firm; reviews the scope of audits; reviews and recommends to the board of directors financial reporting and accounting practices; and reviews Cleco’s procedures for internal auditing and the adequacy of the systems of internal controls of Cleco. On a quarterly basis, the Audit Committee reviews activity reported through Cleco’s Ethics Helpline, which provides a means for employees to anonymously seek guidance or report allegations of misconduct.

The Audit Committee held seven meetings, two of which were formal telephone meetings, during 2012. The meetings were designed to facilitate and encourage private communication between the Audit Committee and Cleco’s internal auditors, the Independent Registered Public Accounting Firm and management.

The Audit Committee has reviewed and discussed with management Cleco’s audited financial statements for the fiscal year ended December 31, 2012. In addition, the Audit Committee has discussed with the Independent Registered Public Accounting Firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Volume 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. Furthermore, the Audit Committee has received the written disclosures and the letter from the Independent Registered Public Accounting Firm required by applicable requirements of the PCAOB regarding the Independent Registered Public Accounting Firm’s communications with the Audit Committee concerning independence, and has discussed with the Independent Registered Public Accounting Firm, the auditor’s independence. The Audit Committee has considered whether the services provided by the Independent Registered Public Accounting Firm in 2012, described in this proxy statement, are compatible with maintaining the auditor’s independence and has concluded that the auditor’s independence has not been impaired by its engagement to perform these services.

Based on the review and discussions referred to above, the Audit Committee recommended the inclusion of the audited financial statements in Cleco’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for filing with the SEC.

The Audit Committee of the Board of Directors of Cleco Corporation

Peter M. Scott III, Chairman

Logan W. Kruger

Shelley Stewart, Jr.

CLECO CORPORATION - Proxy Statement for 2013 Annual Meeting of Shareholders	47

PROPOSAL NUMBER 2 – RATIFICATION OF APPOINTMENT OF CLECO’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL NUMBER 2 – RATIFICATION OF APPOINTMENT OF CLECO’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Cleco is asking the shareholders to ratify the Audit Committee’s appointment of the firm of Deloitte & Touche LLP as Cleco’s independent registered public accounting firm for the fiscal year ending December 31, 2013. The Audit Committee has appointed Deloitte & Touche LLP as Cleco’s independent registered public accounting firm for the fiscal year ending December 31, 2013. Shareholder ratification of the appointment of Deloitte & Touche LLP is not required by the rules of the NYSE, the SEC or Cleco’s Bylaws. However, the Board is submitting this appointment to shareholders for ratification as a matter of good corporate practice. In the event the shareholders fail to ratify the appointment, the Audit Committee will review its future selection of the independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year, if the Audit Committee determines that such a change would be in Cleco’s and its shareholders’ best interests. Section 301 of the Sarbanes-Oxley Act of 2002 provides that the Audit Committee is directly responsible for the appointment, compensation and oversight of the work of Cleco’s independent registered public accounting firm.

PricewaterhouseCoopers LLP was the independent registered public accounting firm of Cleco for the year ended December 31, 2012. On August 29, 2012, the Audit Committee issued a request for proposals from independent registered public accounting firms to provide services to Cleco beginning with the year ending December 31, 2013. PricewaterhouseCoopers LLP opted not to participate in the request for proposals process. On September 12, 2012, PricewaterhouseCoopers LLP delivered a letter to Cleco stating that the client-auditor relationships between PricewaterhouseCoopers LLC and Cleco will cease upon completion of the audit for the year ended December 31, 2012. On October 26, 2012, Cleco engaged Deloitte & Touche LLP as their independent registered public accounting firm beginning with the year ending December 31, 2013. The decision to engage Deloitte & Touche LLP was approved by the Audit Committee of the board of directors of Cleco.

The reports of PricewaterhouseCoopers LLP on the consolidated financial statements of Cleco for the years ended December 31, 2012 and 2011 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the Company’s fiscal years ended December 31, 2012 and 2011, there were no disagreements of accounting principles or practices, financial statements disclosure or auditing scope or procedure, which disagreements, if not resolved to PricewaterhouseCoopers LLP’s satisfaction, would have caused PricewaterhouseCoopers LLP to make reference to the subject matter of such disagreements in its reports on Cleco’s consolidated financial statements for such years or periods. A letter from PricewaterhouseCoopers LLP addressed to the SEC stating whether it agrees with the above statements was filed as Exhibit 16.1 to Cleco’s Form 8-K/A filed with the SEC on February 21, 2013.

A representative of PricewaterhouseCoopers LLP, Cleco’s independent registered public accounting firm for the fiscal year ended December 31, 2012, is expected to attend the annual meeting of shareholders. If present, the representative will have an opportunity to make a statement during the meeting if he or she so desires and will respond to appropriate questions raised during the meeting.

48	CLECO CORPORATION - Proxy Statement for 2013 Annual Meeting of Shareholders

RELATIONSHIP WITH ACCOUNTANTS

RELATIONSHIP WITH ACCOUNTANTS

Principal Accountant Fees and Services

Aggregate fees for professional services rendered for Cleco by PricewaterhouseCoopers LLP as of or for the years ended December 31, 2012 and 2011 were as follows:

	2012	2011
Audit	$1,328,030	$2,106,233
Audit Related	100,789	258,741
Tax	653,627	561,485

Total	$2,082,446	$2,926,459

The Audit fees for the years ended December 31, 2012 and 2011, respectively, were for professional services rendered for the audits of Cleco’s consolidated financial statements; the audit of the financial statements of certain Cleco subsidiaries; the audit of our internal controls in compliance with Section 404 of the Sarbanes-Oxley Act of 2002; consents and the issuance of comfort letters; and the review of documents filed with the SEC. The Audit fees for 2012 include $0.1 million associated with the 2011 audit of Cleco’s financial statements. The Audit fees for 2011 include $0.2 million associated with the 2010 audit of Cleco’s financial statements.

The Audit Related fees for the year ended December 31, 2012 and 2011, respectively, were for professional services rendered in connection with state-mandated obligations and the Department of Energy (“DOE”) audit associated with the terms of the $20.0 million grant received under the DOE’s small grant process to implement smart-grid technology for all of Cleco Power’s customers.

The Tax fees for the years ended December 31, 2012 and 2011, respectively, were for services related to tax compliance reviews, tax planning and tax advice, including assistance with and representation in tax audits and appeals.

Other than those reported above, Cleco did not pay any fees to PricewaterhouseCoopers LLP during 2011 or 2012.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has established a policy requiring its pre-approval of all audit and non-audit services provided by the independent registered public accounting firm. The policy requires the general pre-approval of annual audit services and specific pre-approval of all other permitted services. In determining whether to pre-approve permitted services, the Audit Committee considers whether such services are consistent with SEC rules and regulations. Furthermore, requests for pre-approval for services that are eligible for general pre-approval must be detailed as to the services to be provided. The independent registered public accounting firm and management are required to periodically report to the Audit

Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval and the fees for the services performed to date. All of the 2012 and 2011 audit and non-audit services described above were pre-approved by the Audit Committee in accordance with the policy described above and pursuant to applicable rules of the SEC.

The board of directors unanimously recommends that you vote “FOR” the ratification of the Audit Committee’s appointment of Deloitte & Touche LLP as Cleco’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

CLECO CORPORATION - Proxy Statement for 2013 Annual Meeting of Shareholders	49

PROPOSAL NUMBER 3 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF CLECO’S NAMED EXECUTIVE OFFICERS

PROPOSAL NUMBER 3 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF CLECO’S NAMED EXECUTIVE OFFICERS

In 2011, the majority of Cleco’s shareholders voted for an annual shareholder vote to approve, on an advisory (nonbinding) basis, the compensation of the Company’s named executive officers. In response to the shareholder vote, the Company’s board of directors adopted an annual frequency for advisory votes to approve the compensation of the Company’s named executive officers.

As described in detail in the CD&A under the heading “Executive Summary,” the Company’s executive compensation and benefits philosophy is designed to provide market-based programs that pay or award our executive officers at levels approximating the competitive market. In addition, we believe in paying above the market for superior performance and below the market for underperformance unless extraordinary circumstances compel us otherwise. Our overall executive compensation design philosophy for 2012 reflects our Compensation Committee’s desire to align management’s actions with the interests of Cleco’s shareholders. Our executive benefits philosophy is to offer plans and programs that allow us to consistently attract and retain executive talent. Please read the CD&A beginning on page 17 for additional details about the Company’s executive compensation philosophy and programs and “Executive Officers’ Compensation” beginning on page 29 for additional information about the 2012 compensation of the Company’s named executive officers.

Our Compensation Committee continually reviews the Company’s compensation programs to ensure they achieve the desired objectives. The Company seeks your advisory vote on the compensation of Cleco’s named executive officers as described in the “Compensation Discussion and Analysis” and “Executive Officers’ Compensation” sections of this proxy statement. The Company asks that you support the compensation of the Company’s named executive officers as described in this proxy statement by voting in favor of this proposal. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s shareholders the opportunity to express their views on the compensation of the Company’s named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this proxy statement. The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the board of directors. The board of directors and the

Compensation Committee will review the voting results and consider them, along with any specific insight gained from shareholders of the Company and other information relating to the shareholder vote on this proposal, when making future decisions regarding executive compensation.

In deciding how to vote on this proposal, please consider the following key compensation governance aspects of our executive compensation program:

•	We have a recoupment policy that is intended to reduce potential risks associated with our incentive plans.

•	Our officer stock ownership requirements strengthen the alignment of the financial interests of our executive officers with those of our shareholders.

•	We pay for performance. A majority of our executive officers’ compensation is contingent on the achievement of goals that impact shareholder value.

•	We prohibit all directors, officers and employees from hedging the economic interest in the Company shares they hold.

•	We have no change in control arrangements that exceed three times base salary and bonus; no arrangement includes a tax gross-up provision.

•	We only have one employment agreement in place.

•	We use an independent compensation consultant. Our compensation consultant reports directly to the Compensation Committee and is independent from management.

Accordingly, we ask our shareholders to vote on the following resolution at the 2013 annual meeting of shareholders:

“RESOLVED, that the compensation paid to Cleco’s named executive officers, as disclosed, including Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

The board of directors unanimously recommends that you vote “FOR” the approval of the compensation of Cleco’s named executive officers as disclosed in this proxy statement.

50	CLECO CORPORATION - Proxy Statement for 2013 Annual Meeting of Shareholders

PROPOSAL NUMBER 4 – CONSIDERATION OF A PROPOSAL TO AMEND THE BYLAWS OF CLECO CORPORATION TO ELIMINATE CUMULATIVE VOTING AND TO ELIMINATE THE CLASSIFICATION OF THE BOARD OF DIRECTORS OF CLECO CORPORATION

PROPOSAL NUMBER 4 – CONSIDERATION OF A PROPOSAL TO AMEND THE BYLAWS OF CLECO CORPORATION TO ELIMINATE CUMULATIVE VOTING AND TO ELIMINATE THE CLASSIFICATION OF THE BOARD OF DIRECTORS OF CLECO CORPORATION

We are asking you to adopt and approve an amendment to our Bylaws to eliminate cumulative voting and to declassify the board. The board believes that declassification is advisable and in the best interests of our shareholders. The board also believes that if the board is declassified, cumulative voting should be eliminated at the same time. The board, upon the recommendation of the Nominating/Governance Committee, has unanimously approved the proposed amendments, as described in more detail below, and recommends that Cleco’s shareholders adopt and approve the proposed amendments.

Cleco’s Bylaws provide that when electing directors, shareholders may exercise cumulative voting rights. Under cumulative voting, each holder of common stock is entitled to that number of votes equal to the number of directors being elected, including vacancies, for each share held. Each shareholder may give one candidate all the votes such shareholder is entitled to cast or may distribute such votes among as many candidates as such shareholder chooses. In addition, Cleco’s Bylaws provide for the division of Cleco’s board of directors into three classes with each class consisting, as nearly as possible, of one-third of the total number of directors. Cleco’s board currently has a total of eight directors: two are in Class I, three are in Class II and three are in Class III. The term of each directorship is three years, and the terms are staggered so that only one class is elected by the shareholders annually.

Background of Proposal

Classified boards have a long history in corporate law. Proponents of classified boards assert they promote the independence of directors and foster continuity and stability in the management of the business and affairs of a company. Alternatively, some investors believe that classification of the board makes it more difficult to remove or discourages the removal of incumbent directors, through a proxy contest or otherwise, and could in effect help to entrench incumbent management. Such investors also believe that classification may have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the company, even though such an attempt might be beneficial to the company and its shareholders.

A nonbinding shareholder proposal in 2010 urging the board to declassify was included in Cleco’s 2010 proxy statement and received favorable votes from approximately 70% of outstanding shares of capital stock entitled to vote at the meeting. No action was required to be taken by the board at that time since the vote was nonbinding. However, based on the shareholder vote in 2010, the board elected to submit a binding proposal to amend the Company’s Bylaws to declassify the board to shareholders at the 2011 annual meeting. The board also submitted a binding proposal to shareholders at the 2011 annual meeting to amend the Bylaws and the Amended and Restated Articles of Incorporation to eliminate cumulative voting. Cumulative voting has worked together with Cleco’s classified board system to make it more difficult for unsolicited bidders to gain control of the board as part of a hostile transaction, thereby enhancing the board’s ability to protect the interests of shareholders. However, if the classified board structure is eliminated, a minority shareholder may be able to disproportionately influence the composition of the board, as it would require substantially less stock to assure a shareholder of being able to elect a representative to the board. The board concluded that the elimination of cumulative voting for directors was consistent with Cleco’s desire to more closely align shareholder interests and board accountability. However, the proposed amendments to the Bylaws and the Amended and Restated Articles of Incorporation to eliminate the classified board structure and cumulative voting did not receive the requisite support of shareholders at the 2011 annual meeting, and as a result, the classified board structure and cumulative voting were not eliminated.

In light of continued shareholder interest in declassification, coupled with the shareholder votes in 2010 and 2011, the board revisited in 2012 whether declassification and the elimination of cumulative voting are appropriate for Cleco. The board has considered the arguments for and against continuation of the classified board structure and determined that it would be in the best interests of Cleco and our shareholders to amend the Bylaws as set forth in Appendix B to phase out classification of our board and provide for the annual election of directors. The board also has determined that if the classified structure is eliminated, cumulative voting should be eliminated, for the reasons described above. Accordingly, the board elected to submit this proposal to shareholders for consideration at the 2013 annual meeting.

Required Vote and Board of Directors’ Recommendation

The amendments to Cleco’s Bylaws to eliminate cumulative voting and to eliminate the classification of the board require the affirmative vote of at least 80% of all shares of the Company’s capital stock entitled to vote. Each share of Cleco’s common stock outstanding as of the close of business on the record date is entitled to vote on this proposal. If this proposal is approved by the requisite shareholder vote, the amendment to the Bylaws will not take effect until the later of (i) one year following the adoption of the amendment or (ii) 10 days after the adjournment sine die

CLECO CORPORATION - Proxy Statement for 2013 Annual Meeting of Shareholders	51

PROPOSAL NUMBER 4 – CONSIDERATION OF A PROPOSAL TO AMEND THE BYLAWS OF CLECO CORPORATION TO ELIMINATE CUMULATIVE VOTING AND TO ELIMINATE THE CLASSIFICATION OF THE BOARD OF DIRECTORS OF CLECO CORPORATION

of the annual meeting of shareholders next succeeding the adoption of the amendment (the “Effective Date”). Abstentions and broker non-votes will have the same effect as a vote against this proposal.

If this proposal receives the requisite vote and the Company’s board is declassified, declassification will be phased in, as current directors’ terms cannot be shortened by the amendment. The term for Class I directors elected at the 2013 annual meeting would expire at the 2016 annual meeting of shareholders, and sitting directors’ terms would not be shortened. Directors elected after the Effective Date would be elected for a one-year term. The board would be fully declassified, and all directors would be up for annual election, beginning with the 2017 annual meeting.

The amendments to the Bylaws to implement this proposal are set forth in Appendix B. Appendix B shows the changes to the relevant sections of Articles II and III resulting from the proposed amendments with deletions indicated by strike-outs and additions indicated by both italics and underlining. The board of directors also intends to consider an amendment to the Amended and Restated Articles of Incorporation of Cleco Corporation as explained under “Proposal Number 5—Consideration of a Proposal to Amend the Amended and Restated Articles of Incorporation of Cleco Corporation to Eliminate Cumulative Voting” that would make the Amended and Restated Articles of Incorporation consistent with the proposed amendment to eliminate cumulative voting of shares under Cleco’s Bylaws.

If this proposal receives the requisite votes for approval but Proposal Number 5 does not receive the requisite votes, then holders of Cleco common stock will still be able to exercise cumulative voting rights in the election of directors. The board of directors unanimously recommends a vote “FOR” approval of the amendments to the Bylaws of Cleco Corporation to eliminate cumulative voting and to eliminate the classification of this board of directors.

52	CLECO CORPORATION - Proxy Statement for 2013 Annual Meeting of Shareholders

PROPOSAL NUMBER 5 – CONSIDERATION OF A PROPOSAL TO AMEND THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF CLECO CORPORATION TO ELIMINATE CUMULATIVE VOTING

PROPOSAL NUMBER 5 – CONSIDERATION OF A PROPOSAL TO AMEND THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF CLECO CORPORATION TO ELIMINATE CUMULATIVE VOTING

We are asking you to adopt and approve an amendment to our Amended and Restated Articles of Incorporation to eliminate cumulative voting. As described in “Proposal Number 4—Consideration of a Proposal to Amend the Bylaws of Cleco Corporation to Eliminate Cumulative Voting and to Eliminate the Classification of the Board of Directors of Cleco Corporation—Background of Proposal” above, Cleco’s board has determined that in the absence of a classified board, eliminating cumulative voting of directors is in the best interests of the Company. The board, upon the recommendation of the Nominating/Governance Committee, has unanimously approved the proposed amendment and recommends that Cleco’s shareholders adopt and approve the proposed amendment.

Cleco’s Amended and Restated Articles of Incorporation provide that when electing directors, shareholders may exercise cumulative voting rights. Under cumulative voting, each holder of common stock is entitled to that number of votes equal to the number of directors being elected, including vacancies, for each share held. Each shareholder may give one candidate, who has been nominated prior to voting, all the votes such shareholder is entitled to cast or may distribute such votes among as many candidates as such shareholder chooses. By aggregating votes and casting them for a single director nominee rather than casting a vote with respect to each nominee, shareholders holding substantially less than a majority of the voting shares may be able to elect one or more directors.

Background of Proposal

For additional information on this proposal, please see “Proposal Number 4—Consideration of a Proposal to Amend the Bylaws of Cleco Corporation to Eliminate Cumulative Voting and to Eliminate the Classification of the Board of Directors of Cleco Corporation—Background of Proposal” above. As noted above, after review and deliberation, Cleco’s board determined that, in the absence of a classified board structure, eliminating cumulative voting of directors is in the best interests of the Company and its shareholders. In light of the relationship between cumulative voting and the classified board structure, the Company’s board has conditioned this proposed amendment to Cleco’s Amended and Restated Articles of Incorporation to eliminate cumulative voting on the approval of Proposal Number 4 by shareholders. In addition, if this proposal receives the requisite votes and is approved, the amendment to the Company’s Amended and Restated Articles of Incorporation to eliminate cumulative voting would not become effective until the Effective Date.

Required Vote and Board of Directors’ Recommendation

The amendment to the Company’s Amended and Restated Articles of Incorporation to eliminate cumulative voting requires an affirmative vote of the holders of at least two-thirds of the Company’s common stock outstanding as of the close of business on the record date. If this proposal is approved by the requisite votes and the Company’s shareholders approve the proposal to amend Cleco’s Bylaws discussed above under “Proposal Number 4—Consideration of a Proposal to Amend the Bylaws of Cleco Corporation to Eliminate Cumulative Voting and to Eliminate the Classification of the Board of Directors of Cleco Corporation,” then the amendment to Cleco’s Amended and Restated Articles of Incorporation to eliminate cumulative voting will be effective on the Effective Date. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

The amendment to the Company’s Amended and Restated Articles of Incorporation to implement this proposal is set forth in Appendix C. Appendix C shows the changes to Section 3 of Article 6 resulting from the proposed amendment with deletions indicated by strike-outs. Regardless of the outcome of the vote of Cleco’s shareholders on this proposal, the Company’s Amended and Restated Articles of Incorporation will not be amended to eliminate cumulative voting unless Cleco’s shareholders approve the proposal to amend Cleco’s Bylaws discussed above under “Proposal Number 4—Consideration of a Proposal to Amend the Bylaws of Cleco Corporation to Eliminate Cumulative Voting and to Eliminate the Classification of the Board of Directors of Cleco Corporation.”

The board of directors unanimously recommends a vote “FOR” approval of the amendment to the Amended and Restated Articles of Incorporation of Cleco Corporation to eliminate cumulative voting.

CLECO CORPORATION - Proxy Statement for 2013 Annual Meeting of Shareholders	53

PROPOSAL NUMBER 6 – CONSIDERATION OF A PROPOSAL TO REQUIRE CLECO CORPORATION TO ISSUE A SUSTAINABILITY REPORT

PROPOSAL NUMBER 6 – CONSIDERATION OF A PROPOSAL TO REQUIRE CLECO CORPORATION TO ISSUE A SUSTAINABILITY REPORT

Calvert Investment Management, Inc. and The Green Century Equity Fund co-sponsored the following proposal. As of November 8, 2012, Calvert Investment Management, Inc. owned 16,297 shares of Cleco’s common stock; its address is 4550 Montgomery Avenue, Suite 1000N, Bethesda, Maryland, 20814. As of November 13, 2012, The Green Century Equity Fund owned 553 shares of Cleco’s common stock; its address is 114 State Street, Suite 200, Boston, Massachusetts, 02109.

The Proposal

WHEREAS: We believe tracking and disclosing environmental, social and governance (ESG) business practices makes a company more responsive to a global business environment which is characterized by finite natural resources, changing legislation, and heightened public expectations for corporate accountability. Reporting allows companies to better integrate and gain strategic value from existing sustainability efforts, and identify gaps and opportunities in products and processes, among other benefits.

Sustainability reporting and the demand for ESG information is on the rise globally. In 2011, there was a 46 percent increase in the number of organizations worldwide using the Global Reporting Initiative’s (GRI) Guidelines for their ESG reporting according to the Governance & Accountability Institute. Signatories to the Principles for Responsible Investment (PRI), which represent over $33 trillion of assets under management, integrate ESG factors in investment decision-making.

Sustainability-related challenges, particularly related to water, pose specific challenges for thermo-electric power producers. The U.S. electric power industry accounts for 41 percent of the country’s total freshwater withdrawals, requiring an estimated 136 billion gallons a day for generation and cooling. According to the Department of Energy, “Water shortages, potentially the greatest challenge to face all sectors of the United States in the 21st century, will be an especially difficult issue for thermoelectric generators due to the large amount of cooling water required for power generation.” Water scarcity is increasing and climate change is expected to exacerbate water shortages. This poses a number of risks to electric utilities, including:

•	Increased costs due to heightened competition for decreasing water supplies and more rigorous state and federal regulations;

•	Reduced production stemming from plant shut downs or other operational disruptions; and

•	Inability to use new and developing technologies such as carbon capture and storage due to water scarcity.

Currently, Cleco has limited public information on its strategies and programs aimed at addressing ESG issues and its disclosure lags behind sector peers. Therefore, proponents encourage the company to produce a comprehensive sustainability report that includes thorough disclosure on water-related risks. Furthermore, a similar proposal in 2012 received 34 percent of Cleco’s shareholders support (based on SEC method of counting votes cast for or against), demonstrating that a significant portion of the company’s investors seek more comprehensive reporting.

RESOLVED: Shareholders request that Cleco Corporation issue a sustainability report that includes a comprehensive discussion of the company’s sustainability risks and opportunities, including an analysis of material water-related risks. The report should be available by September 1, 2013, be prepared at reasonable cost, and omit proprietary information.

SUPPORTING STATEMENT: We recommend that the report include a company-wide review of policies, practices and metrics related to ESG performance and that Cleco commit to continuous improvement in reporting. We encourage use of the GRI Guidelines, a globally accepted reporting framework considered the Gold standard of reporting. We also recommend the use of one of several water risk mapping tools, such as the WBSCD Global Water Tool, Ceres Aqua Gauge or CEO Water Disclosure Guidelines.

The Company’s Response

The board of directors unanimously recommends a vote “AGAINST” this proposal. The board of directors believes that approval of the proposed resolution is not in the best interests of Cleco or its shareholders.

A similar proposal was submitted to the Company’s shareholders for consideration at the 2012 annual meeting and did not receive the support of a majority of votes cast that was required to approve the proposal. Following the submission of this Proposal 6, members of the Company’s management team have engaged with the proponents to discuss the proposal and the Company’s disclosure of ESG information. After careful consideration of the proponents’ request, the Company concluded that the level of disclosure requested by the proponents is not appropriate for the reasons outlined in this response. However, as a compromise, the Company offered to increase its disclosure of ESG matters, as determined to be appropriate by the Company in its discretion and without necessarily adhering to any of the GRI Guidelines. The proponents have not accepted this offer, consequently this matter is being submitted to the Company’s shareholders.

Cleco already demonstrates, and will continue to demonstrate, genuine concern about the issues that would be covered in the sustainability report requested by the proponents. Cleco’s Guiding Principles, posted on our web site, reflect our commitment to compliance with all laws, standards and regulations, and preservation of our corporate reputation through ethical business practices. Cleco also is committed to the protection of the environment and the involvement by both the Company and its employees in civic improvement, charities and community activities, as stated in our Guiding Principles. The Company has an engaged environmental staff with focused environmental management systems that evaluate and address environmental obligations for our operations

54	CLECO CORPORATION - Proxy Statement for 2013 Annual Meeting of Shareholders

PROPOSAL NUMBER 6 – CONSIDERATION OF A PROPOSAL TO REQUIRE CLECO CORPORATION TO ISSUE A SUSTAINABILITY REPORT

that are related to air, water and waste. Cleco’s compliance record shows that we place a high priority on the impact of our business on the environment, as well as the safety of residents and communities in which we operate.

Cleco already provides significant and sufficient disclosure of the information sought by the proponents. For example, Cleco uses continuous emission monitoring systems to accurately capture and report its emissions data for carbon dioxide, sulfur dioxide and nitrogen oxide emissions on an hourly basis year round. This information is reported to the Clean Air Markets Division of the Environmental Protection Agency (“EPA”) and is easily accessible to the public through the EPA’s web site, http://ampd.epa.gov/ampd/. In addition, Cleco reports annually under the Community Right to Know Act its use of certain products and chemicals, and generation of certain wastes, even if these substances are not released into the environment. Data disclosed pursuant to this rigorous reporting requirement, also known as the Toxics Release Inventory, is readily available to the public and can be accessed at http://www.epa.gov/tri/tridata/data/basic/index.html. Cleco’s generating facilities are permitted by the Louisiana Department of Environmental Quality (“LDEQ”). All correspondence between the Company and the LDEQ regarding these facilities is available to the public at http://edms.deq.louisiana.gov. Cleco’s web site, www.cleco.com, contains additional information regarding the Company’s commitment to the environment, along with a discussion of several key environmental research projects.

Cleco is already subject to oversight by the SEC in terms of disclosure of material risks. The 2012 Form 10-K that is being delivered to you with this proxy statement contains information regarding risks faced by the Company, including those environmental risks that the Company considers material.

The proponents suggest that Cleco follow the GRI Guidelines in producing the requested report. The latest GRI Guidelines are more than 40 pages long and apply to global companies with global environmental impacts rather than companies like Cleco. Although the data cited by proponents indicates that more worldwide companies are using the GRI Guidelines to report sustainability metrics, the proponents do not provide data suggesting that this type of disclosure has increased among companies similar to Cleco in terms of size, revenue and business.

Implementation of the proposal will require a significant amount of employee time and money that is not justified by the incremental benefit that might be obtained from providing the report. The board of directors feels strongly that Cleco’s resources are better spent focusing on improving areas of the Company that can provide tangible results to our shareholders.

CLECO CORPORATION - Proxy Statement for 2013 Annual Meeting of Shareholders	55

ANNUAL REPORT

ANNUAL REPORT

The enclosed 2012 Annual Report and the 2012 Form 10-K, which contains Cleco’s consolidated financial statements for the year ended December 31, 2012, accompany the proxy material being mailed to all shareholders. The 2012 Annual Report and the 2012 Form 10-K are not a part of the proxy solicitation material.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS WITH MULTIPLE SHAREHOLDERS

If you have consented to the delivery of only one Notice, Annual Report or set of proxy materials, as applicable, to multiple Cleco shareholders who share your address, then only one Notice, Annual Report or set of proxy materials, as applicable, is being delivered to your household unless we have received contrary instructions from one or more of the shareholders sharing your address. We will deliver promptly upon oral or written request a separate copy of the Notice, Annual Report or set of proxy materials, as applicable, to any shareholder at your address. If you wish to receive a separate copy of the Notice, Annual Report or set of proxy materials, as applicable, you may call us at 1-800-253-2652 (Office of Shareholder Assistance) or write to us at Cleco Corporation, P.O. Box 5000, Pineville, Louisiana 71361-5000, Attn: Shareholder Assistance. Shareholders sharing an address who now receive multiple copies of the Notice, Annual Report or set of proxy materials, as applicable, may request delivery of a single copy by calling us at the above number or writing to us at the above address.

PROPOSALS BY SHAREHOLDERS

Any shareholder who intends to present a proposal at the 2014 annual meeting of shareholders and who requests inclusion of the proposal in Cleco’s 2014 proxy statement and form of proxy, in accordance with applicable SEC rules, must file such proposal with Cleco no later than November 15, 2013. Proposals should be addressed to: Cleco Corporation, P. O. Box 5000, Pineville, Louisiana 71361-5000, Attn: Corporate Secretary.

The Bylaws of Cleco also require advance notice of other proposals by shareholders to be presented at any meeting of Cleco shareholders. In the case of the 2014 annual meeting of shareholders, the required notice generally must be received by Cleco’s corporate secretary no later than December 25, 2013. As discussed in Cleco’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009, which was filed with the SEC on November 2, 2009, Cleco’s board of directors amended Cleco’s Bylaws on October 30, 2009, to, among other things, clarify that the advance notice provisions of the Bylaws are the exclusive means for a shareholder to make director nominations or submit other business before a meeting of shareholders (other than matters properly brought under Rule 14a-8 of the SEC’s proxy rules, which contains its own procedural requirements) and to require that any shareholder submitting a proposal or a nomination of a person for election as a director to include certain additional information, as summarized below. Pursuant to the Bylaws, these amendments became effective on October 30, 2010 (the “Amended Bylaws”). Accordingly, in order for a matter to be properly presented at the meeting, any notice of a proposal by a shareholder must set forth as to each such matter of business proposed:

•	a brief description of the matter and the reasons for conducting it at the meeting;

•	the shareholder’s name and address;

•	the name of all other persons, if any, with whom the shareholder is acting in concert;
•	the class and number of Cleco shares beneficially owned by the shareholder;

•	the class and number of Cleco shares beneficially owned by all other persons, if any, with whom the shareholder is acting in concert;

•	any material interest of the shareholder’s or any person with whom the shareholder is acting in concert in the business proposed; and

•	as to the shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made (each such shareholder or beneficial owner, a “Proposing Person”)

-	all ownership interests, including any derivatives, hedged positions and other economic and voting interests;

-

any proportionate interest in shares of Cleco common stock or derivative instruments held by a general or limited partnership in which such Proposing Person is a general partner or beneficially owns an interest in a general partner;

-	any pledge by or short interest of such Proposing Person of any shares of Cleco common stock;

-	any rights to dividends on shares of Cleco common stock owned beneficially by such Proposing Person that are separated or separable from the underlying shares;

-	any performance-related fees to which such Proposing Person is entitled based on any increase or decrease in the value of shares of Cleco common stock or derivative instruments;

-

a representation regarding whether such Proposing Person intends to solicit proxies with respect to the business desired to be brought before the meeting and whether such Proposing Person intends to appear in person or by proxy at the meeting; and

-	any other information relating to such Proposing Person that would be required to be disclosed in solicitations of proxies for the proposal.

56	CLECO CORPORATION - Proxy Statement for 2013 Annual Meeting of Shareholders

PROPOSALS BY SHAREHOLDERS

If a shareholder desires to nominate a director or amend Cleco’s Amended and Restated Articles of Incorporation or Amended Bylaws at the 2014 annual meeting, the Amended Bylaws require that the shareholder give written notice to Cleco’s corporate secretary no later than October 25, 2013.

Any notice for nomination of a director must set forth, in addition to certain information regarding the business experience of and the shareholder’s relationship to his/her nominee:

•	the number of Cleco shares beneficially owned by the shareholder;

•	the names of all other persons, if any, with whom the shareholder is acting in concert;

•	the number of Cleco shares beneficially owned by each such person; and

•

a description of the material terms of all direct and indirect compensation and other material monetary arrangements during the past three years, and any other material relationships between or among any Proposing Person and their respective affiliates, on the one hand, and each proposed nominee and his or her respective affiliates, on the other hand, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if such Proposing Person were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant.

For information concerning nomination of directors by the Nominating/Governance Committee, see the discussion under “Proposal Number 1—Election of Two Class I Directors—Director Nomination Process” in this proxy statement.

Any notice for amendment of Cleco’s Amended and Restated Articles of Incorporation or Amended Bylaws must be accompanied by:

•	the text of the shareholder’s proposed amendment;
•	evidence, reasonably satisfactory to Cleco’s corporate secretary, of the shareholder’s status as a shareholder and the number of Cleco shares beneficially owned by the shareholder;

•	a list of the names of all other persons, if any, with whom the shareholder is acting in concert, and the number of Cleco shares beneficially owned by them;

•

an opinion of counsel, reasonably satisfactory to Cleco’s board of directors, to the effect that Cleco’s Amended and Restated Articles of Incorporation or Amended Bylaws, would not conflict with Louisiana law; and

•	the additional information required by the Amended Bylaws to be included in a notice by a shareholder of a proposal to be presented at any meeting of Cleco shareholders, as summarized above.

With respect to any notices for a proposal by shareholders to be presented at any meeting of Cleco shareholders, for nomination of a director or for amendment of Cleco’s Amended and Restated Articles of Incorporation or Amended Bylaws, the Amended Bylaws also provide that a Proposing Person must be a shareholder of record as of the time of giving the notice provided for in the Amended Bylaws and at the time of the meeting at which the nomination or proposal will be considered. The Proposing Person must update and supplement the required information as of the record date and within 10 business days prior to the date of the applicable meeting. The foregoing description of the information required in any such notice does not purport to be complete and is qualified in its entirety by reference to the Amended Bylaws filed as Exhibit 3(b)(1) to the 2012 Form 10-K filed with the SEC on February 19, 2013.

The Amended Bylaws, in which these procedures are set forth, are posted on Cleco’s web site at www.cleco.com; Investor Relations—Organizational Documents. Shareholders also may obtain a copy of Cleco’s Bylaws upon written request to Corporate Secretary, Cleco Corporation, P.O. Box 5000, Pineville, Louisiana 71361-5000.

CLECO CORPORATION - Proxy Statement for 2013 Annual Meeting of Shareholders	57

OTHER MATTERS

OTHER MATTERS

Management does not intend to bring any other matters before the meeting and has not been informed that any other matters are to be presented to the meeting by others. If other matters properly come before the meeting or any adjournments or postponements, the persons named in the accompanying proxy and acting thereunder intend to vote in accordance with their best judgment.

All shares of Cleco common stock that a shareholder owns, no matter how few, should be represented at the annual meeting. The accompanying proxy therefore should be completed, signed, dated and returned as soon as possible, or you should vote through the Internet as described in the enclosed proxy card.

By Order of Cleco’s Board of Directors,

Bruce A. Williamson President, Chief Executive Officer and Director

March 15, 2013

58	CLECO CORPORATION - Proxy Statement for 2013 Annual Meeting of Shareholders

APPENDIX A

Map of Location of Annual Meeting Site

Country Inn & Suites
Pineville Convention Center

COUNTRY INN & SUITES by CARLSON
2727 MONROE HIGHWAY
PINEVILLE CONVENTION CENTER
PINEVILLE, Louisiana 71360
INTERSTATE □□
TO SHREVEPORT
RED RIVER
HWY 1 TO NATCHITOCHES
HWY 71 TO SHREVEPORT
HWY 167
TO RUSTON
HWY 165 TO MONROE
CLECO SERVICEPLEX
HWY 165
HWY. 165 BUSINESS
DONAHUE
FERRY RD.
CLECO CORPORATE HEADQUARTERS
CLECO SERVICE CENTER
MAIN ST.
PINEVILLE REGIONAL OFFICE
HWY 28
PINEVILLE
EXPRESSWAY
HWY 107 TO MAR□SVILLE
BOLTON AVE.
HWY 28 TO LEESVILLE
□AC□SON ST.
□AC□SON ST EXTENSION
MACARTHUR DRIVE
HWY 165, 167, 71
MASONIC DRIVE
LEE ST.
HWY 165 TO LA□E CHARLES
HWY 1 TO MAR□SVILLE
HWY 71, 167 TO LECOMPTE□BUN□IE
INTERSTATE □□
TO BATON ROUGE
N

CLECO CORPORATION - Proxy Statement for 2013 Annual Meeting of Shareholders	A-1

APPENDIX B

Proposed Amendments to the Bylaws

PROPOSED AMENDMENTS TO THE BYLAWS

OF

CLECO CORPORATION

ARTICLE II     Shareholders

Section 6. Voting. Except as otherwise provided by the articles of incorporation, each holder of shares of capital stock of the Corporation shall be entitled, at each meeting of shareholders, to one vote for each share of such stock standing in his name on the books of the corporation on the date of such meeting or, if the board of directors, pursuant to section 5 of article IX of these bylaws, shall have fixed a record date for the purpose of such meeting or shall have fixed a date as of which the books of the Corporation shall be temporarily closed against transfers of shares, then as of such date~~; except that in the election of directors of the Corporation, each holder of shares of common stock of the Corporation shall have the right to multiply the number of votes to which he may be entitled by the number of directors to be elected, and he may cast all such votes for one candidate or he may distribute them among any two or more candidates~~. A shareholder may vote either in person or by proxy appointed by an instrument in writing, subscribed by such shareholder or by his duly authorized attorney. Except as otherwise provided by law, the articles of incorporation, or these bylaws, all elections shall be had and all questions shall be decided by a majority of the votes cast at a duly constituted meeting at which a quorum is present.

Section 9. Effectiveness of Other Amendments to Articles of Incorporation. No provision amending or supplementing, or purporting to amend or supplement, the articles of incorporation of the Corporation that would have an effect, direct or indirect, on any of the following items may be included in articles of amendment signed by any officer, agent or representative of the Corporation on behalf of the Corporation or delivered to the Secretary of State of Louisiana for filing of record until the later of (i) one year following the adoption by the shareholders of such amendment or supplement or (ii) 10 days after the adjournment sine die of the annual meeting of the shareholders next succeeding the adoption by the shareholders of the Corporation of such amendment or supplement:

(1)	the number of directors of the Corporation;

(2)	~~the classification of the board of directors of the Corporation into three classes of as nearly as possible equal size;~~the procedures for nomination by a shareholder of persons to be elected as directors of the Corporation;

(3)	qualifications of directors of the Corporation or the declaration by the board of directors of a vacancy in the office of director;

(4)	removal of directors or officer of the Corporation;

(5)	power of directors of the Corporation;

(6)	the filling of vacancies on the board of directors of the Corporation and the election of directors to fill newly created directorships;

(7)	powers of committees of the board of directors of the Corporation;

(8)	the calling of special meetings of shareholders;

(9)	determinations of the presiding person at a meeting of shareholders;

or

(10)	votes of shareholders of the Corporation required to approve the removal of a director.

ARTICLE III     Directors

Section 1. Certain General Provisions.

(b) Tenure~~Classification~~ . ~~The board of directors of the Corporation shall be divided into three classes of as nearly as possible equal size, with the term of office of directors of one class expiring each year. At the 2000 annual meeting of shareholders, the Class III directors shall be elected to hold office for a term expiring at the third succeeding annual meeting. At the 2001 annual meeting of shareholders, the Class I directors shall be elected to hold office for a term expiring at the third succeeding annual meeting. At the 2002 annual meeting of shareholders, the Class II directors shall be elected to hold office for a term expiring at the third succeeding annual meeting. Thereafter, at each annual meeting of shareholders, the successors to the class of directors whose terms shall have expired at such meeting shall be elected to hold office for a term expiring at the third annual meeting succeeding such meeting.~~ The directors shall be elected by the shareholders annually and shall hold office until the next annual meeting of shareholders and until their successors are elected and have qualified.

(e) Removal. In this subsection (e), the terms “remove” and “removal” and their related grammatical forms shall refer only to the process of dismissal provided for in this subsection, and shall not be deemed to refer to disqualification of a director, cessation of a director to be such, or declaration of a vacancy in the office of director as provided for in subsection (d) of this section 1 or otherwise as permitted by law.

A member of the board of directors may be removed by the shareholders of the Corporation only for cause. Any such removal for cause shall be at a special meeting of shareholders called for such purpose. The vote of the holders of shares conferring 80% of the total votes of all shares of capital stock of the Corporation voting as a single class shall be necessary to remove a director~~; provided, however, that if a director has been elected by the exercise of the privilege of cumulative voting, such director may not be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the class of directors of which he is a part~~. For purposes of this subsection (e), cause for removal shall exist only if a director shall have been adjudged by a court of competent jurisdiction to be guilty of fraud, criminal conduct (other than minor traffic violations), gross abuse of office amounting to a breach of trust, or similar misconduct, and no appeal (or further appeal) therefrom shall be permitted under applicable law.

CLECO CORPORATION - Proxy Statement for 2013 Annual Meeting of Shareholders	B-1

APPENDIX B

Proposed Amendments to the Bylaws

(g) Change in Number of Directors. No amendment or supplement to or repeal of subsection (a) of section 1 of article III of these bylaws that would have the effect of increasing the number of authorized directors of the Corporation by more than two during any 12-month period shall be permitted unless at least 80% of the “continuing directors” then in office (as defined in subsection (b) of section 2 of article II of these bylaws) shall authorize such action. ~~If the number of directorships is changed for any reason, any increase or decrease in the number of directorships shall be apportioned among the classes so as to make all classes as nearly equal in number as possible.~~

Section 2. Filling of Vacancies. Except to the extent required by law or section 3(b) of article 6 of the articles of incorporation of the Corporation, newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the board of directors resulting from the attainment by a director of the age of 72 or 65, as specified in paragraphs (1), (2), (4), and (5) of subsection (d) of section 1 of this article III, or from death, resignation, disqualification or removal of a director, or from failure of the shareholders to elect the full number of authorized directors, or from any other cause shall be filled by the affirmative vote of at least a majority of the remaining directors (or director) then in office, even though less than a quorum of the whole board. Any director elected in accordance with the preceding sentence shall hold office ~~for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred~~ until the next annual meeting of shareholders. Except to the extent required by law or section 3(b) of article 6 of the articles of incorporation of the Corporation, the shareholders shall have no right to fill any vacancies in the board of directors.

B-2	CLECO CORPORATION - Proxy Statement for 2013 Annual Meeting of Shareholders

APPENDIX C

Proposed Amendment to the Amended and Restated Articles of Incorporation

PROPOSED AMENDMENT TO THE

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

CLECO CORPORATION

ARTICLE 6.

Section 3.

(a) Subject to the provisions of subsection (b) hereof, at all meetings of the shareholders of the Corporation, each holder of shares of Common Stock and $100 Preferred Stock of the Corporation shall be entitled to one vote for each share of such stock standing in his name on the books of the Corporation and each holder of shares of $25 Preferred Stock shall be entitled to one-fourth vote for each share of such stock standing in his name on the books of the Corporation or, if a record date has been set for the purpose of such meeting, then as of such record date~~; except that in the election of directors of the Corporation, each holder of shares of the Common Stock of the Corporation shall have the right to multiply the number of votes to which he may be entitled as aforesaid by the number of directors to be elected, and he may cast all such votes for one candidate or he may distribute them among any two or more candidates.~~

CLECO CORPORATION - Proxy Statement for 2013 Annual Meeting of Shareholders	C-1

CLECO CORPORATION

2030 DONAHUE FERRY ROAD

PINEVILLE, LA 71361-5000

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M54213-P33882                         KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CLECO CORPORATION		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends a vote FOR all the nominees listed:
1.	To elect two Class I directors, each of whom will serve a three-year term expiring in 2016, or until their successors are elected and qualified.	☐	☐	☐

Nominees

01) Logan W. Kruger
02) Bruce A. Williamson

The Board of Directors recommends a vote FOR proposals 2, 3, 4 and 5:		For	Against	Abstain

2.	To ratify the Audit Committee’s appointment of the firm of Deloitte & Touche LLP as Cleco Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2013.	☐	☐	☐

3.	Advisory vote to approve the compensation of Cleco Corporation’s named executive officers.	☐	☐	☐

4.	Management proposal to amend the Bylaws of Cleco Corporation to eliminate cumulative voting and to eliminate the classification of the Board of Directors of Cleco Corporation so as to require that all directors be elected annually.	☐	☐	☐

5.	Management proposal to amend the Amended and Restated Articles of Incorporation of Cleco Corporation to eliminate cumulative voting.	☐	☐	☐

The Board of Directors recommends a vote AGAINST proposal 6:		For	Against	Abstain

6.	Shareholder proposal to require Cleco Corporation to issue a sustainability report.	☐	☐	☐

NOTE: To transact any other business that may properly come before the annual meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice & Proxy Statement is available at www.proxyvote.com.

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M54214-P33882

CLECO CORPORATION

Annual Meeting of Shareholders

April 26, 2013 9:00 A.M.

IF YOU ARE A SHAREHOLDER:

This proxy is solicited by the Board of Directors.

The undersigned appoints Bruce A. Williamson, Wade A. Hoefling and Julia E. Callis or any of them (each with full power to act alone and with power of substitution) as proxies, to represent the undersigned, and to vote upon all matters that may properly come before the meeting, including the matters described in the proxy statement furnished herewith (receipt of which is hereby acknowledged), subject to any directions indicated on the reverse side, with full power to vote all shares of common stock of Cleco Corporation held of record by the undersigned as of the close of business on March 1, 2013, at the annual meeting of shareholders to be held on April 26, 2013, and any adjournment(s) or postponement(s) thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no specific directions are given, the shares will be voted FOR the nominees listed on the reverse, FOR Proposals 2, 3, 4 and 5 and AGAINST Proposal 6. Absent specific instructions with respect to cumulative voting, the persons named as proxies herein will have full discretionary authority to vote the shares cumulatively among all or less than all of such nominees listed on the reverse and to allocate such votes among all or less than all of such nominees (other than nominees for whom authority to vote has been withheld) in the manner as the Board of Directors shall recommend, or otherwise in the proxies’ discretion. The individuals designated above will vote in their discretion on any other matter that may properly come before the annual meeting and any adjournment(s) or postponement(s) thereof.

IF YOU ARE A 401(K) PARTICIPANT OR AN ESPP PARTICIPANT:

This proxy is solicited on behalf of the Trustee of the Cleco Power LLC 401(k) Savings and Investment Plan and/or the Custodian of the Cleco Corporation Employee Stock Purchase Plan.

The undersigned participant in the Cleco Power LLC 401(k) Savings and Investment Plan and/or the Cleco Corporation Employee Stock Purchase Plan hereby appoints, as applicable, JPMorgan Chase Bank, trustee of the Savings and Investment Plan and/or The Bank of New York, custodian of the Employee Stock Purchase Plan (each, as applicable, with full power of substitution), as proxy(ies) with respect to the number of whole and fractional units representing shares of common stock allocated to the undersigned’s accounts in the plan(s) as of the close of business on March 1, 2013, to represent the undersigned, and to vote upon all matters that may properly come before the meeting, including the matters described in the proxy statement furnished herewith (receipt of which is hereby acknowledged), subject to any directions indicated on the reverse side, with full power to vote (and to cumulate votes, if applicable) at the annual meeting of shareholders to be held on April 26, 2013, and any adjournment(s) or postponement(s) thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned participant(s). If no specific directions are given, shares subject to this proxy will NOT be voted by the trustee and/or the custodian, as applicable. The trustee and the custodian retain the right to cumulate votes for directors unless instructed otherwise on the reverse side. The trustee and/or the custodian, as applicable, will vote, in their discretion, on any other matter that may properly come before the annual meeting and any adjournment(s) or postponement(s) thereof.

The undersigned hereby revokes all proxies heretofore given in connection with the 2013 annual meeting of shareholders with respect to common stock owned by the undersigned or allocated to the undersigned in the plan(s).

Continued and to be signed on reverse side